     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 12, 2001
                                                     REGISTRATION NO.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                           WFS FINANCIAL OWNER TRUSTS
                    (ISSUER WITH RESPECT TO THE SECURITIES)
                            ------------------------

                         WFS RECEIVABLES CORPORATION 3
                  (ORIGINATOR OF THE TRUSTS DESCRIBED HEREIN)

            CALIFORNIA                            9999                            33-0885464
 (STATE OR OTHER JURISDICTION OF              (PRIMARY SIC                     (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)              CODE NUMBER)                  IDENTIFICATION NUMBER)

                            6655 WEST SAHARA AVENUE
                            LAS VEGAS, NEVADA 89146
                                 (702) 227-8100
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                  CO-REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                                JOHN L. COLUCCIO
                                   PRESIDENT
                         WFS RECEIVABLES CORPORATION 3
                            6655 WEST SAHARA AVENUE
                            LAS VEGAS, NEVADA 89146
                                 (702) 227-8117
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------

                                   COPIES TO:

               ANDREW E. KATZ, ESQ.                                  DALE W. LUM, ESQ.
         MITCHELL, SILBERBERG & KNUPP LLP                            BROWN & WOOD LLP
            11377 W. OLYMPIC BOULEVARD                             555 CALIFORNIA STREET
        LOS ANGELES, CALIFORNIA 90064-1683                 SAN FRANCISCO, CALIFORNIA 94104-1715
                  (310) 312-2000                                      (415) 772-1200

                            ------------------------

    Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
                                                                PROPOSED              PROPOSED
TITLE OF EACH                                                   MAXIMUM               MAXIMUM              AMOUNT OF
CLASS OF SECURITIES                     AMOUNT TO BE         OFFERING PRICE          AGGREGATE            REGISTRATION
TO BE REGISTERED                         REGISTERED             PER UNIT           OFFERING PRICE            FEE(1)
------------------------------------------------------------------------------------------------------------------------
Auto Receivable Backed
Securities......................        $750,000,000              100%              $750,000,000            $187,500
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------

(1) Estimated, pursuant to Rule 457(a) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee on the basis of the proposed maximum offering price per unit.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT AS OF SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY CHANGE. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS ARE
NOT AN OFFER TO SELL THESE SECURITIES AND ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS SUPPLEMENT
TO PRELIMINARY PROSPECTUS DATED JUNE 12, 2001

                 $
                          AUTO RECEIVABLE BACKED NOTES

                    LOGO WFS FINANCIAL 2001-    OWNER TRUST
                     $                    % CLASS A-1 NOTES
                     $                    % CLASS A-2 NOTES
                     $                    % CLASS A-3 NOTES
                     $                    % CLASS A-4 NOTES
                     $                      % CLASS B NOTES

                       LOGO WFS RECEIVABLES CORPORATION 3
                                     SELLER

                             LOGO WFS FINANCIAL INC
                                MASTER SERVICER
                               ------------------

     The trust will issue           classes of notes which are being offered by
this prospectus supplement. Payments on the notes will be made monthly, on the 20th day of the month, or if the 20th is not a business day, on the next
following business day, beginning on             20, 2001.

     Credit enhancement for the notes will consist of a spread account from which funds will be withdrawn to pay shortfalls in payments on the notes, to the extent of the funds in the spread account, and overcollateralization resulting from the excess of the principal amount due on the auto receivables in the trust over the aggregate principal amount of the notes outstanding.
                               ------------------

     YOU SHOULD CAREFULLY REVIEW THE RISK FACTORS BEGINNING ON PAGE S-13 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 10 OF THE PROSPECTUS.

     THE NOTES ARE AUTO RECEIVABLE BACKED NOTES ISSUED BY A TRUST AND ARE BACKED ONLY BY THE ASSETS OF THE TRUST. THE NOTES ARE NOT OBLIGATIONS OF WFS RECEIVABLES CORPORATION 3, WFS FINANCIAL INC OR ANY OF THEIR AFFILIATES, NOR ARE THE NOTES INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION.
                               ------------------

                         PRINCIPAL        INTEREST       FINAL SCHEDULED                     UNDERWRITING    PROCEEDS TO THE
        CLASS              AMOUNT           RATE        DISTRIBUTION DATE  PRICE TO PUBLIC     DISCOUNTS         SELLER
---------------------  --------------   -------------   -----------------  ---------------   -------------   ---------------
A-1 Notes              $                            %       20, 200                      %         %                %
A-2 Notes              $                            %       20, 200                      %         %                %
A-3 Notes              $                            %       20, 200                      %         %                %
A-4 Notes              $                            %       20, 200                      %         %                %
B Notes                $                            %       20, 200                      %         %                %
                       --------------                                      ---------------   -------------   ---------------
Total................  $                                                   $                 $               $

     The Price to Public and Proceeds to the Seller do not include accrued
interest due, if any, from                , 2001. The Proceeds to the Seller
have not been reduced by the Seller's expenses which are estimated to be
$            .

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     Delivery of the Notes, in book-entry form only, will be made through The Depository Trust Company against payment in immediately available funds, on or
about                , 2001.
                                 [UNDERWRITERS]
                                              , 2001.

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
IMPORTANT NOTICE ABOUT INFORMATION
  PRESENTED IN THIS PROSPECTUS
  SUPPLEMENT..........................   S-3
WHERE TO FIND INFORMATION IN THESE
  DOCUMENTS...........................   S-3
SUMMARY OF TERMS......................   S-4
  The Parties.........................   S-4
  Important Dates.....................   S-4
  The Securities......................   S-4
  The Trust Property..................   S-7
  Repurchase of Contracts and
     Redemption of Securities.........  S-10
  Tax Status..........................  S-11
  Eligibility for Purchase by Money
     Market Funds.....................  S-12
  ERISA Considerations................  S-12
RISK FACTORS..........................  S-13
  The Ratings of the Notes May be
     Withdrawn or Revised Which May
     Have an Adverse Effect on the
     Market Price of the Notes........  S-13
  Losses on Contracts May be Affected
     Disproportionately Because of
     Geographic Concentration of
     Contracts in California..........  S-13
  The Subordinate Notes are
     subordinated to, and subject to a
     greater risk of loss or delay in
     payment than, the Class A
     Notes............................  S-13
  The Notes May Suffer Losses as the
     Trust has Limited Assets.........  S-14
GLOSSARY OF DEFINED TERMS.............  S-15
FORMATION OF THE TRUST................  S-15
  General.............................  S-15
  Capitalization......................  S-16
  The Owner Trustee...................  S-16
THE CONTRACTS POOL....................  S-16
  Distribution of Contracts by APR....  S-18
  Geographic Concentration of the
     Contracts........................  S-19
WEIGHTED AVERAGE LIVES OF THE NOTES...  S-20

                                        PAGE
                                        ----
  Percentage of Initial Note Balance
     at Various ABS Percentages.......  S-22
DELINQUENCY AND CONTRACT LOSS
  INFORMATION.........................  S-24
USE OF PROCEEDS.......................  S-25
THE NOTES.............................  S-25
  General.............................  S-25
  Distribution Dates..................  S-25
  Distribution of Net Collections and
     Spread Account Amounts...........  S-26
  Payments of Interest................  S-26
  Payments of Principal...............  S-27
  Credit Enhancements.................  S-27
  Optional Repurchase.................  S-29
  Optional Purchase...................  S-30
  The Indenture Trustee...............  S-30
  Events of Default...................  S-30
CERTAIN INFORMATION REGARDING THE
  SECURITIES..........................  S-31
  Payments on the Contracts...........  S-31
  Distribution Reports................  S-31
  Termination.........................  S-32
  Prepayment Considerations...........  S-32
THE SELLER............................  S-33
  Breach of Representations and
     Warranties; Defective Contract
     Documentation....................  S-33
WFS...................................  S-33
  General.............................  S-33
  Business Activities.................  S-34
  Litigation..........................  S-34
WESTERN FINANCIAL BANK................  S-34
  General.............................  S-34
  Business Activities.................  S-34
ERISA CONSIDERATIONS..................  S-34
UNDERWRITING..........................  S-36
LEGAL MATTERS.........................  S-37
INCORPORATION BY REFERENCE............  S-37
GLOSSARY..............................  S-39

                       IMPORTANT NOTICE ABOUT INFORMATION
                    PRESENTED IN THIS PROSPECTUS SUPPLEMENT

     We provide information to you about the securities in two separate documents that progressively provide more detail: (1) the accompanying
prospectus dated June   , 2001 which provides general information, some of which
may not apply to your series of notes, and (2) this prospectus supplement, which describes the specific terms of your series of notes. This prospectus supplement does not contain complete information about the offering of your series of notes. Additional information is contained in the prospectus. You are urged to read both this prospectus supplement and the prospectus in full. We cannot sell your series of notes to you unless you have received both this prospectus supplement and the prospectus.

     You should rely on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. You should rely on the information contained in this prospectus supplement for the specific terms of the notes. We have not authorized anyone to provide you with different information.

     If you purchase any of the notes offered by this prospectus supplement, you will also be provided with unaudited quarterly and annual reports concerning the automobile loan contracts which back the notes. These reports will also be available after they are released on WFS' website at www.wfsfinancial.com.

                  WHERE TO FIND INFORMATION IN THESE DOCUMENTS

     We have included cross-references to captions in this prospectus supplement and the prospectus where you can find further related discussions. We have started with an introductory section describing the trust and terms of this offering in abbreviated form, followed by a more complete description of the terms of this offering.

     Cross-references may be contained in the introductory section which will direct you elsewhere in this prospectus supplement. You can also find references to key topics in the Table of Contents.

     To the extent not defined in this prospectus supplement, capitalized terms have the meanings given in the prospectus.

     WFS, as master servicer, will provide without charge to each person to whom a copy of this prospectus supplement is delivered, including any beneficial owner of notes offered by this prospectus supplement, on the written or oral request of any such person, a copy of any or all of the documents incorporated by reference into this prospectus supplement, except the exhibits to those documents, unless those exhibits are specifically incorporated by reference in any of those documents. Requests for those copies should be directed to Secretary, WFS Financial Inc, 23 Pasteur, Irvine, California 92618 or by calling
(949) 727-1002. This prospectus supplement may also be found at the Company's website at www.wfsfinancial.com.

                                SUMMARY OF TERMS

     This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. You will find a detailed description of the offering of securities following this summary.

THE PARTIES:

The Issuer.................  WFS Financial 2001-   Owner Trust, or the trust

Seller.....................  WFS Receivables Corporation 3, or WFSRC3

Master Servicer............  WFS Financial Inc, or WFS

Indenture Trustee..........  Bankers Trust Company

Owner Trustee..............  Chase Manhattan Bank USA, National Association

IMPORTANT DATES:

Cut-Off Date...............                 1, 2001

Closing Date...............  Expected to be                , 2001

Distribution Dates.........  Payments of interest and principal will be made monthly on the 20th of each month, or if that is not a business day, on the next following business
                             day, beginning on                   20, 2001. The
                             priority of payment of interest and principal will be made as described below under "The Securities -- Payment of Interest" and "The Securities -- Payment of Principal".

Final Scheduled
   Distribution Dates......  If not paid earlier, the outstanding principal balance of the Class A-1 Notes will be paid on
                                            20, 200 , of the Class A-2 Notes
                             will be paid on                20, 200 , of the
                             Class A-3 Notes will be paid on                20,
                             200 , of the Class A-4 Notes will be paid on
                                            20, 200 and of the Class B Notes
                             will be paid on                20, 200 . If any of
                             those days is not a business day, payment will be made on the next following business day.

THE SECURITIES:

The Notes..................  The trust will issue five classes of notes. The notes designated as the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and Class A-4 Notes are collectively referred to as the Class A Notes. The notes designated as the Class B Notes are subordinated to the Class A Notes and are referred to as the Subordinate Notes. The Class A

                             Notes and the Subordinate Notes together are the Notes. The Notes will bear interest at the rates set forth or calculated in the manner described below under "The Terms of the Notes" and "Interest Calculation". The Notes are backed only by the assets of the trust.

The Certificates...........  The trust will issue to the seller WFS Financial
                             2001-   Owner Trust Auto Receivable Backed
                             Certificates, which are not being offered by this prospectus supplement. All payments in respect of the certificates will be subordinated to payments on the Notes.

The Terms of the Notes.....

                                                               INTEREST
                                       NOTE     PRINCIPAL      RATE PER     FINAL SCHEDULED
                                       CLASS      AMOUNT        ANNUM      DISTRIBUTION DATE
                                       -----   ------------   ----------   -----------------

                                       A-1     $                       %            20, 200

                                       A-2     $                       %            20, 200

                                       A-3     $                       %            20, 200

                                       A-4     $                       %            20, 200

                                       B       $                       %            20, 200

The Ratings of the Notes...  It is a condition to the issuance of the Notes that each class of the Notes have been assigned the following ratings:

                                                      RATING
                                       NOTE    --------------------
                                       CLASS    S&P         MOODY'S
                                       -----   -----        -------
                                       A-1     A-1/+          P-1

                                       A-2       AAA          Aaa

                                       A-3       AAA          Aaa

                                       A-4       AAA          Aaa

                                       B          AA           Aa

                             These ratings will be obtained from Moody's
                             Investors Services, Inc. and Standard & Poor's Rating Services, a Division of The McGraw-Hill Companies, Inc. The ratings assigned by S&P or Moody's can be lowered, qualified or withdrawn by the rating agency which has assigned that rating.

Interest Calculation.......  Interest on the Class A-1 Notes will accrue at the fixed interest rate applicable to that class from, and including, the prior distribution date (or from, and including, the closing date with respect to the first distribution date) to, but excluding, the current distribution date. Interest on the Class A-1 Notes will be calculated based upon the actual number of days elapsed and a 360-day year.

                             Interest on the Class A-2, Class A-3, Class A-4 and Subordinate Notes will accrue at the fixed interest rate applicable to each class from, and including, the 20th day of the month of the prior distribution date (or from, and including, the closing date with respect to the first distribution date) to, but excluding, the 20th day of the month of the current distribution date. Interest on the Class A-2, Class A-3, Class A-4 and Subordinate Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Distribution of Net
   Collections.............  On each distribution date, the indenture trustee will apply the funds of the trust which are available for distribution as follows:

                             - first, to pay the monthly servicing fee,

                             - second, to pay the trustees' fees and expenses,

                             - third, to pay interest on the Class A Notes,

                             - fourth, to fund a payment of principal on the
                               Class A Notes in an amount generally equal to the amount necessary to reduce the Class A Note principal balance to the aggregate scheduled balance of the contracts, which amount will be paid out in the manner and priority described below under "Payment of Principal",

                             - fifth, to pay interest on the Subordinate Notes,

                             - sixth, to fund a payment of principal on the
                               Class A Notes and Subordinate Notes, in an amount generally equal to the amount necessary to reduce the total Note principal balance to the aggregate scheduled balance of the contracts, which amount will be paid out in the manner and priority described below under "Payment of Principal",

                             - seventh, to deposit into the spread account an
                               amount up to the spread account required amount,

                             - eighth, to fund a payment of principal on the
                               Class A Notes and Subordinate Notes in an amount generally equal to the overcollateralization amount, which amount will be paid out in the manner and priority described below under "Payment of Principal", and

                             - ninth, to the spread account, any remaining
                               funds.

Payment of Interest........  On each distribution date, to the extent that funds are available, the noteholders of each class will receive interest that accrued in the manner described under "Interest Calculation" at the interest rate for that class.

                             Interest amounts paid to the holders of the Class A Notes will be shared by the holders of the Class A-1, the

                             Class A-2, the Class A-3 and the Class A-4 Notes in proportion to the interest due on each class.

Payment of Principal.......  On each distribution date, all amounts allocated to the payment of principal as described in "Distribution of Net Collections" above will be aggregated and will be paid out in the following order of priority:

                             - first, to the holders of the Class A-1 Notes
                               until they are paid in full,

                             - second, to the holders of the Class A-2 Notes
                               until they are paid in full,

                             - third, to the holders of the Class A-3 Notes
                               until they are paid in full,

                             - fourth, to the holders of the Class A-4 Notes
                               until they are paid in full, and

                             - fifth, to the holders of the Subordinate Notes
                               until they are paid in full.

                             If an event of default occurs, the Class A Notes then outstanding will receive principal payments pro rata, until paid in full then principal will be paid on the Subordinate Notes.

THE TRUST PROPERTY:

General....................  The trust property will include:

                             - a pool of retail installment sales contracts and
                               a limited number of installment loans originated by WFS, all of which are secured by new or pre-owned automobiles or light duty trucks; and

                             - the funds in the spread account.

The Contracts..............

                                                     [GRAPHIC]
                             - The trust receives the right to payments due
                               under the contracts on and after             1,
                               2001. The aggregate principal balance of the
                               contracts on             1, 2001 will not be less
                               than $                  .

                             - The contracts are secured by first liens on the
                               vehicles purchased under each contract.

                              - The contracts have an expected weighted average
                                annual percentage rate of approximately       %
                                and an expected weighted average remaining
                                maturity of approximately       months.

                              - Approximately       % of the aggregate principal
                                amount of the contracts are Rule of 78's
                                contracts and approximately       % are simple
                                interest contracts.

The Spread Account.........  The spread account is a segregated trust account in the name of the indenture trustee that will afford you some limited protection against losses on the contracts. It will be created with an initial cash
                             deposit by WFSRC3 in the amount of $            ,
                             which amount is    % of the aggregate principal
                             balance of the contracts on          1, 2001. On
                             each distribution date, excess cashflow will be deposited into the spread account until the amount on deposit in the spread account is equivalent to
                             the required percentage amount which is       % of
                             the aggregate principal balance of the contracts on
                                      1, 2001, or $   . The amount on deposit in
                             the spread account is required to be maintained at that amount as long as any class of Notes is outstanding, except that the amount on deposit in the spread account need never be greater than the aggregate principal balance of all outstanding notes.

                             Amounts on deposit in the spread account will be available:

                             - to pay shortfalls in interest required to be paid
                               on the Notes,

                             - to pay shortfalls in principal required to be
                               paid on the Notes.

                             If on any distribution date the amount on deposit in the spread account is greater than the amount required to be in that account on that date, the excess cash will be distributed in the following order:

                             - to WFSRC3, until it has received an amount equal
                               to the spread account initial deposit,

                             - to WFSRC3 or any other holder of the
                               certificates.

                             You will have no further rights to any excess cash paid to any of these entities.

Subordination..............  Payments of interest and principal on the
                             Subordinate Notes are subordinated to payments on the Class A Notes. The subordination of payments on the Subordinate Notes is intended to decrease the risk of default by the trust with respect to payments due on the Class A Notes.

Overcollateralization......  To the extent that at any time the aggregate scheduled balance of all outstanding contracts is greater than the aggregate principal balance of the Notes, the Notes will be overcollateralized by that difference. That overcollateralization will be available to absorb losses on the contracts without having an adverse affect on the Notes. The initial level of overcollateralization is zero as the aggregate principal amount of Notes to be issued is equal to the initial aggregate scheduled balance of the contracts. The level of overcollateralization will increase through the accelerated repayment of the Notes as described above under "The
                             Securities -- Distribution of Net Collections". That repayment will be funded primarily from interest collections on the contracts in excess of the interest paid on the Notes and other fees required to be paid by the trust. The level of overcollateralization is required to increase to and to be maintained at an overcollateralization amount equal to the greater of:

                             -       % of the aggregate scheduled balance of the
                               contracts then outstanding, less the amount then on deposit in the spread account, and

                             -       % of the aggregate scheduled balance of the
                               contracts then outstanding that are delinquent 90 days or more and have not been charged off, including the principal balance of contracts as to which the financed vehicle has been repossessed but not yet liquidated, less the amount then on deposit in the spread account.

                             It is anticipated that the overcollateralization amount will decrease over time as the aggregate scheduled balance of the contracts decreases.

REPURCHASE OF CONTRACTS
   AND REDEMPTION OF
   SECURITIES:
Optional Repurchase........  WFSRC3, as holder of the certificates, will have the option to repurchase from the trust, on any single distribution date, contracts which have an aggregate value on the date of repurchase of not
                             more than $               , which amount is the sum
                             of (i) the aggregate principal balance of simple interest contracts repurchased and (ii) the aggregate of the present values of the remaining monthly principal and interest due on Rule of 78's contracts repurchased. If WFSRC3 exercises this optional repurchase right, WFSRC3 will pay to the trust a repurchase price equal to the lesser of (x) the sum of (i) the aggregate principal balance and unpaid accrued interest of simple interest contracts repurchased and (ii) the aggregate of the present values of the remaining monthly principal and interest due on Rule of 78's contracts repurchased, or (y) the sum of the unpaid principal amount of all classes of Notes outstanding plus the accrued interest on each of those classes of Notes, on the date of repurchase. WFSRC3 will also pay a repurchase premium in an amount equal to the product of the repurchase price and the repurchase factor. See "The Notes -- Optional
                             Repurchase -- Calculation of Repurchase Premium".

Optional Purchase..........  On any distribution date as of which the aggregate principal balance of the simple interest contracts plus the aggregate of the present values of the remaining monthly principal and interest payments due on the Rule of 78's contracts transferred to
                             the trust is equal to or less than $      ,000,000,
                             WFSRC3 may purchase from the trust all of the contracts then outstanding, without payment of a repurchase premium, at a purchase price equal to the unpaid principal amount of all classes of Notes outstanding plus the accrued interest on each of those classes of Notes.

Prepayment and Redemption
   following Optional
   Repurchase or Optional
   Purchase................  If WFSRC3 exercises its optional repurchase right or optional purchase right,

                             - the amount paid by WFSRC3 on a distribution date
                               equal to the price to repurchase or purchase the contracts, exclusive of any repurchase premium, will be treated as collections and distributed to the holders of the Notes in order of their priority, in addition to the distributions to which the holders would then otherwise be entitled to receive,

                             - the amount received by the trust equal to the
                               repurchase premium will be distributed on the related distribution date pro rata to the holders of the Notes after giving effect to all other payments made on that distribution date other than the amount paid equal to the scheduled principal balances of the repurchased contracts, and

                             - the contracts purchased or repurchased will be
                               transferred to WFSRC3 on that distribution date, and

                             - if the exercise of the optional repurchase right
                               or the optional purchase right results in the principal and accrued interest of all classes of Notes outstanding being paid in full, the trust will be terminated.

Mandatory Redemption.......  The Notes may be accelerated by the indenture trustee if an event of default has occurred and is continuing under the indenture. If the Notes are accelerated, the master servicer or the indenture trustee will sell or otherwise liquidate the property of the trust and deliver the proceeds to the indenture trustee for distribution in accordance with the terms of the indenture.

TAX STATUS:                  In the opinion of Mitchell, Silberberg & Knupp LLP,
                             special counsel for federal income and California income tax purposes, as discussed under "Federal and California Income Tax Consequences" in the prospectus:

                             - the Notes will be characterized as debt, and

                             - the trust will not be characterized as an
                               association or a publicly traded partnership taxable as a corporation.

                             If you purchase a Note, you agree to treat it as debt for tax purposes.

ELIGIBILITY FOR PURCHASE BY
   MONEY MARKET FUNDS:       The Class A-1 Notes will be structured to be
                             eligible securities for purchase by money market funds under Rule 2a-7 under the Investment Company
                             Act of 1940, as amended. A money market fund should consult its legal advisers regarding the eligibility of the Class A-1 Notes under Rule 2a-7 and whether an investment in such Notes satisfies the fund's investment policies and objectives.

ERISA CONSIDERATIONS:        The Class A Notes are generally eligible for
                             purchase by employee and other benefit plans that are subject to the Employee Retirement Income
                             Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended.
                             However, administrators of such employee and other benefit plans should review the matters discussed under "ERISA Considerations" in this prospectus supplement and in the prospectus and also should consult with their legal advisors before purchasing
                             Notes.

                                  RISK FACTORS

     In addition to the risk factors beginning on page 10 of the prospectus, you should also consider the following risk factors in deciding whether to purchase any of the notes.

THE RATINGS OF THE NOTES MAY BE WITHDRAWN OR REVISED WHICH MAY HAVE AN ADVERSE EFFECT ON THE MARKET PRICE OF THE NOTES

     It is a condition of issuance that the Notes be rated as follows:

                                                   MOODY'S   STANDARD & POOR'S
                                                   -------   -----------------
Class A-1 Notes................................      P-1            A-1+
Class A-2, Class A-3 and Class A-4 Notes.......      Aaa             AAA
Subordinate Notes..............................       Aa              AA

     The ratings by Moody's and Standard & Poor's do not address whether WFSRC3 will exercise its option to repurchase the Contracts and, upon exercise of that option, whether the Repurchase Premium will be paid.

     Moody's and Standard & Poor's can revise or withdraw their ratings at any time if they feel the circumstances which lead to the existing ratings have changed. A revision or withdrawal of an existing rating may have an adverse effect on the market price of the related Notes.

     A security rating is not a recommendation to buy, sell or hold the notes. The ratings are an assessment by Moody's and Standard & Poor's of the likelihood that a class of Notes will be paid in full by its final scheduled distribution date. The ratings do not consider to what extent the Notes will be subject to prepayment.

LOSSES ON CONTRACTS MAY BE AFFECTED DISPROPORTIONATELY BECAUSE OF GEOGRAPHIC CONCENTRATION OF CONTRACTS IN CALIFORNIA

     As of the close of business on                   , 2001, WFS' records
indicate that       % of the aggregate principal balance of the Contracts will be from contracts originated in California. As of that date, no other state
accounted for more than       % of the aggregate principal balance of the
Contracts. Therefore, economic conditions or other factors affecting California in particular could adversely affect the losses on the Contracts. While the characteristics of the Contracts transferred to the trust at the closing date may be somewhat different from the characteristics disclosed in this risk factor, we anticipate that the variations will not be significant.

THE SUBORDINATE NOTES ARE SUBORDINATED TO, AND SUBJECT TO A GREATER RISK OF LOSS OR DELAY IN PAYMENT THAN, THE CLASS A NOTES

     Payments on the Subordinate Notes will be subordinated in priority of payment to the interest and principal payments due on the Class A Notes. As a result, the holders of the subordinated notes will not receive any payment of interest on a distribution date unless (a) the full amount of interest due on all of the Class A Notes then outstanding is paid on that distribution date and
(b) the Class A Notes have received a payment of principal in an amount equal to that needed to maintain a parity between the aggregate scheduled balance of contracts then outstanding and the aggregate amount of principal of all Notes then outstanding. No principal will be paid on any Subordinate Notes until the principal of all of the Class A Notes has been paid in full. This subordination means that the Class A Notes will be paid first and that if losses on the contracts are excessive, the assets of the trust may be inadequate to fully pay the Subordinate Notes.

THE NOTES MAY SUFFER LOSSES AS THE TRUST HAS LIMITED ASSETS

     You may suffer a loss on your Notes if the assets of the trust are insufficient to pay the principal amount of the Notes you own in full. The only source for payment of the Notes is the assets of the trust. The assets of the trust are the contracts, amounts received in payment or liquidation of the contracts and the amounts on deposit in the spread account. If these amounts are not sufficient to pay the full principal balance of your Notes, you will suffer a loss. The Notes are not guaranteed or insured by WFSRC3, WFS, the indenture trustee, the owner trustee or any affiliate of any of these entities or by any other person or governmental entity. The Notes are not deposits and are not insured by the Federal Deposit Insurance Corporation. As a result, you must rely for payment solely upon the assets of the trust.

                           GLOSSARY OF DEFINED TERMS

     A glossary containing the meaning of defined terms used in this prospectus supplement begins on page S-39 of this prospectus supplement.

                             FORMATION OF THE TRUST

GENERAL

     The following information regarding the Trust supplements the information in the prospectus under "Formation of the Trust".

     The Trust will be a business Trust formed for the transaction described in this prospectus supplement and the prospectus under the laws of the State of Delaware in accordance with a Trust Agreement which will be amended and restated as of the date of initial issuance of the Notes, which date is also known as the Closing Date. All references in this prospectus supplement to the Trust Agreement is to the amended and restated Trust Agreement.

     On or before the Closing Date, WFS will sell and assign the Contracts, each of which is an installment sales contract or installment loan secured by a financed vehicle which is a new or pre-owned automobile or light duty truck, to WFSRC3. On the Closing Date, the Trust will be established and WFSRC3 will transfer and assign the Contracts directly to the Trust. Certificates representing WFSRC3's beneficial interest in the Trust will be issued by the Trust to WFSRC3 as additional consideration for the Contracts. Although the transfer of Contracts by WFSRC3 to the Trust will be treated as a financing rather than as a sale for accounting purposes, WFSRC3 is referred to as the Seller. The Indenture Trustee, acting on behalf of the noteholders, will have a first priority perfected security interest in the Contracts. WFS will act as Master Servicer of the Contracts and will receive compensation and fees for those services. See "The Master Servicer -- Servicing Compensation" in the prospectus. WFS, as Master Servicer, may retain physical possession of the original executed Contracts, and certain other documents or instruments relating to the Contracts, as custodian for the Owner Trustee in accordance with the Sale and Servicing Agreement, or may employ one or more subservicers as custodians.

     In order to protect the Trust's ownership and security interests in the Contracts, the Trust's interests in the Contracts will be perfected by WFSRC3 filing UCC-1 financing statements in the State of California and such other states as is necessary to give notice of the Trust's ownership of and security interests in the Contracts. Under the Sale and Servicing Agreement and the Indenture, WFS will be obligated to take all necessary steps to preserve and protect the interests of the trustees in the Contracts. Neither the Indenture Trustee nor the Owner Trustee will be responsible for the legality, validity or enforceability of any security interest in respect of any Contract. WFS will not physically segregate the Contracts from other retail installment sales Contracts and installment loans owned or serviced by it and will not stamp the Contracts with notice of the sale to WFSRC3 or by the Seller to the Trust. See "Certain Legal Aspects of the Contracts" in the prospectus.

     The Trust's principal offices will be in Wilmington, Delaware, in care of Chase Manhattan Bank USA, National Association, as Owner Trustee, at 1201 Market Street, Wilmington, Delaware 19801.

CAPITALIZATION

     The following table illustrates the capitalization of the Trust as of the Cut-Off Date, as if the issuance and sale of the Notes had taken place on that date:

Class A-1 Notes.............................................  $    000,000
Class A-2 Notes.............................................       000,000
Class A-3 Notes.............................................       000,000
Class A-4 Notes.............................................       000,000
Subordinate Notes...........................................       000,000
                                                              ------------
  Total.....................................................  $    000,000
                                                              ============

THE OWNER TRUSTEE

     Chase Manhattan Bank USA, National Association will be the Owner Trustee under the Trust Agreement. Chase Manhattan Bank USA, National Association is a Delaware corporation and its corporate Trust office is located at 1201 Market Street, Wilmington, Delaware 19801.

     The Owner Trustee will have the rights and duties set forth in the prospectus under "Certain Information Regarding the Securities -- The Trustees" and "-- Duties of the Trustees".

                               THE CONTRACTS POOL

     Each Contract will be a retail installment sales contract secured by a financed vehicle originated by a new or pre-owned car dealer located in California or one of the other states listed in the table described under "Geographic Concentration of Contracts" or an installment loan secured by a financed vehicle. Most of the Contracts were purchased by WFS from dealers;
however, Contracts representing no more than    % of the Cut-Off Date Aggregate
Scheduled Balance are installment loans originated by WFS directly to consumers or by other independent auto finance companies which loans were then sold to WFS. Except as otherwise noted, all references in this prospectus supplement to Contracts include installment loans.

     WFS will select the Contracts from its portfolio of fixed-interest rate Contracts. The Contracts transferred to the Trust were underwritten and purchased or originated by WFS in the ordinary course of its business operations.

     The information concerning the Contracts presented throughout this
prospectus supplement is as of the close of business on               , 2001.
While the characteristics of all of the Contracts transferred to the Trust at the Closing Date may differ somewhat from the information disclosed in this table, we anticipate that the variations will not be significant.

                                                                 CONTRACTS
                                                               IN THE TRUST
                                                              ---------------
Outstanding Principal Balance...............................  $
  Minimum...................................................  $
  Maximum...................................................  $
  Average...................................................  $
Number of Contracts.........................................
Financed Vehicles
  Percentage of New Vehicles................................                 %
  Percentage of Pre-Owned Vehicles..........................                 %
  Percentage of Automobiles.................................                 %
  Percentage of Light Duty Trucks...........................                 %
Percentage of Rule of 78's Contracts........................                 %
Percentage of Simple Interest Contracts.....................                 %
Annual Percentage Rate
  Minimum...................................................                 %
  Maximum...................................................                 %
  Weighted Average..........................................                 %
Remaining Maturities
  Minimum (Months)..........................................
  Maximum (Months)..........................................
  Weighted Average (Months).................................
Original Maturities
  Minimum (Months)..........................................
  Maximum (Months)..........................................
  Weighted Average (Months).................................
  Percent over 60 Months....................................                 %
  Percent over 72 Months....................................                 %

     Each of the Contracts is fully amortizing and provides for level payments over its term, with the portions of principal and interest of each such level payment being determined on the basis of the Rule of 78's or the simple interest method. The amortization of the Rule of 78's Contracts will result in the outstanding Principal Balance on each of those Contracts being in excess of the Scheduled Balance of that Contract. For purposes of the Trust, all Rule of 78's Contracts are amortized on an actuarial basis to prevent shortfalls of principal payments on the Notes. As amortization on an actuarial basis produces a faster amortization than does application of the Rule of 78's, there will not be a shortfall of principal in any event, including as a result of prepayments or timely payment to maturity of a Rule of 78's Contract.

                        DISTRIBUTION OF CONTRACTS BY APR

     The following table provides information about those Contracts originated
through and as of               , 2001 relating to their annual percentage rate.
While the characteristics of all of the Contracts transferred to the Trust at the Closing Date may differ somewhat from the information disclosed in this table, we anticipate that the variations will not be significant. The percentage may not add to 100.00% due to rounding.

                                                                                  PERCENTAGE OF
                                                                  AGGREGATE      TOTAL AGGREGATE
                                                   NUMBER OF      PRINCIPAL         PRINCIPAL
                  CONTRACT APR                     CONTRACTS       BALANCE          BALANCES
                  ------------                     ---------   ---------------   ---------------
6.000% - 6.999%..................................              $                           %
7.000% - 7.999%..................................
8.000% - 8.999%..................................
9.000% - 9.999%..................................
10.000% - 10.999%................................
11.000% - 11.999%................................
12.000% - 12.999%................................
13.000% - 13.999%................................
14.000% - 14.999%................................
15.000% - 15.999%................................
16.000% - 16.999%................................
17.000% - 17.999%................................
18.000% - 18.999%................................
19.000% - 19.999%................................
20.000% - 20.999%................................
21.000% - 21.999%................................
22.000% and higher...............................
                                                   ---------   ---------------       ------
Total............................................              $                           %
                                                   =========   ===============       ======

                   GEOGRAPHIC CONCENTRATION OF THE CONTRACTS

     The following table provides information about those Contracts originated
through and as of               , 2001 based upon the state in which the new or
pre-owned car dealer which originated a Contract is located, or in the case of an installment loan, the state in which the office of the lender that originated the loan is located. While the characteristics of all of the Contracts transferred to the Trust at the Closing Date may differ somewhat from the information disclosed in this table, we anticipate that the variations will not be significant. The percentages may not add to 100.00% due to rounding.

                                              AGGREGATE        PERCENTAGE OF
                               NUMBER OF      PRINCIPAL       TOTAL AGGREGATE
               STATE           CONTRACTS       BALANCE       PRINCIPAL BALANCES
               -----           ---------   ---------------   ------------------

      California.............              $                             %

      Arizona................

      Ohio...................

      Oregon.................

      Texas..................

      Washington.............

      North Carolina.........

      Florida................

      Colorado...............

      Virginia...............

      Nevada.................

      South Carolina.........

      Illinois...............

      Michigan...............

      Tennessee..............

      Georgia................

      Idaho..................

      Missouri...............

      Utah...................

      Pennsylvania...........

      Maryland...............

      Wisconsin..............

      Alabama................

      Kentucky...............

      Indiana................

      Delaware...............

      New Jersey.............

      Mississippi............

      Kansas.................

      Massachusetts..........

      Oklahoma...............

      West Virginia..........

      Connecticut............

      New York...............

      Minnesota..............

      Iowa...................

      New Hampshire..........

      New Mexico.............

      Nebraska...............

      Wyoming................

      Maine..................

      Rhode Island...........

      Hawaii.................
                                ------     ---------------         ------

      Total..................              $                             %
                                ======     ===============         ======

                      WEIGHTED AVERAGE LIVES OF THE NOTES

     Prepayments on Contracts can be measured relative to a payment standard or model. The model used in this prospectus supplement, the Absolute Prepayment Model, or ABS, represents an assumed rate of prepayment each month relative to the original number of Contracts in a pool of Contracts. ABS further assumes that all the Contracts in question are the same size and amortize at the same rate and that each contract in each month of its life will either be paid as scheduled or be paid in full. For example, in a pool of Contracts originally containing 10,000 Contracts, a 1% ABS rate means that 100 Contracts prepay each month. ABS does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of Contracts, including the Contracts transferred to the Trust.

     As the rate of payment of principal of each class of Notes will depend on the rate of payment (including prepayments) of the Principal Balances of the Contracts, final payment of any class of Notes could occur significantly earlier than its final scheduled Distribution Date. Reinvestment risk associated with early payment of the Notes of any class will be borne exclusively by the holders of those Notes.

     The table captioned "Percentage of Initial Note Balance at Various ABS Percentages" is referred to as the ABS Table and has been prepared on the basis of the characteristics of the Contracts described under "The Contracts Pool". The ABS Table assumes that:

     - the Contracts prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases,

     - the monthly principal and interest payment on each Contract is scheduled to be made and is made on the last day of each month and each month has 30 days,

     - payments are made on the Notes on each Distribution Date (and each such date is assumed to be the twentieth day of each applicable month),

     - the initial principal amount of the Notes is $          ;

     - interest on the Notes accrues during each interest period at the assumed
       interest rates of      % for the Class A-1 Notes,      % for the Class
       A-2 Notes,      % for the Class A-3 Notes,      % for the Class A-4 Notes
       and      % for the Subordinate Notes;

     - the Notes are purchased on the Closing Date;

     - the overcollateralization amount is initially 0% of the Cut-Off Date
       Aggregate Scheduled Balance, building to      % of the then Aggregate
       Scheduled Balance of the Contracts, less the amount then on deposit in the Spread Account;

     - the Spread Account initial deposit is $          ; on each Distribution
       Date excess cashflow is deposited into the Spread Account until the
       amount on deposit in the Spread Account equals      % of the Cut-Off Date
       Aggregate Scheduled Balance, or $          , and remains at that level
       until the Aggregate Scheduled Balance of the outstanding Contracts declines below that level; after which the Spread Account balance remains equal to the then Aggregate Scheduled Balance of the outstanding Contracts;

     - the Trustees' fees and expenses are zero and the annual Servicing Fee
       Percent is      %;

     - WFSRC3 does not exercise its Optional Repurchase right, and

     - WFSRC3 exercises its Optional Purchase right on the earliest Distribution Date on which that option may be exercised.

     The ABS Table indicates the projected weighted average life of each class of Notes and sets forth the percentage of the initial principal amount of each class of Notes that is projected to be outstanding after each of the Distribution Dates shown at various constant ABS percentages.

     The ABS Table also assumes that the Contracts have been aggregated into hypothetical subpools with all of the Contracts within each such subpool having the following characteristics and that the level scheduled payment for each of the subpools, which is based on the aggregate Principal Balance, annual percentage rate, original term to maturity and remaining term to maturity as of the Cut-Off Date will be such that each subpool will be fully amortized by the end of its remaining term to maturity.

                                                                      REMAINING     ORIGINAL
                                            AGGREGATE                   TERM          TERM
                                            PRINCIPAL                TO MATURITY   TO MATURITY
               SUBPOOLS                      BALANCE         APR     (IN MONTHS)   (IN MONTHS)
               --------                 -----------------   ------   -----------   -----------
  1...................................                            %
  2...................................                            %
  3...................................                            %
  4...................................                            %
  5...................................                            %
  6...................................                            %
  7...................................                            %
  8...................................                            %
  9...................................                            %
 10...................................                            %
                                        -----------------
 Total................................  $
                                        =================

     The actual characteristics and performance of the Contracts will differ from the assumptions used in preparing the ABS Table. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the Contracts will prepay at a constant ABS rate until maturity or that all of the Contracts will prepay at the same ABS rate. Moreover, the diverse terms of Contracts within each of the hypothetical subpools could produce slower or faster principal distributions than indicated in the ABS Table at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the Contracts are as assumed. Any difference between those assumptions and the actual characteristics and performance of the Contracts, or actual prepayment experience, will affect the percentages of initial amounts outstanding over time and the weighted average life of each class of Notes.

         PERCENTAGE OF INITIAL NOTE BALANCE AT VARIOUS ABS PERCENTAGES

                            CLASS A-1 NOTES              CLASS A-2 NOTES              CLASS A-3 NOTES
                       -------------------------    -------------------------    -------------------------
  DISTRIBUTION DATE    0.5%   1.0%   1.8%   2.5%    0.5%   1.0%   1.8%   2.5%    0.5%   1.0%   1.8%   2.5%
  -----------------    ----   ----   ----   ----    ----   ----   ----   ----    ----   ----   ----   ----
Closing Date.........  100%   100%   100%   100%    100%   100%   100%   100%    100%   100%   100%   100%
 /20/01..............
 /20/01..............
 /20/01..............
 /20/01..............
 /20/01..............
 /20/01..............
 /20/01..............
 /20/01..............
 /20/01..............
 /20/01..............
 /20/01..............
 /20/01..............
 /20/02..............
 /20/02..............
 /20/02..............
 /20/02..............
 /20/02..............
 /20/02..............
 /20/02..............
 /20/02..............
 /20/02..............
 /20/02..............
 /20/02..............
 /20/02..............
 /20/03..............
 /20/03..............
 /20/03..............
 /20/03..............
 /20/03..............
 /20/03..............
 /20/03..............
 /20/03..............
 /20/03..............
 /20/03..............
 /20/03..............
 /20/03..............
 /20/04..............
 /20/04..............
 /20/04..............
 /20/04..............
 /20/04..............
 /20/04..............
 /20/04..............
 /20/04..............
 /20/04..............
 /20/04..............
 /20/04..............
 /20/04..............
 /20/05..............
 /20/05..............
 /20/05..............
 /20/05..............
 /20/05..............
 /20/05..............
 /20/05..............
 /20/05..............
 /20/05..............
 /20/05..............
 /20/05..............
 /20/05..............
 /20/06..............
 /20/06..............
 /20/06..............
 /20/06..............

                            CLASS A-4 NOTES             SUBORDINATE NOTES
                       -------------------------    -------------------------
  DISTRIBUTION DATE    0.5%   1.0%   1.8%   2.5%    0.5%   1.0%   1.8%   2.5%
  -----------------    ----   ----   ----   ----    ----   ----   ----   ----
Closing Date.........  100%   100%   100%   100%    100%   100%   100%    100%
 /20/01..............
 /20/01..............
 /20/01..............
 /20/01..............
 /20/01..............
 /20/01..............
 /20/01..............
 /20/01..............
 /20/01..............
 /20/01..............
 /20/01..............
 /20/01..............
 /20/02..............
 /20/02..............
 /20/02..............
 /20/02..............
 /20/02..............
 /20/02..............
 /20/02..............
 /20/02..............
 /20/02..............
 /20/02..............
 /20/02..............
 /20/02..............
 /20/03..............
 /20/03..............
 /20/03..............
 /20/03..............
 /20/03..............
 /20/03..............
 /20/03..............
 /20/03..............
 /20/03..............
 /20/03..............
 /20/03..............
 /20/03..............
 /20/04..............
 /20/04..............
 /20/04..............
 /20/04..............
 /20/04..............
 /20/04..............
 /20/04..............
 /20/04..............
 /20/04..............
 /20/04..............
 /20/04..............
 /20/04..............
 /20/05..............
 /20/05..............
 /20/05..............
 /20/05..............
 /20/05..............
 /20/05..............
 /20/05..............
 /20/05..............
 /20/05..............
 /20/05..............
 /20/05..............
 /20/05..............
 /20/06..............
 /20/06..............
 /20/06..............
 /20/06..............

                            CLASS A-1 NOTES              CLASS A-2 NOTES              CLASS A-3 NOTES
                       -------------------------    -------------------------    -------------------------
  DISTRIBUTION DATE    0.5%   1.0%   1.8%   2.5%    0.5%   1.0%   1.8%   2.5%    0.5%   1.0%   1.8%   2.5%
  -----------------    ----   ----   ----   ----    ----   ----   ----   ----    ----   ----   ----   ----
 /20/06..............
 /20/06..............
 /20/06..............
 /20/06..............
 /20/06..............
 /20/06..............
 /20/06..............
 /20/06..............
WEIGHTED AVERAGE LIFE
 (YEARS).............

                            CLASS A-4 NOTES             SUBORDINATE NOTES
                       -------------------------    -------------------------
  DISTRIBUTION DATE    0.5%   1.0%   1.8%   2.5%    0.5%   1.0%   1.8%   2.5%
  -----------------    ----   ----   ----   ----    ----   ----   ----   ----
 /20/06..............
 /20/06..............
 /20/06..............
 /20/06..............
 /20/06..............
 /20/06..............
 /20/06..............
 /20/06..............
WEIGHTED AVERAGE LIFE
 (YEARS).............

     The weighted average life of a Note is determined for the above table by
(x) multiplying the amount of each principal payment on a Note by the number of periods from the date of issuance of the Note to the related Distribution Date,
(y) adding the results and (z) dividing the sum by the original principal amount of the Note. This calculation assumes that WFSRC3 will not exercise its Optional Repurchase right but that it will exercise its Optional Purchase right.

     The foregoing table has been prepared based on the assumptions described under "Weighted Average Lives of the Notes", including the assumptions regarding the characteristics and performance of the Contracts, which will differ from their actual characteristics and performance, and should be read in conjunction with those assumptions.

                   DELINQUENCY AND CONTRACT LOSS INFORMATION

     The following tables set forth (i) the delinquency experience in regard to contracts originated and serviced by WFS and its affiliates, including contracts subsequently securitized, at December 31, 1996 through 2000 and at March 31, 2001 and (ii) the loss experience for contracts originated and serviced by WFS and its affiliates, including contracts subsequently securitized, for the years ended December 31, 1996 through 2000 and for the three month period ending March 31, 2001. There is no assurance that the future delinquency and loss experience of the Contracts will be similar to that set forth below. WFS defines delinquency as being past due based on the contractual due date of the underlying contract. The dollar amounts shown in these tables are net of interest not yet earned on Rule of 78's contracts. With respect to the Contract Loss Experience table, it is the policy of WFS to chargeoff all contracts when they become 120 days delinquent or are classified as a non-performing asset, whether that contract is owned by WFS or serviced by WFS for others. WFS believes that its chargeoff policy is consistent with that customarily used in the automobile finance industry.

                        CONTRACT DELINQUENCY EXPERIENCE

                                                                                     AT DECEMBER 31,
                                     AT MARCH 31,        ------------------------------------------------------------------------
                                         2001                     2000                     1999                     1998
                                ----------------------   ----------------------   ----------------------   ----------------------
                                 NUMBER                   NUMBER                   NUMBER                   NUMBER
                                   OF                       OF                       OF                       OF
                                CONTRACTS     AMOUNT     CONTRACTS     AMOUNT     CONTRACTS     AMOUNT     CONTRACTS     AMOUNT
                                ---------   ----------   ---------   ----------   ---------   ----------   ---------   ----------
                                                                     (DOLLARS IN THOUSANDS)
Contracts serviced............   639,379    $7,190,457    616,011    $6,818,182    524,709    $5,354,385    464,257    $4,367,099
                                 =======    ==========    =======    ==========    =======    ==========    =======    ==========
Period of delinquency
 30 - 59 days.................    12,237    $  113,434     16,787    $  157,843     12,868    $  107,416     13,885    $  112,208
 60 - 89 days.................     3,762        35,059      4,475        40,679      3,511        29,738      3,966        32,100
 90 days or more..............     1,813        17,100      2,006        18,487      1,711        14,872      1,768        14,441
                                 -------    ----------    -------    ----------    -------    ----------    -------    ----------
   Total contracts and amount
    delinquent................    17,812    $  165,593     23,268    $  217,009     18,090    $  152,026     19,619    $  158,749
                                 =======    ==========    =======    ==========    =======    ==========    =======    ==========
Delinquencies as a percentage
 of number and amount of
 contracts outstanding........      2.79%         2.30%      3.78%         3.18%      3.45%         2.84%      4.23%         3.64%

                                                AT DECEMBER 31,
                                -----------------------------------------------
                                         1997                     1996
                                ----------------------   ----------------------
                                 NUMBER                   NUMBER
                                   OF                       OF
                                CONTRACTS     AMOUNT     CONTRACTS     AMOUNT
                                ---------   ----------   ---------   ----------
                                            (DOLLARS IN THOUSANDS)
Contracts serviced............   408,958    $3,680,817    341,486    $3,046,585
                                 =======    ==========    =======    ==========
Period of delinquency
 30 - 59 days.................     6,605    $   54,450      4,511    $   38,173
 60 - 89 days.................     2,161        18,652      1,305        11,470
 90 days or more..............       918         7,762        567         5,144
                                 -------    ----------    -------    ----------
   Total contracts and amount
    delinquent................     9,684    $   80,864      6,383    $   54,787
                                 =======    ==========    =======    ==========
Delinquencies as a percentage
 of number and amount of
 contracts outstanding........      2.37%         2.20%      1.87%         1.80%

                            CONTRACT LOSS EXPERIENCE

                                                      FOR THE
                                                    THREE MONTHS
                                                       ENDED                      FOR THE YEAR ENDED DECEMBER 31,
                                                     MARCH 31,     --------------------------------------------------------------
                                                        2001          2000         1999         1998         1997         1996
                                                    ------------   ----------   ----------   ----------   ----------   ----------
                                                                               (DOLLARS IN THOUSANDS)
Contracts serviced
 At end of period.................................   $7,190,457    $6,818,182   $5,354,385   $4,367,099   $3,680,817   $3,046,585
                                                     ==========    ==========   ==========   ==========   ==========   ==========
 Average during period............................   $6,998,682    $6,076,814   $4,839,514   $4,006,185   $3,383,570   $2,627,622
                                                     ==========    ==========   ==========   ==========   ==========   ==========
 Gross chargeoffs of contracts during period......   $   48,226    $  165,937   $  150,518   $  173,422   $  136,773   $   86,464
 Recoveries of contracts charged off in current
   and prior periods..............................       15,746        49,697       47,581       36,230       34,634       25,946
                                                     ----------    ----------   ----------   ----------   ----------   ----------
 Net chargeoffs...................................   $   32,480    $  116,240   $  102,937   $  137,192   $  102,139   $   60,518
                                                     ==========    ==========   ==========   ==========   ==========   ==========
 Net chargeoffs as a percentage of contracts
   outstanding during period (annualized).........         1.86%         1.91%        2.13%        3.42%        3.02%        2.30%

     Delinquencies as a percentage of amount of contracts outstanding increased from 2.20% at year end 1997 to 3.64% at year end 1998 and decreased to 2.84% in 1999, an increase of 65.5% and decrease of 22.0%, respectively. Delinquencies as a percentage of amount of contracts outstanding increased during 2000 to 3.18%, an increase of 12% from year end 1999. During the three months ended March 31, 2001, delinquencies as a percentage of amount of contracts outstanding decreased to 2.30%, a decrease of 28% from year end 2000.

     Net chargeoffs as a percentage of contracts outstanding for contracts originated and serviced by WFS increased from 3.02% in 1997 to 3.42% in 1998 and decreased to 2.13% in 1999, an increase and decrease of 13.25% and 37.7%, respectively. Net chargeoffs as a percentage of contracts outstanding for contracts originated or purchased and serviced by WFS further decreased to 1.91% in 2000 and to 1.86% for the three months ended March 31, 2001, a 17% decrease from 1999 and a 3% decrease from 2000, respectively.

     The decrease in loss and delinquency experience from 1998 to 2001 for contracts originated and serviced by WFS resulted from WFS originating a greater percentage of prime credit quality contracts, completing its restructuring efforts, and improving its underwriting and collection processes through automation. Loss and delinquency experience during 1998 and 1997 was impacted by a variety of factors, including an increase in the percentage of outstanding contracts which were originally underwritten in 1997 and 1998 at the lower end of the prime credit quality spectrum, an increase in the number of personal bankruptcy filings and general economic conditions. Loss and delinquency experience in 1998 was also impacted by a disruption of collection efforts arising from WFS' restructuring of its offices throughout the United States and the continued transitory effect of moving post-repossession collection efforts to recently created centralized asset recovery and vehicle recovery centers. As the characteristics of the Contracts transferred to the Trust may be different than that of the entire portfolio of contracts originated and serviced by WFS, no assurances can be given that the performance of these Contracts will be similar.

                                USE OF PROCEEDS

     WFSRC3 will apply the net proceeds from the sale of the Notes -- the proceeds of the public offering of the Notes minus expenses relating to the offering -- to the purchase of the Contracts from WFS.

                                   THE NOTES

GENERAL

     The Notes will be issued pursuant to an Indenture between the Trust and the
Indenture Trustee to be dated as of           1, 2001, a form of which has been
filed as an exhibit to the registration statement. You can obtain a copy of the Indenture, without exhibits, by writing to the Indenture Trustee at its corporate trust office. The following summary and the information contained under "Certain Information Regarding the Securities" describes the material terms of the Indenture and the Notes. You should, however, review the provisions of the Notes and the Indenture along with the following summary in order to have more complete information. Where particular provisions or terms used in the Notes or the Indenture are referred to, the actual provisions of those documents, including definitions of terms, are incorporated by reference as part of the summaries.

DISTRIBUTION DATES

     Payments of interest and principal will be made monthly on the 20th of each month, or if that is not a Business Day, on the next following Business Day,
beginning on             20, 2001, each such date a Distribution Date. The
priority of payment of interest and principal will be made as described below under "-- Payments of Interest" and "-- Payments of Principal". Unless paid sooner, the full amount of principal outstanding on each class of Notes will be paid on its final scheduled Distribution Date, which dates are set forth on the cover of this prospectus supplement. Payments on the Notes on each Distribution Date will be paid to the holders of record of the related Notes on the business day immediately preceding that Distribution Date or, in the event that Definitive Securities are issued, holders of record as of the 15th day of the month immediately preceding the month in which that Distribution Date occurs.

DISTRIBUTION OF NET COLLECTIONS AND SPREAD ACCOUNT AMOUNTS

     On each Distribution Date the Indenture Trustee will distribute all funds available for distribution. The funds available to the noteholders for distribution are the sum of (a) Net Collections on the Contracts received during the related Due Period preceding a Distribution Date, less compensation due the Master Servicer other than the monthly Servicing Fee and (b) amounts transferred from the Spread Account to fund payments to noteholders, which sum is to be deposited into the note distribution account on the business day preceding the Distribution Date.

     Distribution of Net Collections. On each Distribution Date Net Collections on deposit in the collection account, are to be allocated in the following order of priority and paid as set forth in "-- Payments of Interest" and "-- Payments of Principal":

          first, to the Master Servicer, the monthly Servicing Fee;

          second, to the Indenture Trustee and the Owner Trustee, the fees and expenses due to each of them;

          third, to the holders of Class A Notes, ratably, the Interest Distributable Amount for each class of Class A Notes;

          fourth, if an Undercollateralization Condition exists, to the holders of the Class A Notes, as payment of principal and in the priority set forth under "Payments of Principal", the Undercollateralization Amount;

          fifth, to the holders of the Subordinate Notes, the Interest Distributable Amount for the Subordinate Notes;

          sixth, to the holders of the Notes, as payment of principal and in the priority set forth under "Payments of Principal," the Principal Distributable Amount;

          seventh, to deposit into the Spread Account an amount up to the Spread Account minimum required amount;

          eighth, to the holders of the Notes, as payment of principal and in the priority set forth under "Payments of Principal," the Additional Principal Amount;

          ninth, to the Spread Account, any remaining funds.

     Distributions from Spread Account. If the amount on deposit in the Spread Account on any Distribution Date, after giving effect to all deposits to it or withdrawals from it on that Distribution Date, is greater than the Specified Spread Account Balance, the Trustee will distribute any excess first, to WFSRC3 until it has received an amount equal to its Spread Account initial deposit and then to WFSRC3 and other holders of the certificates. Neither WFSRC3 nor any other holder of certificates will be required to refund any amounts to the Spread Account properly distributed to it, whether or not there are sufficient funds available on any subsequent Distribution Date to make full distributions to the holders of the Class A Notes or the Subordinate Notes, as the case may be.

PAYMENTS OF INTEREST

     Interest on the Class A-1 Notes will accrue at the fixed interest rate applicable to that class from, and including, each Distribution Date (or from, and including, the Closing Date with respect to the first Distribution Date) to, but excluding, the next Distribution Date. Interest on the Class A-1 Notes will be calculated on a daily basis, based upon the actual days elapsed in an Interest Period and a 360-day year.

     Interest on the Class A-2 Notes, Class A-3 Notes, Class A-4 Notes and Subordinate Notes will accrue at the fixed interest rate applicable to each class from, and including, the 20th day of the month of the prior Distribution Date (or from, and including, the Closing Date with respect to the first Distribution Date) to, but excluding, the 20th day of the month of the current Distribution Date. Interest on the

Class A-2 Notes, Class A-3 Notes, Class A-4 Notes and Subordinate Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     On each Distribution Date, to the extent that funds are available, as described above under "-- Distribution of Net Collections and Spread Account Amount", the noteholders of each class will receive interest that accrued as described above at the interest rate for that class. Interest amounts paid to the holders of the Class A Notes will be shared by the holders of the Class A-1, the Class A-2, the Class A-3 and the Class A-4 Notes in proportion to the interest due on each class. Interest will not be paid on the Subordinate Notes unless all interest then due on the Class A Notes, including all interest carryover shortfall amounts, has been paid in full.

     Interest accrued but not paid on any Distribution Date will be due on the immediately succeeding Distribution Date, together with, to the extent permitted by applicable law, interest on that unpaid interest at the related interest rate set forth under "Summary of Terms -- The Securities -- The Terms of the Notes".

PAYMENTS OF PRINCIPAL

     On each Distribution Date, all amounts allocated to the payment of principal as described in "-- Distribution of Net Collections and Spread Account Amount" above will be aggregated and will be paid out of the note distribution account in the following order of priority:

          first, to the holders of the Class A-1 Notes until the principal amount of the Class A-1 Notes has been reduced to zero;

          second, to the holders of the Class A-2 Notes until the principal amount of the Class A-2 Notes has been reduced to zero;

          third, to the holders of the Class A-3 Notes until the principal amount of the Class A-3 Notes has been reduced to zero;

          fourth, to the holders of the Class A-4 Notes until the principal amount of the Class A-4 Notes has been reduced to zero; and

          fifth, to the holders of the Subordinate Notes until the principal amount of the Subordinate Notes has been reduced to zero.

If an event of default occurs, the Class A Notes then outstanding will receive principal payments pro rata, although the Class A Notes as a group will still be entitled to payment in full before any principal is paid on any of the Subordinate Notes.

     The actual date on which the outstanding principal amount of any class of Notes is paid may be earlier than its final scheduled Distribution Date based on a variety of factors, including the factors described under "-- Optional Repurchase", "-- Optional Purchase", "Certain Information Regarding the Securities -- Prepayment Considerations", "Certain Legal Aspects of the Contracts -- Repurchase Obligation" in the prospectus and "The Seller -- Breach of Representations and Warranties; Defective Contract Documentation".

CREDIT ENHANCEMENTS

     Subordination of the Subordinate Notes. Payments of interest and principal on the Subordinate Notes are subordinated to payments on the Class A Notes. The subordination of payments on the Subordinate Notes is intended to decrease the risk of default by the Trust with respect to payments due on the Class A Notes.

     Overcollateralization. To the extent that at any time the Aggregate Scheduled Balance of all outstanding Contracts is greater than the aggregate principal balance of the outstanding Notes, the Notes will be overcollateralized by that difference. That overcollateralization will be available to absorb losses on the Contracts without having an adverse affect on the Notes. The initial level of overcollateralization is zero as the aggregate principal amount of Notes to be issued is equal to the Cut-off Date Aggregate Scheduled Balance of the Contracts. The level of overcollateralization will increase through the accelerated repayment of the Notes as described above under "-- Distribution of Net Collections and Spread Account Amount". That repayment will be funded primarily from interest collections on the Contracts in excess of the interest paid on the Notes and other fees required to be paid by the Trust. The level of overcollateralization is required to increase to and to be maintained at an amount, known as the Overcollateralization Amount, equal to the greater of:

     - % of the Aggregate Scheduled Balance of the Contracts then outstanding, less the amount then on deposit in the Spread Account, and

     - % of the Aggregate Scheduled Balance amount of the Contracts then outstanding that are delinquent 90 days or more and have not been charged off, including the Principal Balance of Contracts as to which the financed vehicle has been repossessed but not yet liquidated, less the amount then on deposit in the Spread Account.

     It is anticipated that the overcollateralization amount will decrease over time as the Aggregate Scheduled Balance of the Contracts decreases.

     Spread Account. The Spread Account will be a part of the Trust and will be a segregated Trust account in the name of the Indenture Trustee. The Indenture Trustee will have a perfected security interest in the Spread Account and in all amounts deposited in or credited to the Spread Account, as well as in all investments made with the amounts on deposit in or credited to the Spread Account. On the Closing Date, WFSRC3 will deposit the Spread Account Initial
Deposit of $          into the Spread Account, which amount is equal to      %
of the Cut-Off Date Aggregate Scheduled Balance. On each Distribution Date, excess cashflow will be deposited into the Spread Account until the amount on deposit in the Spread Account is equivalent to the Specified Spread Account
Balance of      % of the Cut-Off Date Aggregate Scheduled Balance or
$          . The amount on deposit in the Spread Account is required to be maintained at an amount equivalent to the Specified Spread Account Balance as long as any class of Notes is outstanding, except that the Specified Spread Account Balance need never be greater than the aggregate principal balance of all outstanding Notes.

     Amounts on deposit in the Spread Account will be available:

     - to pay interest on the Notes,

     - to pay the principal balance of a class of Notes to zero on the final scheduled Distribution Date for that class of Notes,

     - to pay principal on the Notes to the extent necessary to reduce the then outstanding principal balance of the Notes to the then Aggregate Scheduled Balance of the Contracts, and

     - to fund distributions as required under "The Notes -- Distribution of Net Collections and Spread Account Amount", including to WFSRC3 in repayment of the Spread Account Initial Deposit and as distributions on the certificates.

     Amounts held in the Spread Account will continue to be held for the benefit of the holders of the Notes and those amounts will be invested in eligible investments acceptable to the Rating Agencies. Investment income earned on monies on deposit in or credited to the Spread Account will be credited to the Spread Account. Any investment losses will be charged against the Spread Account.

     The Master Servicer may, from time to time after the date of this prospectus supplement, request the Rating Agencies to approve a formula for determining the Specified Spread Account Balance that is different from that described above and would result in a decrease in the amount of the Specified Spread Account Balance or the manner by which the Spread Account is funded. If each Rating Agency delivers a letter to the Indenture Trustee and the Owner Trustee to the effect that the use of any new formula or manner of funding will not in and of itself result in a qualification, reduction or withdrawal of its then current rating of any class of Notes, then the Specified Spread Account Balance will be determined in accordance with that new formula or will be funded in the manner so permitted. The Sale and Servicing

Agreement will accordingly be amended to reflect that new formula or manner of funding, which amendment will not require the consent of any noteholder.

OPTIONAL REPURCHASE

     If WFSRC3 exercises its Optional Repurchase right, it will give not less than 15 days' notice to the Indenture Trustee and will affect the repurchase at the next following Distribution Date. The notice given to the Indenture Trustee will identify the Contracts selected by WFSRC3 to be repurchased by it on that Distribution Date. The repurchase price payable by WFSRC3 will be equal to the sum of the Base Price and the Repurchase Premium. The Base Price will be the lesser of (x) the sum of (i) the aggregate principal balance of, and unpaid accrued interest on, simple interest Contracts repurchased and (ii) the aggregate of the present values of the remaining monthly principal and interest due on Rule of 78's Contracts repurchased, or (y) the sum of the unpaid principal amount of all Notes outstanding plus the accrued interest on each of those classes of Notes, on the date of repurchase. The Repurchase Premium will be the amount calculated as described in the next paragraph.

     Calculation of Repurchase Premium. The Repurchase Premium payable by WFSRC3 in connection with an exercise of its Optional Repurchase right will be equal to the product of the Base Price and the repurchase factor for the Distribution Date of the Optional Repurchase occurring during the quarter ending as listed below:

                 DISTRIBUTION DATE
                 IN QUARTER ENDING                     REPURCHASE FACTOR
                 -----------------                     -----------------
  /30/01.........................................                %

  /30/01.........................................                %

  /30/01.........................................                %

  /30/01.........................................                %

  /30/02.........................................                %

  /30/02.........................................                %

  /30/02.........................................                %

  /30/02.........................................                %

  /30/03.........................................                %

  /30/03.........................................                %

  /30/03.........................................                %

  /30/03.........................................                %

  /30/04.........................................                %

  /30/04.........................................                %

  /30/04.........................................                %

  /30/04.........................................                %

  /30/05.........................................                %

  /30/05.........................................                %

  /30/05.........................................                %

  /30/05.........................................                %

  /30/06.........................................                %

  /30/06.........................................                %

  /30/06.........................................                %

  /30/06.........................................                %

  /30/07.........................................                %

  /30/07.........................................                %

  /30/07.........................................                %

  /30/07.........................................                %

  /30/08.........................................                %

                 DISTRIBUTION DATE
                 IN QUARTER ENDING                     REPURCHASE FACTOR
                 -----------------                     -----------------

  /30/08.........................................                %

  /30/08.........................................                %

  /30/08.........................................                %

     The Base Price will be treated as collections and distributed to the holders of the Notes in the order of priority specified above under "-- Payments of Interest" and "-- Payments of Principal" in addition to the distributions to which the noteholders would then otherwise be entitled to receive.

     In addition to any distribution which noteholders are otherwise then entitled to receive, the Repurchase Premium will be distributed on a pro rata basis to the holders of the Class A Notes and the Subordinate Notes, after giving effect to distributions on that Distribution Date other than distributions of the Base Price, to the holders of record as of the related record date for the Distribution Date on which WFSRC3 is repurchasing the Contracts. The repurchased Contracts will be transferred back to WFSRC3. If the repurchase results in the principal and accrued interest of all classes of Notes outstanding being paid in full, then upon payment to the noteholders of the Base Price and Repurchase Premium, the Contracts will be transferred back to WFSRC3 on that Distribution Date and the Trust will be terminated.

OPTIONAL PURCHASE

     Each class of outstanding Notes will be subject to redemption in whole, but not in part, on any Distribution Date as of which an Optional Purchase occurs. An Optional Purchase may occur on any Distribution Date as of which the aggregate principal balance of the Simple Interest Contracts plus the aggregate of the present value of the remaining monthly principal and interest payments due on the Rule of 78's Contracts is equal to or less than $ ,000,000. The redemption price for each class of Notes will equal the unpaid principal amount of that class plus accrued interest on that amount at the applicable interest rate for the related interest period. Upon payment of the redemption price the repurchased Contracts will be transferred back to WFSRC3 and the Trust will be terminated.

THE INDENTURE TRUSTEE

     Bankers Trust Company will be the Indenture Trustee. The Indenture Trustee is a New York corporation and its Corporate Trust Office is located at Four Albany Street, New York, New York 10006.

     The Indenture Trustee will have the rights and duties set forth in the prospectus under "Certain Information Regarding the Securities -- The Trustees" and "-- Duties of the Trustees".

EVENTS OF DEFAULT

     Upon the occurrence of an Event of Default under the Indenture as described under "The Notes -- Events of Default" in the prospectus:

          (1) The Indenture Trustee may, or if requested in writing by holders of at least 66 2/3% of the voting interests of all the Class A Notes, shall:

        - subject to the limitations listed below, declare the Notes due and payable at par, together with accrued interest on the Notes.

          (2) Notwithstanding any of the foregoing, upon the occurrence of a Trust insolvency:

        - subject to the limitations listed below, the Notes will become immediately due and payable at par, together with accrued interest on the Notes.

          (3) No sale or liquidation of the property of the Trust pursuant to the above provisions may occur if the proceeds from the sale or liquidation are not sufficient to pay all of the outstanding principal and accrued interest on the Class A Notes, unless:

        - holders of 100% of the voting interests of all the Class A Notes consent to such sale or liquidation; or

        - the Indenture Trustee determines that the property of the Trust will not continue to provide sufficient funds for the payment of the principal of and interest on the Class A Notes, the Indenture Trustee provides prior written notice of that sale or liquidation to each Rating Agency, and holders of at least 66 2/3% of the voting interests of all the Class A Notes consent to that sale or liquidation.

                  CERTAIN INFORMATION REGARDING THE SECURITIES

PAYMENTS ON THE CONTRACTS

     As more fully described in the prospectus under "Certain Information Regarding the Securities -- The Accounts and Eligible Investments", all Net Collections of the Contracts will be deposited in or credited to the collection account or, in limited instances, the holding account.

     If WFSRC3 exercises its Optional Repurchase right, the amount payable by it equal to the Base Price will be treated as Net Collections and will be deposited into the collection account and distributed as any other Net Collections at the time of their receipt. The amount payable by WFSRC3 equal to the Repurchase Premium will not be treated as Net Collections and will not be, directly or indirectly, distributed as any other Net Collections. Instead, the Repurchase Premium will be distributed to the holders of the Notes separately by the Indenture Trustee, on the Distribution Date as of which the Contracts are to be repurchased by WFSRC3 on a pro rata basis after giving effect to payments otherwise made on that Distribution Date other than the Base Price. The Indenture Trustee will deliver a report concurrently with the distribution of the Repurchase Premium reflecting the total amounts of Repurchase Premium received by the Indenture Trustee expressed as a dollar amount per $1,000 of each class of Notes then outstanding.

     If the Notes are accelerated following an Event of Default, amounts collected following the sale or liquidation of the property of the Trust, net of all reasonable expenses of sale, including reasonable attorneys' fees incurred by the Indenture Trustee, will be treated as Net Collections and will be distributed in the priority described above. See "The Notes -- Events of Default" in the prospectus.

DISTRIBUTION REPORTS

     On or before the fifth business day prior to each Distribution Date, the Master Servicer will deliver to the Indenture Trustee, the Owner Trustee and the Rating Agencies a Distribution Date statement setting forth, among other things, the following amounts with respect to the related Due Period and that Distribution Date:

     - the amount of funds in the collection account allocable to collections on the Contracts in the related Due Period, excluding any Advances and repurchase amounts;

     - the amount required to repurchase all Contracts repurchased by the Seller or the Master Servicer during the related Due Period;

     - the Advances made by the Master Servicer and the amounts for which the Master Servicer is entitled to be reimbursed for unreimbursed Advances;

     - the amount of Net Collections;

     - the application of funds in the Note distribution account to the items described above under "The Notes -- Distribution of Net Collections and Spread Account Amount";

     - the deposit into or withdrawal from the Spread Account of funds as described above under "The Notes -- Distribution of Net Collections and Spread Account Amount";

     - the Repurchase Premium, if any; and

     - the Servicing Fee.

     On each Distribution Date, the Indenture Trustee will deliver or cause to be delivered to each Noteholder of record, a Distribution Date statement, based upon the information provided to the Indenture Trustee by the Master Servicer, setting forth the following information with respect to that Distribution Date:

     - the amount of the interest payment for each class of the Notes, including any interest due but not paid on that Distribution Date;

     - the amount of the principal payment for each class of the Notes, including any principal due but not paid on that Distribution Date;

     - the aggregate amount of the fees received by the Master Servicer, the Indenture Trustee and the Owner Trustee for the Due Period for that Distribution Date;

     - the amount, if any, withdrawn from the Spread Account with respect to that Distribution Date and the disposition of that amount;

     - the aggregate amount of net losses on the Contracts for the related due period;

     - the Aggregate Scheduled Balance of the outstanding Contracts and the pool factor as of the end of the related due period;

     - the Aggregate Scheduled Balance of all Contracts which were delinquent
       (a) 30 days or more and (b) 90 days or more, in each case, as of the last day of the related due period; and

     - the principal balance of each class of Notes on that Distribution Date after giving effect to all principal distributions on that Distribution Date.

TERMINATION

     The obligations of the Master Servicer, the Seller, the Owner Trustee and Indenture Trustee pursuant to the Trust Agreement, the Sale and Servicing Agreement and the Indenture will terminate upon the earliest to occur of (i) the maturity or other liquidation of the last Contract and the disposition of any amounts received upon liquidation of any property remaining in the Trust, or
(ii) the payment to you of all amounts required to be paid to you pursuant to such agreements as to all classes of Notes, whether as the result of an Optional Repurchase of Contracts, Optional Purchase of Contracts or otherwise.

     The Indenture Trustee will give you written notice of termination at least 20 days prior to termination. The final distribution to you will be made only upon surrender and cancellation of your Notes at the office or agency of the Indenture Trustee specified in the notice of termination. Any funds remaining in the Trust at least 18 months after the date of termination and after the Indenture Trustee has attempted to locate a holder of the Notes and such measures have failed, will be distributed to a charity designated by the Master Servicer.

PREPAYMENT CONSIDERATIONS

     The following information supplements the discussion of prepayment considerations associated with the purchase of Notes under "Certain Information Regarding the Securities -- Prepayment Considerations" in the prospectus. No assurance can be given that the Contracts will experience any specific rate of prepayment. WFS does not maintain specific records which would suggest any difference in prepayment rate for Rule of 78's Contracts as compared with Simple Interest Contracts.

                                   THE SELLER

     WFSRC3 is a wholly owned, limited-purpose service corporation of WFS, and was incorporated under the laws of the State of California on June 4, 2001. The principal office of WFSRC3 is 6655 West Sahara Avenue, Las Vegas, Nevada 89146. WFSRC3's telephone number is (702) 227-8117.

     WFSRC3 was organized principally for the purpose of purchasing retail installment sales Contracts and installment loans from WFS in connection with its activities as a finance subsidiary of WFS. WFSRC3 has not and will not engage in any activity other than (i) acquiring, owning, holding, selling, transferring, assigning, pledging or otherwise dealing in installment sales Contracts and installment loans secured by vehicles or (ii) originating one or more grantor or owner Trusts owning installment sales Contracts and installment loans secured by vehicles.

     WFSRC3's articles of incorporation limit the activities of WFSRC3 to the above purposes and to any activities incidental to and necessary for such purposes.

BREACH OF REPRESENTATIONS AND WARRANTIES; DEFECTIVE CONTRACT DOCUMENTATION

     In the Sale and Servicing Agreement, the Seller will make certain representations and warranties with respect to each Contract transferred by it to the Trust as of the Closing Date, including but not limited to, perfection, validity, enforceability of and the absence of liens prior to the security interest granted pursuant to each Contract, title of the Trust in and to the Contracts, validity and enforceability of the Contracts as against the related obligors, and collision and comprehensive insurance coverage related to each financed vehicle. If any of those representations and warranties is found to have been incorrect as of the time it was made or any document evidencing or securing a Contract is found to be defective or not to be contained in the Contract files, the Seller must cure the defect or eliminate or otherwise cure the circumstances or condition in respect of which such representation or warranty is incorrect within 90 days of the discovery thereof. If the defect is not cured within that 90-day period, the Seller must repurchase the Contract affected by the defect at a price equal to the outstanding principal amount of that Contract plus accrued interest thereon to the last due date in the Due Period in which the repurchase occurs.

                                      WFS

GENERAL

     WFS Financial Inc, referred to in this prospectus supplement as "WFS" or, in its capacity as Master Servicer, the "master servicer", is an auto finance company incorporated in California in 1988. WFS purchases contracts in both the prime and non-prime credit quality segments of the auto finance market. During the year ended December 31, 2000 and for the three months ended March 31, 2001, WFS purchased approximately 70% and 72%, respectively, of its contracts from the prime credit quality segment and 30% and 28%, respectively, from the non-prime segment. WFS purchases the majority of its contracts from franchised dealers and to a lesser extent from independent dealers. During the year ended December 31, 2000 and for the three months ended March 31, 2001, contracts for new and pre-owned vehicles represented 24% and 76% of WFS' volume of contracts purchased.

     WFS is an operating subsidiary of Western Financial Bank. As an operating subsidiary, WFS is subject to regulation and supervision by the Office of Thrift Supervision and the Federal Deposit Insurance Corporation. At December 31, 2000 and March 31, 2001, WFS had total assets of $3.6 billion and $4.4 billion, respectively, total liabilities of $3.3 billion and $4.1 billion, respectively, and stockholders' equity of $317 million and $328 million, respectively. At December 31, 2000 and March 31, 2001, WFS' portfolio of contracts serviced, net of dealer participation, totaled approximately $6.8 billion and $7.2 billion, respectively.

     WFS' revenues are derived principally from contractual Servicing Fees, the retained interest on Contracts sold for which servicing is retained, interest on Contracts not sold and fee income including late fees, deferment fees, documentation fees and other fees, and, to a lesser extent, gain on other investments. Interest on borrowings and general and administrative costs are WFS' major expense items.

     The principal executive offices of WFS are located at 23 Pasteur, Irvine, California 92618 and its telephone number is (949) 727-1002.

BUSINESS ACTIVITIES

     WFS is engaged principally in the business of originating Contracts secured by automobiles and light duty trucks from new and pre-owned car dealers and the public. WFS currently conducts its operations through its principal office and 44 production offices nationwide.

LITIGATION

     WFS is a party to legal actions arising from its activities as an automobile finance company. Some of those actions purport to be brought as consumer class actions and seek money damages and rescission of Contracts. None of those actions name any securitization Trust which has acquired Contracts originated by WFS. WFS is vigorously defending those actions and does not anticipate that any of those actions will have an effect upon its ability to perform its obligations as Master Servicer or will have an effect upon the Trust to be created in connection with the Notes offered by this prospectus supplement. See "Certain Legal Aspects of the Contracts -- Repurchase Obligation" in the prospectus.

                             WESTERN FINANCIAL BANK

GENERAL

     Western Financial Bank is a federally chartered savings association. At December 31, 2000 and March 31, 2001, Western Financial Bank had total assets of $6.6 billion and $7.5 billion, respectively, total deposits of $2.5 billion and $2.3 billion, respectively, and stockholder's equity of $455 million and $474 million, respectively, on a generally accepted accounting principles basis. Western Financial Bank is a wholly owned subsidiary of Westcorp. Westcorp is a financial services holding company which operates principally through Western Financial Bank, its wholly owned subsidiary, and through WFS.

     As a federally chartered savings association, Western Financial Bank is subject to regulation and supervision by the Office of Thrift Supervision and the Federal Deposit Insurance Corporation. Western Financial Bank is a member of the Federal Home Loan Bank of San Francisco.

     The principal executive office of Western Financial Bank is located at 15750 Alton Parkway, Irvine, California 92618 and its telephone number is (949) 727-1100.

BUSINESS ACTIVITIES

     Western Financial Bank provides a wide range of financial services through its community banking group which includes retail and commercial operations. Retail banking services are available through a network of 25 retail banking offices located throughout California. Commercial banking operations target selected southern California markets. Western Financial Bank maintains an ownership interest in WFS which exceeds 82 percent.

                              ERISA CONSIDERATIONS

     Except as described below, the Class A Notes (but not the Subordinate Notes) may be purchased by, on behalf of or with plan assets of an employee benefit plan or an individual retirement account, both a "Plan", subject to ERISA or Section 4975 of the Internal Revenue Code. A fiduciary of a Plan must determine that the purchase of a note is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the

Internal Revenue Code. For additional information regarding treatment of the Notes under ERISA, See "ERISA Considerations" in the prospectus.

     The Notes may not be purchased with the assets of a Plan if the Seller, the Master Servicer, the Indenture Trustee, the Owner Trustee or any of their affiliates (a) has investment or administrative discretion with respect to such Plan assets; (b) has authority or responsibility to give, or regularly gives, investment advice with respect to such Plan assets, for a fee and pursuant to an agreement or understanding that such advice (i) will serve as a primary basis for investment decisions with respect to such Plan assets and (ii) will be based on the particular investment needs for such Plan; or (c) is an employer maintaining or contributing to such Plan.

                                  UNDERWRITING

     Subject to certain conditions contained in an underwriting agreement, among
                                                            and
                    , for whom                     is acting as representative,
the Seller and WFS, the underwriters have agreed to severally purchase from the Seller, and the Seller has agreed to sell to the underwriters, the respective principal amounts of each class of Notes as set forth opposite their names below:

                               PRINCIPAL      PRINCIPAL      PRINCIPAL      PRINCIPAL      PRINCIPAL
                                 AMOUNT         AMOUNT         AMOUNT         AMOUNT       AMOUNT OF
                              OF CLASS A-1   OF CLASS A-2   OF CLASS A-3   OF CLASS A-4   SUBORDINATE
        UNDERWRITER              NOTES          NOTES          NOTES          NOTES          NOTES           TOTAL
        -----------           ------------   ------------   ------------   ------------   ------------   --------------
          ..................  $              $              $              $              $              $
          ..................  $              $              $              $              $              $
          ..................  $              $              $              $              $              $
          ..................  $              $              $              $              $              $
                              ------------   ------------   ------------   ------------   ------------   --------------
  Total.....................  $              $              $              $              $              $
                              ============   ============   ============   ============   ============   ==============

     The Seller has been advised by the representative that the underwriters propose initially to offer the Notes to the public at the public offering prices set forth on the cover page of this prospectus supplement and to certain dealers at those prices less a concession not in excess of the respective amounts in the following table. The underwriters may allow, and such dealers may reallow, a discount not in excess of the respective amounts set forth in the following table.

     After the initial public offering, the public offering prices of the Notes and these concessions and discounts may be changed.

                                                               SELLING      REALLOWANCE
                           CLASS                              CONCESSION     DISCOUNT
                           -----                              ----------    -----------
Class A-1 Notes.............................................         %             %
Class A-2 Notes.............................................         %             %
Class A-3 Notes.............................................         %             %
Class A-4 Notes.............................................         %             %
Subordinate Notes...........................................         %             %

     The underwriting agreement provides that the obligations of the underwriters are subject to approval of certain legal matters by counsel and to various other conditions. In the underwriting agreement, the several underwriters have agreed, subject to the terms and conditions set forth in the underwriting agreement, to severally purchase all the Notes offered hereby if any of the Notes are purchased. In the event of a default under the underwriting agreement by any underwriter, the underwriting agreement provides that, in some circumstances, purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

     The Seller and WFS have agreed to jointly and severally indemnify the underwriters against certain liabilities, including liabilities under applicable securities laws, or contribute to payments the underwriters may be required to make in respect thereof.

     The representative of the underwriters has informed the Seller that it does not expect discretionary sales by the underwriters to exceed 5% of the principal amount of Notes being offered hereby.

     Affiliates of           and           have provided commercial banking
services from time to time to WFS and its affiliates.

     The underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M of the Securities Exchange Act of 1934, as amended. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of such transactions.

     Each underwriter has represented and agreed that:

     - it has complied and will continue to comply with all applicable provisions of the Financial Services Act 1986 and the Public Offers of Securities Regulations 1995 -- the Regulations -- with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom;

     - it has only issued or passed on and will only issue or pass on to any person in the United Kingdom any document received by it in connection with the issue of the Notes if that person is of a kind described in
       Article 11(3) of the Financial Service Act 1986 (Investment Advertisements) (Exemptions) Order 1996 (as amended) or is a person to whom such documents may otherwise lawfully be issued or passed on; and

     - it has offered or sold and, during the period of six months from the date of this prospectus supplement, will not offer or sell any Notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their business or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Regulations.

     The closing of the sale of the Notes is conditioned on the issuance of the certificates to WFSRC3.

     Upon receipt of a request by an investor who has received an electronic prospectus from an underwriter or a request by the investor's representative within the period during which there is an obligation to deliver a prospectus, the Seller or the underwriters will promptly deliver, or cause to be delivered, without charge, a paper copy of the prospectus.

     We are not offering the Notes in any state where the offer of such securities is not permitted.

     Until             , 2001, all dealers that buy, sell or trade the Notes may
be required to deliver a prospectus and this prospectus supplement, regardless of whether they are participating in the offer. This is in addition to the obligation of dealers to deliver a prospectus and this prospectus supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                 LEGAL MATTERS

     Certain legal matters with respect to the Notes, including certain federal and California income tax matters, will be passed upon for the Seller by Mitchell, Silberberg & Knupp LLP, Los Angeles, California. Sidley Austin Brown & Wood LLP, San Francisco, California will act as counsel for the underwriters.

                           INCORPORATION BY REFERENCE

     All reports and other documents filed by WFS, as Master Servicer, on behalf of the Seller, or on behalf of the Trust, or by WFSRC3, as registrant, as filed in each case pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Act of 1934, as amended, and those filed subsequent to the date of this prospectus supplement and prior to the termination of the offering of the Notes offered hereby, shall be deemed to be incorporated by reference into this prospectus supplement and the prospectus and to be a part hereof from the respective dates of filing such documents. Any statement contained herein or in a document all or a portion of which is incorporated herein by this reference shall be deemed to be modified or superseded for purposes of this prospectus supplement and the prospectus to the extent that a statement contained herein or in any subsequently filed document which is or is also deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

     You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the prospectus. We have not authorized anyone to provide you with different information.

     The Seller on behalf of the Trust hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Trust's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this prospectus supplement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                    GLOSSARY

     "Additional Principal Amount" means, with respect to a Distribution Date, an amount equal to the amount necessary to reduce the principal balance of the Notes, calculated after taking into account the amounts previously distributed, including amounts distributed on such Distribution Date, to the Overcollateralization Balance.

     "Aggregate Scheduled Balance" means the sum of the Scheduled Balances of the outstanding Contracts.

     "Aggregate Scheduled Balance Decline" means, with respect to any Distribution Date, the amount by which the Aggregate Scheduled Balance as of the beginning of the related Due Period -- or in the case of the first Distribution Date, as of the cut-off date -- exceeds the Aggregate Scheduled Balance as of the end of such Due Period.

     "Base Price" means the base amount payable in respect of the Notes upon the exercise by WFSRC3 of an Optional Repurchase, as described under "The
Notes -- Optional Repurchase".

     "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, Wilmington, Delaware or Los Angeles, California are authorized or obligated by law, executive order or government decree to be closed.

     "Closing Date" means the date the Notes are initially issued.

     "Contracts" means the retail installment sales contracts and installment loans originated or purchased by WFS that have been subsequently purchased by WFSRC3 and transferred to the Trust.

     "Cut-Off Date" means the opening of business on             1, 2001.

     "Cut-Off Date Aggregate Scheduled Balance" means $     ,000,000.

     "Defaulted Contract" means, with respect to any Due Period, a Contract either which is, at the end of such Due Period, delinquent in the amount of at least two monthly payments, or with respect to which the related financed vehicle has been repossessed or repossession efforts have been commenced.

     "Definitive Securities" means Notes issued as physical certificates.

     "Distribution Date" means each date on which a payment of interest and principal are to be made on the Notes, which will be monthly on the 20th of each month, or if that is not a Business Day, the next following Business Day,
beginning on             20, 2001.

     "Due Period" means, with respect to any Distribution Date, the one-month period commencing on the first day of the month preceding the month in which that Distribution Date occurs -- or in the case of the first Distribution Date, commencing on the Cut-Off Date -- to the last day of the month immediately preceding the month in which that Distribution Date occurs.

     "Event of Default" means an event of default under the Indenture described under "The Notes -- Events of Default".

     "Indenture" means the Indenture, dated as of             1, 2001, among the
Trust and the Indenture Trustee.

     "Indenture Trustee" means Bankers Trust Company or any successor trustee under the Indenture.

     "Insolvency Event" means certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and certain action by the Seller or the Master Servicer indicating its insolvency, reorganization pursuant to bankruptcy or similar proceedings or inability to pay its obligations.

     "Interest Carryover Shortfall Amount" means, with respect to any Distribution Date and a class of Notes, the excess, if any, of the sum of the Monthly Interest Distributable Amount for that class for the immediately preceding Distribution Date plus any Interest Carryover Shortfall Amount for that class on such preceding Distribution Date over the amount in respect of interest that is actually deposited in the note distribution account with respect to that class on that preceding Distribution Date, plus, to the extent permitted by applicable law, interest on the amount of interest due but not paid to holders of such class of Notes on that preceding Distribution Date at the related interest rate for the related Interest Period.

     "Interest Distributable Amount" means, with respect to any Distribution Date and a class of Notes, the sum of the Monthly Interest Distributable Amount and the Interest Carryover Shortfall Amount for such class of Notes for that Distribution Date.

     "Interest Period" means, with respect to any Distribution Date and (i) the Class A-1, Notes, the period from, and including, the prior Distribution Date (or from and including the Closing Date with respect to the first Distribution
Date) to but excluding the current Distribution Date and (ii) the Class A-2, Class A-3, Class A-4 and Class B Notes, the period from and including the 20th day of the month of the prior Distribution Date (or from and including the Closing Date with respect to the first Distribution Date) to but excluding the 20th day of the month of the current Distribution Date.

     "Liquidated Contract" means, a Contract that (i) has been repurchased by the Seller or the Master Servicer or as to which all of the principal has been paid prior to its scheduled maturity; (ii) is a Defaulted Contract with respect to which the related financed vehicle was repossessed and, after any cure period required by law has expired, the Master Servicer has charged-off any losses prior to the four-month period referenced in clause (iv) below; (iii) has been paid in full on or after its scheduled maturity; or (iv) is delinquent as to all or part of four or more monthly principal and interest payments. Contracts that become Liquidated Contracts pursuant to clause (ii) or (iv) above and any collections thereon will thereupon no longer be part of the Trust, although collections thereon will be deposited in the collection account.

     "Master Servicer" means WFS Financial Inc or WFS.

     "Monthly Interest Distributable Amount" means, with respect to any Distribution Date and any class of Notes, the sum of all interest due on that class of Notes for the Interest Period related to that Distribution Date. Interest will be calculated based on the outstanding principal amount of each class of Notes on the immediately preceding Distribution Date, after giving effect to all payments of principal to holders of that class of Notes on or prior to that Distribution Date, or, in the case of the first Distribution Date, on the original principal amount of that class of Notes.

     "Net Collections" means all payments received by the Master Servicer on or in respect of the Contracts due on or after the Cut-Off Date, including: (i) prepayments, net liquidation proceeds and net insurance proceeds, (ii) amounts, other than the Repurchase Premium, paid upon purchase or repurchase of Contracts, and (iii) any Advances that may be made by the Master Servicer in respect of delinquent Contracts, which amounts are in each instance net of (a) late payments in respect of which the Master Servicer has previously made an Advance or (b) reimbursement to the Master Servicer for nonrecoverable Advances.

     "Notes" means the Class A Notes and the Subordinate Notes.

     "Optional Purchase" means the exercise by WFSRC3 of its right to purchase all outstanding Contracts from the Trust on any Distribution Date as of which the aggregate principal balance of the Simple Interest Contracts plus the aggregate of the present value of the remaining monthly principal and interest payments on the Rule of 78's Contracts is equal to or less than $ ,000,000.

     "Optional Repurchase" means the exercise by WFSRC3 of its right to repurchase from the Trust, on any single Distribution Date, Contracts selected by it, in its sole discretion, which Contracts have an aggregate value on the
date of repurchase of not more than $            , which amount is the sum of
(i) the aggregate principal balance of simple interest Contracts repurchased and
(ii) the aggregate of the present values of the remaining monthly principal and interest due on Rule of 78's Contracts repurchased.

     "Overcollateralization Amount" has the meaning set forth under "The Notes -- Credit Enhancements."

     "Overcollateralization Balance" means an amount equal to the Aggregate Scheduled Balance minus the Overcollateralization Amount.

     "Pool Factor" for each class of Notes means a six-digit decimal which the Master Servicer will compute prior to each Distribution Date indicating the unpaid principal amount of each class of Notes, after giving effect to payments to be made on that Distribution Date, as a fraction of the initial outstanding principal amount of that class of Notes.

     "Principal Balance" means, (i) as to a Simple Interest Contract, its actual principal balance and (ii) as to a Rule of 78's Contract, its actual principal balance net of unearned interest.

     "Principal Distributable Amount" means, with respect to any Distribution Date, the excess as of the related Due Period of the principal balance of the Notes over the sum of the Aggregate Scheduled Balance and the Undercollateralization Amount; provided, however, the Principal Distributable Amount on or after the final scheduled distribution date of any unpaid class of Notes will equal the greater of (i) the amount described immediately above and
(ii) the excess of the outstanding principal balance of that class of Notes as of the last day of the related Due Period over the Undercollateralization Amount.

     "Rating Agency" means each of Moody's Investors Service Inc. and Standard & Poor's, a Division of The McGraw-Hill Companies, Inc.

     "Repurchase Premium" means the repurchase premium payable in respect of the Notes upon the exercise by WFSRC3 of an Optional Repurchase, as described under "The Notes -- Optional Repurchase."

     "Rule of 78's Contract" means, a Contract that provides for the payment by the obligor of a specified total number of payments, payable in equal monthly installments, which total represents the interest in an amount calculated by using the Rule of 78's. Under the Rule of 78's, the amount of a monthly payment allocable to interest on a Contract is determined by multiplying the total amount of interest payable over the term of the Contract by a fraction. The denominator of that fraction consists of a number equal to the sum of a series of numbers representing the number of each monthly payment due under the Contract. For example, with a Contract providing for 12 payments, the denominator of each month's fraction will be 78, the sum of a series of numbers from 1 to 12. Accordingly, in the example of a twelve payment Contract, the fraction for the first payment is 12/78, for the second payment 11/78, for the third payment 10/78, and so on through the final payment, for which the fraction is 1/78. The numerator of that fraction, for a given month, consists of the number of payments remaining before the maturity of the Contract. The applicable fraction is then multiplied by the total add-on interest payment over the entire term of the Contract, and the resulting amount is the amount of add-on interest earned that month. The difference between the amount of the monthly payment by the obligor and the amount of earned add-on interest calculated for the month is applied to the principal reduction. Under the law of Texas, a similar procedure is permitted for calculating the amount of add-on interest earned, except the fraction is derived by using the sum of monthly payments rather than the sum of the number of months (the "sum of the balances"). As a Contract using either the Rule of 78's or the sum of the balances method to compute interest earned is payable in equal monthly payments, the mathematical result is substantially identical under either system. Accordingly, for purposes of convenience, the term "Rule of 78's" is used in this prospectus supplement in referring to Contracts with add-on interest regardless of which system is used to calculate interest earned.

     "Sale and Servicing Agreement" means the Sale and Servicing Agreement,
dated as of             1, 2001, among the Seller, the Master Servicer and the
Trust.

     "Scheduled Balance" means, with respect to (i) a Rule of 78's Contract, the present value of the remaining scheduled payments of monthly principal and interest due on that Contract discounted on a monthly basis as described below, and (ii) a Simple Interest Contract, will be its actual principal balance. The monthly principal and interest for a Contract will be the installment of principal and interest due each month, each such date being a due date, and will be substantially equal for the term of the Contract. The Scheduled Balance of a Rule of 78's Contract for the cut-off date and each due date will be set forth in a schedule to the Sale and Servicing Agreement and will be equal to the present value, determined as discussed below, at each of those dates of all payments of monthly principal and interest on the Contract that are due after that due date. That present value will be determined by discounting, on a monthly basis, each payment of monthly principal and interest from the last day of the month in which that payment of monthly principal and interest is due to the first day of the month in which that due date occurs, using a discount rate that will produce a present value at the Cut-Off Date equal to the outstanding principal balance of the Contract as of the Cut-Off Date.

     "Seller" means WFS Receivables Corporation 3, or WFSRC3.

     "Servicing Fee" means the dollar value of the Servicing Fee Percent plus all late payment charges, extension fees and similar items paid in respect of the Contracts in addition to the amount, if any, by which the outstanding principal balance of a Contract that is prepaid in full prior to its maturity exceeds its Scheduled Balance of that Contract. The Master Servicer will determine when an extension is to be granted, subject to the limitations described in the prospectus, under "The Master Servicer -- Collection of Payments".

     "Servicing Fee Percent" means compensation the Master Servicer shall be entitled to receive for each Contract from the monthly principal and interest paid in or in respect of that Contract in an amount equal to one-twelfth of 1.25% per annum of the Scheduled Balance of that Contract for the related month in respect of which the monthly principal and interest for that month has been collected or Advanced.

     "Simple Interest Contract" means a Contract as to which interest is calculated each day on the basis of the actual principal balance of that Contract on that day.

     "Specified Spread Account Balance" means the amount required to be on deposit in the Spread Account, calculated as described under "The
Notes -- Credit Enhancement -- Spread Account".

     "Spread Account" means a segregated trust account in the name of the Indenture Trustee that will afford some limited protection against losses on the Contracts.

     "Spread Account Amount" means the amount on deposit in the Spread Account.

     "Subordinate Notes" mean Class B Notes, which are subordinate in rights to receive interest and principal to notes of the Class A series.

     "Trust" means the WFS Financial 2001-  Owner Trust.

     "Trust Agreement" means the Trust Agreement dated as of           1, 2001,
among the Seller and the Owner Trustee.

     "Undercollateralization Amount" means, with respect to a Distribution Date, the excess as of the last day of the related Due Period of the Class A Note principal balance over the Aggregate Scheduled Balance.

     "Undercollateralization Condition" means a condition that exists with respect to a Distribution Date if, as of the last day of the related Due Period, the Class A Note principal balance exceeds the Aggregate Scheduled Balance.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY CHANGE. THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT ARE NOT AN OFFER TO SELL THESE SECURITIES AND ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS DATED JUNE 12, 2001
SUBJECT TO COMPLETION

             AUTO RECEIVABLE BACKED SECURITIES, ISSUABLE IN SERIES

                    [WFS LOGO] WFS RECEIVABLES CORPORATION 3
                                     SELLER

                          [WFS LOGO] WFS FINANCIAL INC
                                MASTER SERVICER

                               ------------------

THE SECURITIES TO BE SOLD:

     - will be automobile loan asset-backed securities issued by a Trust;

     - will be issued from time to time in one or more series;

     - will be rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization; and

     - will have the benefit of one or more forms of credit enhancement, such as an insurance policy, overcollateralization, subordination or spread account funds.

THE ASSETS:

     The assets of each Trust will consist of a pool of retail installment loans secured by new or pre-owned automobiles or light duty trucks, and other assets specified in the related prospectus supplement. Collections on the loans and funds received on any other assets of a Trust are the principal source of funds for making payment on the securities.

     YOU SHOULD CAREFULLY REVIEW THE RISK FACTORS BEGINNING ON PAGE 10 OF THIS PROSPECTUS AS WELL AS THOSE IN THE RELATED PROSPECTUS SUPPLEMENT.

     The securities are not obligations of WFS Receivables Corporation 3, WFS Financial Inc or any of their affiliates, nor are the securities insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

     This prospectus may not be used to consummate sales of securities unless accompanied by the prospectus supplement relating to the offering of these securities, which prospectus supplement describes the amount, price and terms of the securities being offered.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this prospectus is June   , 2001.

                       IMPORTANT NOTICE ABOUT INFORMATION
                          PRESENTED IN THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission utilizing a "shelf" registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or enhance information contained in this prospectus. You should read both this prospectus and the related prospectus supplement.

     We have filed with the SEC a registration statement in connection with the securities being offered in this prospectus. This prospectus is a part of the registration statement but does not contain all of the information included in the registration statement. Some information in this prospectus is not complete and refers you to exhibits and schedules contained in the registration statement and to documents incorporated by reference in this prospectus. You can review and copy the registration statement at the following locations:

     - Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C.
       20549

     - Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661

     - 7 World Trade Center, Suite 1300, New York, New York 10048

     - http://www.sec.gov.

     If you purchase securities you will also be provided with unaudited quarterly and annual reports concerning the automobile loan contracts that back the securities.

     You should rely on the information contained in or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information.

                  WHERE TO FIND INFORMATION IN THESE DOCUMENTS

     We have included cross-references to captions in this prospectus and the related prospectus supplement where you can find further related discussions. We have started with an introductory section describing each trust, and an abbreviated discussion of terms, of which some will apply to every offering while others will vary depending on the nature of the particular offering. A more complete description of terms follows the abbreviated discussion.

     Cross-references may be contained in the introductory section which will direct you elsewhere in this prospectus. You can also find references to key topics in the Table of Contents.

     WFS, as master servicer, will provide without charge to each person to whom a copy of this prospectus is delivered, including any beneficial owner of notes, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to Secretary, WFS Financial Inc, 23 Pasteur, Irvine, California 92618 or by calling (949) 727-1002. This prospectus may also be found at the Company's website at www.wfsfinancial.com.

                               TABLE OF CONTENTS

                                        PAGE
                                        ----

 IMPORTANT NOTICE ABOUT INFORMATION
   PRESENTED IN THIS PROSPECTUS.......    2

 WHERE TO FIND INFORMATION IN THESE
   DOCUMENTS..........................    2

 SUMMARY OF TERMS.....................    5

   The Parties........................    5

   The Offered Securities.............    5

   The Trust Property.................    6

   The Contracts......................    7

   Redemption of Securities and
      Repurchase of Contracts.........    7

   Tax Status.........................    9

   ERISA Considerations...............    9

 RISK FACTORS.........................   10

   Absence of a Secondary Market for
      the Notes Could Limit Your
      Ability to Resell the Notes.....   10

   Prepayments on the Contracts Could
      Cause You to Be Paid Earlier
      Than You Expected, Which May
      Adversely Affect Your Yield to
      Maturity........................   10

   Possession of the Contracts by WFS
      Combined with the Insolvency of
      WFS May Cause Your Payments to
      Be Reduced or Delayed...........   10

   Losses and Delinquencies on the
      Contracts May Differ from WFS'
      Historical Loss and Delinquency
      Levels..........................   11

   Noteholders Have No Recourse
      Against WFS or the Seller for
      Losses..........................   11

 GLOSSARY OF DEFINED TERMS............   12

 FORMATION OF THE TRUST...............   12

   General............................   12

   Credit or Cash Flow Enhancement....   13

   Possession of the Contracts and
      Other Trust Property............   14

   Repurchase of Contracts by the
      Master Servicer.................   14

   Capitalization.....................   14

   Interest Rate and Currency Swaps...   14

   Prefunding Account.................   14

   The Owner Trustee..................   14

 THE CONTRACTS POOL...................   14

   Underwriting Procedures Relating to
      the Contracts...................   15

   Servicing of Contracts.............   17

 POOL FACTORS AND TRADING
   INFORMATION........................   17

                                        PAGE
                                        ----

 THE NOTES............................   18

   General............................   18

   Payments of Interest and
      Principal.......................   18

   Optional Repurchase................   18

   Prepayment Following Optional
      Repurchase......................   18

   Optional Purchase..................   19

   The Indenture Trustee..............   19

   Events of Default..................   19

 CERTAIN INFORMATION REGARDING THE
   SECURITIES.........................   19

   General............................   19

   Fixed Rate Notes...................   20

   Floating Rate Notes................   20

   Book-Entry Registration............   21

   Definitive Securities..............   25

   The Accounts and Eligible
      Investments.....................   26

   Distributions on the Notes.........   26

   Payment Priorities of the Notes;
      The Spread Account..............   27

   Withdrawals from the Spread
      Account.........................   28

   Statements to Noteholders..........   28

   Evidence as to Compliance..........   29

   Certain Matters Regarding the
      Master Servicer.................   29

   Servicer Default...................   30

   Rights Upon Servicer Default.......   31

   Waiver of Past Defaults............   31

   Voting Interests...................   31

   Amendment..........................   32

   List of Noteholders................   34

   No Bankruptcy Proceedings..........   34

   Termination........................   34

   The Trustees.......................   34

   Duties of the Trustees.............   35

   Administration Agreement...........   36

   Prepayment Considerations..........   36

 THE MASTER SERVICER..................   37

   Collection of Payments.............   37

   Advances...........................   37

   Insurance on Financed Vehicles.....   38

   Servicer Determination and Reports
      to Trustees.....................   38

   Servicing Compensation.............   39

   Realization Upon Defaulted
      Contracts.......................   39

 CERTAIN LEGAL ASPECTS OF THE
   CONTRACTS..........................   40

   General............................   40

   Security Interests in the Financed
      Vehicles........................   40

                                        PAGE
                                        ----

   Enforcement of Security Interests
      in Financed Vehicles............   42

   Other Matters......................   42

   Repurchase Obligation..............   43

 FEDERAL AND CALIFORNIA INCOME TAX
   CONSEQUENCES.......................   43

   Federal Income Tax Consequences....   43

   Tax Characterization of Trusts.....   44

   Tax Consequences to Holders of the
      Notes...........................   44

   California Income Tax
      Consequences....................   46

 ERISA CONSIDERATIONS.................   46

   Overview...........................   46

   Prohibited Transactions............   46

                                        PAGE
                                        ----

   The Notes..........................   47

 PLAN OF DISTRIBUTION.................   47

 LEGAL MATTERS........................   48

 GLOSSARY.............................   49

                                SUMMARY OF TERMS

     This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of an offering, carefully read this entire document and the accompanying prospectus supplement.

THE PARTIES:

The Issuer....................   Each series of notes will be issued by a
                                 separate owner trust, each of which is referred to in this prospectus as a trust

Seller........................   WFS Receivables Corporation 3, or WFSRC3

Seller's Addresses............   6655 West Sahara Avenue, Las Vegas, Nevada
                                 89146

Seller's Telephone
   Number.....................   (702) 227-8117

Master Servicer...............   WFS Financial Inc, or WFS

Indenture Trustee.............   See the related prospectus supplement

Owner Trustee.................   See the related prospectus supplement

The Insurer...................   If an insured class of notes is being offered,
                                 we will identify the insurer in the related prospectus supplement

THE OFFERED SECURITIES:

                                 We will describe in each prospectus supplement the securities we are offering at that time. The offered securities will include one or more classes of asset-backed notes. You will find the following information about each class of securities in the related prospectus supplement:

                                 - its principal amount;

                                 - its interest rate, which may be fixed or
                                   variable or a combination;

                                 - the timing, amount and priority or
                                   subordination of payments of principal and interest;

                                 - the method for calculating the amount of
                                   principal and interest payments;

                                 - its final scheduled distribution date;

                                 - whether and when it may be redeemed prior to
                                   its final scheduled distribution date; and

                                 - how losses on the assets of a trust are
                                   allocated among the classes of securities.

                                 Some classes of securities may be entitled to:

                                 - principal payments with disproportionate,
                                   nominal or no interest payments or

                                 - interest payments with disproportionate,
                                   nominal or no principal payments.

                                 The related prospectus supplement will identify any class of securities of a series that is not being offered to the public.

                                 Generally, you may purchase the securities only in book-entry form and will not receive your securities in definitive form.

The Notes.....................   Each note will represent the right to receive
                                 payments of principal and interest as described in the related prospectus supplement. Payments will be made on distribution dates set forth in the related prospectus supplement.

THE TRUST PROPERTY:

General.......................   The property of each trust will be described in
                                 the related prospectus supplement. In general, the trust property will include:

                                 - a pool of retail installment sales contracts
                                   and a limited number of installment loans originated by WFS, all of which are secured by new or pre-owned automobiles or light duty trucks;

                                 - the funds in a spread account; and

                                 - any other credit enhancement features
                                   designed to provide protection against losses on the related trust assets including, if an insured class of notes is outstanding, an insurance policy issued by the insurer guaranteeing payment to the related indenture trustee of principal and interest payments to be made to holders of the insured class of notes. The related prospectus supplement will specify the credit or cash flow enhancements applicable to the notes offered by that prospectus supplement.

THE CONTRACTS:

The contracts will consist
of............................   - retail installment sales contracts secured by
                                   new and pre-owned automobiles and light duty trucks purchased by WFS from new and pre-owned car dealers,

                                 - retail installment loans secured by new and
                                   pre-owned automobiles and light duty trucks made by WFS to the obligors under those loans, and

                                 - retail installment loans secured by new and
                                   pre-owned automobiles and light duty trucks made by independent auto finance companies to the obligors under those loans, which loans have been purchased by WFS,

                                 The contracts will include the right to receive the payments due thereon on or after the cut-off date specified in the related prospectus supplement.

The Spread Account............   A spread account will be a segregated trust
                                 account in the name of the indenture trustee that will afford you some limited protection against losses on the contracts. Unless otherwise set forth in the related prospectus supplement, it will be created with an initial cash deposit in the amount specified in the related prospectus supplement.

                                 Amounts on deposit in a spread account will be available to cover shortfalls in the payments on the securities as described in the related prospectus supplement. The related prospectus supplement may also specify (1) a minimum balance to be maintained in the spread account and what funds are available for deposit to reinstate that balance and (2) when and to whom any amount will be distributed from the spread account if the balance exceeds this minimum amount.

                                 You will not have any right to any excess funds after those funds are distributed from the spread account to any other person.

REDEMPTION OF SECURITIES AND REPURCHASE OF CONTRACTS:

Optional Repurchase...........   WFSRC3 may repurchase all of the outstanding
                                 contracts from a trust on any distribution date, subject to the limitations to be specified in the related prospectus supplement.
                                 If WFSRC3 exercises its
                                 option to repurchase, known as an optional repurchase, WFSRC3 will pay the trust an amount equal to the sum of (x) the repurchase price described in the related prospectus supplement, and (y) a repurchase premium in an amount to be specified in the related prospectus supplement.

Optional Purchase.............   WFSRC3 may purchase all of the outstanding
                                 contracts from a trust on any distribution date as of which the aggregate principal balance of the simple interest contracts plus the aggregate of the present value of the remaining monthly principal and interest due on the Rule of 78's contracts transferred to the trust is equal to or less than an amount to be specified in the related prospectus supplement. If WFSRC3 exercises this option to purchase, known as an optional purchase, WFSRC3 will pay the trust an amount equal to the purchase price described in the related prospectus supplement.

Optional Redemption...........   If WFSRC3 purchases all of the outstanding
                                 contracts pursuant to an optional repurchase or an optional purchase, the outstanding notes will be redeemed in whole at a price equal to the unpaid principal amount of all classes of notes outstanding plus the accrued interest on each class of notes, and in the case of an optional repurchase, the payment of a repurchase premium in an amount to be specified in the related prospectus supplement.

Mandatory Redemption..........   The notes may be accelerated if an event of
                                 default has occurred and is continuing under the indenture. If the notes are accelerated, the master servicer or the indenture trustee will sell or otherwise liquidate the property of the trust and deliver the proceeds to the indenture trustee for distribution in accordance with the terms of the indenture. If subordinated notes are offered in the related prospectus supplement, such subordinated notes will receive any liquidation proceeds remaining after all obligations senior to the subordinated notes are paid in full, as described in the related prospectus supplement.

TAX STATUS:

                                 In the opinion of Mitchell, Silberberg & Knupp LLP, special counsel for federal income and California income tax purposes:

                                 - the notes will be characterized as debt; and

                                 - the trust will not be characterized as an
                                   association or a publicly traded partnership taxable as a corporation.

                                 If you purchase a note, you agree to treat it as debt for tax purposes.

ERISA CONSIDERATIONS:

                                 Senior notes are generally eligible for
                                 purchase by employee and other benefit plans that are subject to the Employee Retirement Income Security Act of 1974, as amended, or to
                                 Section 4975 of the Internal Revenue Code of
                                 1986, as amended. However, administrators of employee and other benefit plans should review the matters discussed under "ERISA Considerations" in this prospectus and in the related prospectus supplement and also should consult with their legal advisors before purchasing notes.

                                  RISK FACTORS

     You should consider the following risk factors in deciding whether to purchase any of the notes. You should also consider the risk factors set forth under the heading "Risk Factors" in the prospectus supplement.

ABSENCE OF A SECONDARY MARKET FOR THE NOTES COULD LIMIT YOUR ABILITY TO RESELL THE NOTES

     The absence of a secondary market for the notes could limit your ability to resell them. This means that if in the future you want to sell any notes before they mature, you may be unable to find a buyer or, if you find a buyer, the selling price may be less than it would have been if a market existed for the notes. There currently is no secondary market for the notes. The underwriters named in the related prospectus supplement expect to make a market in the notes but will not be obligated to do so. There is no assurance that a secondary market for the notes will develop. If a secondary market for the notes does develop, it might end at any time or it might not be sufficiently liquid to enable you to resell any of your notes.

PREPAYMENTS ON THE CONTRACTS COULD CAUSE YOU TO BE PAID EARLIER THAN YOU EXPECTED, WHICH MAY ADVERSELY AFFECT YOUR YIELD TO MATURITY

     The yield to maturity of the notes may be adversely affected by a higher or lower than anticipated rate of prepayments on the contracts. If you purchase a note at a premium, and the note pays principal more quickly than you expected, your yield will be reduced and you may not recover the premium you paid. Similarly, if you purchase a note at a discount and the note pays principal more slowly than you expected, your yield will be lower than you anticipated. The contracts may be prepaid in full or in part at any time. We cannot predict the rate of prepayments of the contracts, which is influenced by a wide variety of economic, social and other factors, including among others, obsolescence of the related vehicles, prevailing interest rates, availability of alternative financing, local and regional economic conditions and natural disasters. Therefore, we can give no assurance as to the level of prepayments that a trust will experience. Your notes could be subject to optional or mandatory redemption features, exposing you to investment risk. One or more classes of notes may be subject to optional or mandatory redemption in whole or in part, on or after a specified date, or on or after the time when the aggregate outstanding principal amount of the contracts or the notes is less than a specified amount or percentage. Since prevailing interest rates may fluctuate, we cannot assure you that you will be able to reinvest these amounts at a yield equaling or exceeding the yield on your notes. You will bear the risk of reinvesting unscheduled distributions resulting from a redemption.

POSSESSION OF THE CONTRACTS BY WFS COMBINED WITH THE INSOLVENCY OF WFS MAY CAUSE YOUR PAYMENTS TO BE REDUCED OR DELAYED

     Any insolvency by WFS while in possession of the contracts may result in competing claims to ownership or security interests in the contracts which could result in delays in payments on the notes or losses to securityholders. In addition, if the seller, the servicer, or a third party while in possession of the contracts, sells or pledges and delivers them to another party, that party could acquire an interest in the contracts with priority over the trustee's interest. This could result in delays in payments on the notes or losses to you.

LOSSES AND DELINQUENCIES ON THE CONTRACTS MAY DIFFER FROM WFS' HISTORICAL LOSS AND DELINQUENCY LEVELS

     We cannot guarantee that the delinquency and loss levels of the contracts in the trust will correspond to the historical levels that WFS experienced on its loan and vehicle portfolio, including loans that have been sold but are still being serviced by WFS. There is a risk that delinquencies and losses could increase or decline significantly for various reasons including:

     - changes in underwriting standards; or

     - changes in the local, regional or national economies.

NOTEHOLDERS HAVE NO RECOURSE AGAINST WFS OR THE SELLER FOR LOSSES

     There is no recourse against WFS or the seller for losses on the contracts. The notes represent obligations solely of the trust or debt secured by the trust property. No notes will be guaranteed by WFS, the seller or the applicable trustee. Consequently, if payments on the contracts, and to the extent available, any credit enhancement, are insufficient to pay the securities in full, you have no rights to obtain payment from WFS, the seller or the applicable trustee.

                           GLOSSARY OF DEFINED TERMS

     A glossary containing the meaning of capitalized terms used in this prospectus begins on page 49.

                             FORMATION OF THE TRUST

GENERAL

     The Seller will establish a Trust to issue each series of securities offered by this prospectus and the related prospectus supplement. Each Trust will be either a Delaware business Trust or a Trust established under the laws of another state, as described in the related prospectus supplement. The related Trust Agreement will be amended and restated on a date to be specified in the related prospectus supplement. All references in this prospectus to the Trust Agreement are to the amended and restated Trust Agreement. After its formation, each Trust may only engage in the following activities:

     - acquiring, holding and managing the Contracts and the other assets of the Trust and proceeds therefrom;

     - issuing the Notes to investors (which may include affiliates of WFS and WFSRC3);

     - issuing certificates to the Seller or its affiliates;

     - making payments on the Notes and certificates; and

     - engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing purposes or are incidental thereto or connected therewith.

     On or before the date the Notes are initially issued, which date is the Closing Date, the Seller will establish the Trust, as described in greater detail in the related prospectus supplement, to which the Contracts will be sold. On the Closing Date, WFS will sell the Contracts to the Seller and the Seller will transfer and assign the Contracts to the Trust. The Trust will, also on the Closing Date, issue the Notes to the Seller. The Seller will sell the Notes to the underwriters and the underwriters will distribute the Notes as described under the caption "Plan of Distribution" and in the related prospectus supplement under the caption "Underwriting". The Seller will receive certificates representing its beneficial interest in the assets of the Trust. All classes of subordinated notes, if any, will be subordinated to all classes of senior notes in the manner described in the related prospectus supplement and the certificates will be subordinated to the Notes.

     WFS will act as Master Servicer of the Contracts and will receive compensation and fees for those services. WFS, as Master Servicer, may retain physical possession of the original executed Contracts, and certain other documents or instruments relating to the Contracts, as custodian for the Owner Trustee pursuant to the Sale and Servicing Agreement, or may employ one or more subservicers as custodians. In order to protect the Trust's interest in the Contracts, the Trust's interest in the Contracts will be perfected by filing UCC-1 financing statements in the appropriate states to give notice of the Trust's interest in the Contracts. Under the Sale and Servicing Agreement and the Indenture, WFS will be obligated to take all necessary steps to preserve and protect the interests of the trustees in the Contracts. Neither the Indenture Trustee nor the Owner Trustee will be responsible for the legality, validity or enforceability of any security interest in respect of any contract. WFS will not physically segregate the Contracts from other retail installment sales Contracts and installment loans owned or serviced by it and will not stamp the Contracts with notice of the sale to the Seller, or the Trust. See "Certain Legal Aspects of the Contracts".

     On and after the Closing Date, the property of the Trust will consist of:

     - Contracts secured by financed vehicles consisting of new or pre-owned automobiles and light duty trucks;

     - principal and interest due under the Contracts on and after the cut-off date to be specified in the prospectus supplement;

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

     - security interests in the financed vehicles;

     - amounts on deposit in the collection account, the note distribution account, the Spread Account and the holding account, including all eligible investments made with those amounts and all income upon those eligible investments and all proceeds therefrom;

     - proceeds from claims under certain insurance policies in respect of individual financed vehicles or obligors under the Contracts;

     - rights as a third party beneficiary under a Sale and Servicing Agreement, among the Trust, the Seller and the Master Servicer;

     - additional credit or cash flow enhancement features, if any, designed to provide protection against losses or delays in payment of interest or principal, which may include an insurance policy issued by the insurer guaranteeing payment to the related Indenture Trustee of principal and interest payments to be made to holders of the insured class of Notes; and

     - Detailed information about the note policy and the insurer, if any, are set forth under the headings "The Note Policy" and "The Insurer" in the related prospectus supplement.

CREDIT OR CASH FLOW ENHANCEMENT

     The related prospectus supplement will specify the credit or cash flow enhancement, if any, for the Trust established for the related transaction. Credit or cash flow enhancement may consist of one or more of the following:

     - subordination of one or more classes of securities;

     - a Spread Account;

     - overcollateralization (i.e., the amount by which the principal amount of the Contracts exceeds the principal amount of all of the Trust's securities);

     - excess interest collections (i.e., the excess of anticipated interest collections on the Contracts over Servicing Fees, interest on the Trust's securities and any amounts required to be deposited in any Spread Account);

     - a letter of credit or other credit facility;

     - a surety bond or insurance policy;

     - liquidity arrangements;

     - swaps (including currency swaps) and other derivative instruments and interest rate protection agreements;

     - repurchase or put obligations;

     - yield supplement agreements;

     - guaranteed investment Contracts;

     - guaranteed rate agreements; or

     - other agreements with respect to third party payments or other support.

     Limitations or exclusions from coverage could apply to any form of credit or cash flow enhancement. The related prospectus supplement will describe the credit or cash flow enhancement, if any, and related limitations and exclusions applicable for securities issued by the Trust established for the related transaction. Credit or cash flow enhancements cannot guarantee that losses will not be incurred on the securities.

POSSESSION OF THE CONTRACTS AND OTHER TRUST PROPERTY

     Pursuant to the Indenture, the property of the Trust, other than the note distribution account and the note policy, if any, will be held by the Master Servicer for the benefit of the Indenture Trustee on behalf of the holders of the Notes and the insurer.

REPURCHASE OF CONTRACTS BY THE MASTER SERVICER

     After the sale and assignment of the Contracts to the Trust, WFS as Master Servicer must repurchase a Contract only if:

          (a) one of the following occur:

        - any representation or warranty with respect to the Contract made by WFS is incorrect;

        - WFS breaches its obligations under the Sale and Servicing Agreement regarding collection of payments on the Contract; or

        - WFS fails to maintain the Trust's first priority perfected security interest in the Contract;

          (b) such incorrectness or breach listed in (a) above is not cured within 30 days; and

          (c) that incorrectness or breach materially and adversely affects the contract.

See "The Master Servicer".

CAPITALIZATION

     Each prospectus supplement sets forth further details regarding the capitalization of the Trust.

INTEREST RATE AND CURRENCY SWAPS

     The Trust may include a derivative arrangement for any series or class of notes. A derivative arrangement may include a guaranteed rate agreement, a maturity liquidity facility, a tax protection agreement, an interest rate cap or floor agreement, an interest rate or currency swap agreement or any other similar arrangement. The related prospectus supplement will contain further details regarding any such arrangement.

PREFUNDING ACCOUNT

     The amount of notes issued by a particular Trust may exceed the Aggregate Scheduled Balance of the Contracts sold to that Trust. If so, the difference will be placed in a prefunding account. The prefunding account will be used to purchase additional Contracts by the Trust. The prefunding account will not exceed 25% of the principal amount of the Notes sold by a Trust. The related prospectus supplement will contain further details regarding the prefunding account, if any, and the purchase of additional Contracts for a Trust with the funds in that account.

THE OWNER TRUSTEE

     The Owner Trustee will have the rights and duties set forth in this prospectus under "Certain Information Regarding the Securities -- The Trustees" and "-- Duties of the Trustees". Each prospectus supplement will contain further information regarding the Owner Trustee.

                               THE CONTRACTS POOL

     Each Contract to be transferred to a Trust is a retail installment sales contract or installment loan originated by a new or pre-owned car dealer or an auto finance company. Most of the Contracts will be purchased by WFS from new and pre-owned car dealers; however, a limited number of Contracts may be installment loans originated by branch offices or affiliates of WFS directly to consumers or by other

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

independent auto finance companies, which loans are then sold to WFS. Each Contract is secured by a financed vehicle. Except as otherwise noted, all references herein to Contracts include installment loans.

     WFS will select the Contracts to be transferred to a Trust from its portfolio of fixed-interest rate contracts which are secured by new and pre-owned automobiles or light duty trucks. The Contracts are underwritten and purchased by WFS in the ordinary course of its business operations. Each of the Contracts is fully amortizing and provides for level payments over its term, with the portions of principal and interest of each such level payment being determined on the basis of the Rule of 78's, or the simple interest or actual number of days method. The amortization of the Rule of 78's Contracts will result in the outstanding principal balance on each of those contracts being in excess of the Scheduled Balance of that contract. For purposes of the Trust, all Rule of 78's Contracts are amortized on an actuarial basis to prevent shortfalls of principal payments on the Notes. As amortization on an actuarial basis produces a faster amortization than does application of the Rule of 78's, there will not be a shortfall of principal in any event, including as a result of prepayments or timely payment to maturity of a Rule of 78's Contract.

     The prospectus supplement sets forth details regarding the percentage of Contracts which are Rule of 78's Contracts and the percentage of Contracts which are Simple Interest Contracts. Each prospectus supplement also will contain details regarding the distribution of Contracts by annual percentage rate, the geographic concentration of the Contracts, and the percentage of Contracts relating to new and pre-owned vehicles.

UNDERWRITING PROCEDURES RELATING TO THE CONTRACTS

     WFS and its predecessors and affiliates have underwritten and purchased contracts since 1973. The discussion in this prospectus regarding contracts is applicable to those Contracts to be transferred to a Trust and none of those Contracts will have been underwritten under special financing programs. WFS purchases contracts across the full spectrum of the prime credit quality market. It offers competitive rates commensurate with the risks inherent in its obligors' ability to make payments under their contracts.

     Substantially all Contracts are nonrecourse to the originating dealer or lender. In the case of new vehicle Contracts, the original amount financed does not exceed the sum of the dealer's cost, taxes, license fees, service warranty cost and, if applicable, premiums for credit life or credit disability insurance, and in some cases, miscellaneous costs. Over-advances (i.e., advances in excess of the amount specified in the previous sentence) may be made under certain circumstances to assist a dealer in selling an automobile or light duty truck by permitting a lower down payment, and in some cases no down payment, based on the creditworthiness of the applicant. For pre-owned vehicles, the amount financed does not exceed the wholesale "blue book" value for the vehicle plus the related expenses and the over-advances just described. WFS does not have a fixed maximum amount financed as a percentage of the wholesale or retail value of the financed vehicle. Any amount financed in excess of the wholesale value of the financed vehicle is dependent upon the creditworthiness of the applicant. WFS believes that, with respect to substantially all contracts, the total amount financed, including any over-advance, does not exceed the retail value of the financed vehicle.

     Each Contract is fully amortizing and provides for level payments over its term with the portion of principal and interest of each level payment determined generally on a simple interest basis, or otherwise on the basis of the sum of the digits, also known as the Rule of 78's. WFS does not have minimum maturity requirements; however, Contracts with maturities of less than three years are seldom purchased or made due to low customer demand.

     The underwriting process begins when an application is faxed to WFS' centralized data entry center. WFS' data entry group enters the applicant information into its front-end underwriting computer system. Once the application has been entered, the computer system automatically obtains credit bureau information on the applicant which is then routed through one of WFS' multiple proprietary credit scorecards.

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

     WFS uses credit scoring to differentiate credit applicants and to rank order credit risk in terms of expected default probabilities, which enables WFS to tailor contract pricing and structure according to this statistical assessment of credit risk. For example, a consumer with a lower score would indicate a higher probability of default; therefore, WFS would structure and price the transaction to compensate for this higher default risk. Multiple scorecards are used to accommodate the full spectrum of contracts WFS purchases. In addition to a credit score, the system highlights certain aspects of the credit application which have historically been correlated with the creditworthiness of the borrowers.

     Given the different risk characteristics of the contracts WFS acquires, WFS has separate credit analysts who specialize in reviewing either prime or non-prime contracts. Credit analysts are responsible for properly structuring and pricing deals to meet WFS' risked-based criteria. Credit analysts review the information, structure and price of an application and make a determination whether to approve or decline it, or make a counteroffer to the dealer. Each credit analyst's lending levels and approval authorities are established based on the individual's credit experience and portfolio performance, credit manager audit results and quality control review results. Higher levels of approvals are required for higher credit risk and are controlled by system driven parameters and limits. System driven controls include limits on interest rates, contract term, contract advances, payment to income ratios, debt to income ratios, collateral values and low side overrides.

     Once adequate approval has been received, the computer system automatically sends a fax back to the dealer with WFS' credit decision, specifying approval, denial or conditional approval based upon modification to the transaction such as increase in down payment, reduction of term, or the addition of a co-signer. As part of the approval process, the system or the credit analyst may require that some of the information be verified, such as income, employment, residence or credit history of the applicant. The system increases efficiency by automatically denying approval in certain circumstances without additional underwriting being performed. These automated notices are controlled by parameters set by WFS to be consistent with WFS' credit policy.

     If the dealer and obligor accept the terms of the approval, the dealer is required to deliver the necessary documentation for each contract to the appropriate office. The operations group audits such documents for completeness and consistency with the application, providing final approval and funding of the contract. A direct deposit is made or a check is prepared and is promptly sent to the dealer for payment. The dealer's proceeds include an up-front dealer participation paid to the dealer for consideration of the acquisition of the contract. The completed contract file is then forwarded to the records center for imaging.

     Under the direction of WFS' credit pricing committee, the chief credit officer of WFS oversees credit risk management, sets underwriting policy, monitors contract pricing and tracks compliance to underwriting policies and re-underwrites select contracts. If re-underwriting statistics are unacceptable, all monthly and quarterly incentives are forfeited by the office that originated the contracts. WFS' internal quality control group reviews contracts, on a statistical sampling basis, to ensure adherence to established lending guidelines and proper documentation requirements. Credit managers within each regional business center provide direct management oversight to each credit analyst. In addition, the chief credit officer provides oversight management to ensure that all credit managers and analysts are following overall corporate guidelines.

     Contracts purchased from independent auto finance companies are fully underwritten by WFS in the same manner and using the same criteria as contracts originated by WFS. WFS purchases contracts from independent auto finance companies only after WFS has completed a thorough review of the business practices and lending criteria applied by that independent auto finance company and WFS has entered into a written agreement with that company. The written agreement contains representations and warranties as to the contracts no less broad than those made by WFS or the Seller in the Sale and Servicing Agreement to a related Trust.

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

SERVICING OF CONTRACTS

     WFS services all of the contracts WFS purchases or originates, both those held by WFS and those sold in securitization transactions. The servicing process includes the routine collection and processing of payments, responding to obligor inquiries, maintaining the security interest in the vehicle, maintaining physical damage insurance coverage and repossessing and selling collateral when necessary.

     WFS uses monthly billing statements to serve as a reminder to borrowers as well as an early warning mechanism in the event an obligor has failed to notify WFS of an address change. Approximately 15 days before a borrower's payment is due, WFS mails a billing statement directing the borrower to mail payments to WFS' lockbox address. Payments received in the mail or through WFS' offices are processed by WFS' remittance processing center using state of the art lockbox equipment. To expedite the collection process, WFS accepts payments from obligors through automated payment programs, direct debits and third party payment processing services. WFS' customer service center uses interactive voice response technology to answer routine account questions and route calls to the appropriate service counselor.

     WFS' fully integrated servicing and collections system automatically forwards accounts based on estimated likelihood of default and delinquency status to WFS' automated dialers or to WFS' collection centers throughout the country. Obligors who are past due initially receive a call from a collector queued by WFS' automated telephone dialing system. If the system is unable to reach an obligor within a specified number of days or if the account is more than 30 days delinquent, the account is forwarded to a collection specialist within the office that originated the contract. This process balances the efficiency of centralized collection efforts with the effectiveness of decentralized personal collection efforts. WFS' systems also track delinquencies and chargeoffs, monitor the performance of WFS' collection associates and forecast potential future delinquency. To assist in the collections process, WFS can access original documents through WFS' imaging system which stores all the documents related to each contract. WFS limits deferments to a maximum of three deferments over the life of the contract and rarely rewrites Contracts.

     If satisfactory payment arrangements are not made by delinquent obligors, the vehicle is generally repossessed within 60 to 90 days of the date of delinquency, subject to compliance with applicable law. WFS uses independent contractors to perform repossessions. The vehicle remains in WFS' custody generally for 15 days, or longer if required by local law, to provide the obligor the opportunity to redeem the contract. If after the redemption period the delinquency is not cured, WFS writes down the vehicle to fair value and reclassifies the contract as a repossessed asset. After the redemption period expires, WFS prepares the vehicle for sale. WFS sells substantially all repossessed vehicles through wholesale auto auctions. WFS does not provide the financing on repossessions sold. WFS uses regional remarketing departments to sell WFS' repossessed vehicles. Once the vehicles are sold, any remaining deficiency balances are then charged off.

                      POOL FACTORS AND TRADING INFORMATION

     The note pool factor for each class of notes will be a six-digit decimal which the Master Servicer will compute prior to each Distribution Date indicating the unpaid principal amount of each class of notes, after giving effect to payments to be made on that Distribution Date, as a fraction of the initial outstanding principal amount of that class of notes. Each note pool factor will be initially 1.000000 and will decline to reflect reductions in the outstanding principal amount of the applicable class of notes. A noteholder's portion of the aggregate outstanding principal amount of the related class of notes will be the product of (i) the original denomination of such noteholder's note and (ii) the applicable note pool factor at the time of determination.

     The noteholders will receive reports on or about each Distribution Date concerning payments received on the Contracts, the Aggregate Scheduled Balance, each note pool factor and various other items of information. In addition, noteholders of record during any calendar year will be furnished information for

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

tax reporting purposes not later than the latest date permitted by law. See "Certain Information Regarding the Securities -- Statements to Noteholders".

                                   THE NOTES

GENERAL

     Each Trust will issue one or more classes of notes pursuant to the terms of an Indenture between the Trust and the Indenture Trustee. You can obtain a copy of the Indenture, without exhibits, by writing to the Indenture Trustee at its corporate Trust office set forth in the related prospectus supplement. The following summary and the information contained under "Certain Information Regarding the Securities" describes certain terms of the Indenture and the Notes, but does not purport to be complete. You should review the applicable prospectus supplement, the provisions of the Notes and the Indenture, along with the following summary, in order to have more complete information. Where particular provisions or terms used in the Notes or the Indenture are referred to, the actual provisions of such documents (including definitions of terms) are incorporated by reference as part of such summaries.

PAYMENTS OF INTEREST AND PRINCIPAL

     The applicable prospectus supplement will describe the timing and priority of payment, seniority, allocations of losses, interest rates and amount of or method of determining payments of principal and interest on each class of Notes of a given series, including the final scheduled Distribution Date for each class of Notes and the credit or cash flow enhancements, if any, applicable to each class of Notes. In particular, interest and/or principal may be paid at different intervals, for example, monthly, quarterly, or semiannually. Interest may be payable on either a fixed or floating rate basis. The rights of holders of any class of Notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of Notes of that series.

OPTIONAL REPURCHASE

     WFSRC3 will have the option to repurchase all of the outstanding Contracts from a Trust, on any Distribution Date, subject to the limitations to be specified in the related prospectus supplement. If WFSRC3 exercises its option to repurchase, WFSRC3 will pay the Trust an amount equal to the sum of (x) the repurchase price described in the related prospectus supplement, and (y) a repurchase premium in an amount to be specified in the related prospectus supplement.

PREPAYMENT FOLLOWING OPTIONAL REPURCHASE

     If WFSRC3 exercises its Optional Repurchase right as described above, except as otherwise set forth in the related prospectus supplement:

     - the amount paid by WFSRC3 equal to the price to repurchase the Contracts, exclusive of any repurchase premium, known as the base price, will be treated as other collections on the Contracts and distributed to the noteholders in the order of priority specified in the related prospectus supplement in addition to the distributions which the noteholders would then otherwise be entitled to receive,

     - the amount received by the Trust equal to the prepayment premium, known as the repurchase premium, will be distributed by the Trust on a pro rata basis to all classes of notes then outstanding based upon the principal amount of each such class outstanding following all other payments made on the Distribution Date on which the distribution occurs other than the amount paid equal to the base price, and

     - the repurchased Contracts will be transferred back to WFSRC3 and if the repurchase results in the principal and accrued interest of all classes of notes outstanding being paid in full, the Trust will be terminated.
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

The effect of the exercise by WFSRC3 of its Optional Repurchase right will be a reduction of the average life of each class of Notes outstanding at the time the Optional Repurchase occurs. The extent of that reduction will be a function of when, following the Closing Date, the repurchase occurs. The reduction will be greater the sooner after the Closing Date the repurchase occurs.

OPTIONAL PURCHASE

     Each class of outstanding Notes will be subject to redemption on terms set forth in the applicable prospectus supplement. On any Distribution Date as of which the aggregate principal balance of the Simple Interest Contracts plus the aggregate of the present value of the remaining monthly principal and interest due on the Rule of 78's Contracts owned by the Trust is equal to or less than an amount to be specified in the applicable prospectus supplement, WFSRC3 may purchase from the Trust all outstanding Contracts without payment of a repurchase premium, at a price to be specified in the related prospectus supplement.

THE INDENTURE TRUSTEE

     The Indenture Trustee will have the rights and duties set forth under "Certain Information Regarding the Securities -- The Trustees" and "-- Duties of the Trustees". Each prospectus supplement will contain further information regarding the Indenture Trustee.

EVENTS OF DEFAULT

     With respect to the Notes of a given series, unless otherwise specified in the related prospectus supplement, events of default under each Indenture will occur if:

          (1) the Trust fails to pay any interest on the Notes of any class within five days after the interest payment becomes due and payable, without taking into account, in the case of any insured classes of Notes, the effect of any payment under the note policy;

          (2) the Trust fails to pay any principal of the Notes of any class when it becomes due and payable, without taking into account, in the case of any insured classes of Notes, the effect of any payment under the note policy;

          (3) the Indenture Trustee notifies the Trust, or if the holders of notes evidencing at least 25% of the voting interests of all the Notes notifies the Trust or the Indenture Trustee, or in the case of any insured classes of Notes, if the insurer notifies the Master Servicer, that one of the following events has occurred, and continues for a period of 30 days after the notice is given:

        - the Trust fails to observe or perform any covenant or agreement it made in the Indenture; or

        - the representations or warranties made by the Trust in the Indenture or in any certificate delivered pursuant to or in connection with the Indenture was incorrect in a material respect at the time it was made; or

          (4) certain events of bankruptcy, insolvency, receivership or liquidation relating to the Trust occur.

                  CERTAIN INFORMATION REGARDING THE SECURITIES

GENERAL

     The related prospectus supplement will describe as to each class of Notes to be issued pursuant to that prospectus supplement and this prospectus:

     - the timing, amount and priority of payments of principal and interest on each class of the Notes,

     - the interest rate on each class of Notes or the formula for determining the interest rate,

     - the method of determining the amount of the principal payment on the Notes,

     - the priority of the application of the Trust's available funds to its expenses and payments on the Notes and

     - the allocation of losses on the Contracts among the classes of Notes.

     The rights of any class of Notes to receive payments may be senior or subordinate to other classes of Notes, as more fully described in the related prospectus supplement. A note may be entitled to:

     - principal payments with disproportionate, nominal or no interest payments or

     - interest payments with disproportionate, nominal or no principal payments or

     - residual cash flow remaining after all other classes have been paid.

     Interest rates may be fixed or floating. The prospectus supplement will describe the circumstances and the price under which the Notes may be redeemed. The aggregate initial principal amount of the Notes issued by a Trust may be greater than, equal to or less than the aggregate initial principal amount of the Contracts held by that Trust.

     Payments of principal and interest on any class of Notes will be made on a pro rata basis among all the noteholders of each class. If the amount of funds available to make a payment on a class is less than the required payment, the holders of the Notes of that class will receive a pro rata share of the amount available for that class. A series may provide for a liquidity facility or similar arrangement that permits one or more classes of Notes to be paid in planned amounts on scheduled Distribution Dates, as set forth in the related prospectus supplement.

FIXED RATE NOTES

     Each class of Notes entitled to receive principal and interest payments may bear interest at a fixed rate of interest or a floating rate of interest as more fully described in this prospectus and in the related prospectus supplement. Each class of fixed rate Notes will bear interest at the applicable per annum interest rate specified in the related prospectus supplement. Interest on each class of fixed rate Notes may be computed on the basis of a 360-day year of twelve 30-day months or on such other day count basis as is specified in the related prospectus supplement.

FLOATING RATE NOTES

     Each class of floating rate Notes will bear interest for each applicable interest accrual period described in the related prospectus supplement at a rate determined (i) by reference to a base rate of interest, plus or minus the number of basis points specified in the related prospectus supplement, if any, or multiplied by the percentage specified in the related prospectus supplement, if any, or (ii) as otherwise specified in the related prospectus supplement.

     The base rate of interest for each class of floating rate Notes will be based on a London interbank offered rate, commercial paper rate, Federal funds rate, United States government treasury securities rate, negotiable certificates of deposit rate or another rate set forth in the related prospectus supplement.

     A class of floating rate Notes may also have either or both of the following (in each case expressed as a rate per annum):

     - a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest accrual period; in addition to any maximum interest rate that may be applicable to any class of floating rate Notes, the interest rate applicable to any class of floating rate Notes will in no event be higher than the maximum rate permitted by applicable law and

     - a minimum limitation, or floor, on the rate at which interest may accrue during any interest accrual period.

     Each Trust issuing floating rate Notes may appoint a calculation agent to calculate interest rates on each class of its floating rate Notes. The related prospectus supplement will identify the calculation agent, if any, for each class of floating rate Notes, which may be either the Owner Trustee or Indenture Trustee with respect to the related Trust. All determinations of interest by a calculation agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of the floating rate Notes. All percentages resulting from any calculation of the rate of interest on a class of floating rate Notes will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward.

BOOK-ENTRY REGISTRATION

     The Trusts May Use Book-Entry Registration Instead of Issuing Definitive Securities. Except as otherwise described in the related prospectus supplement or in this prospectus, each class of Notes offered through this prospectus and the related prospectus supplement may initially be represented by one or more certificates registered in the name of the nominee of the Depository Trust Company, or DTC. The Notes will be available for purchase in the denominations specified in the related prospectus supplement and may be available for purchase in book-entry form only. Accordingly, the nominee is expected to be the holder of record of any class of Notes issued in book-entry form. If a class of Notes is issued in book-entry form, unless and until Definitive Securities are issued under the limited circumstances described in this prospectus or in the related prospectus supplement, you, as an owner of Notes will not be entitled to receive a physical certificate representing your interest in the Notes of that class.

     If a class of notes is issued in book-entry form, all references in this prospectus and in the related prospectus supplement to actions by holders of that class of Notes refer to actions taken by DTC upon instructions from its participating organizations and all references in this prospectus and in the related prospectus supplement to distributions, notices, reports and statements to noteholders of that class of Notes refer to distributions, notices, reports and statements to DTC or its nominee, as the case may be, as the registered holder of that class of Notes, for distribution to noteholders of that class of notes in accordance with DTC's procedures with respect thereto.

     Any notes of a given Trust owned by the Seller or its affiliates will be entitled to equal and proportionate benefits under the applicable Indenture, Trust Agreement or Sale and Servicing Agreement, except that, unless the Seller and its affiliates own the entire class, such Notes will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of noteholders have given any request, demand, authorization, direction, notice, consent or other action under the related agreements.

     The prospectus supplement will specify whether the holders of the Notes of the Trust may hold their respective notes as book-entry securities.

     You may hold your Notes through DTC in the United States, Clearstream or the Euroclear System in Europe or in any manner described in the related prospectus supplement. The global securities will be tradeable as home market instruments in both the European and United States domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Initial Settlement of the Global Securities. All global securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their customers or participants through their respective depositaries, which in turn will hold the positions in accounts as DTC participants.

     Investors electing to hold their global securities through DTC will follow the settlement practices that apply to United States corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their global securities through Clearstream or Euroclear accounts will follow the settlement procedures that apply to conventional eurobonds, except that there will be no temporary

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

global security and no "lock-up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

     Except as required by law, none of the administrator, if any, the applicable Owner Trustee or the applicable Indenture Trustee, the Seller, the Master Servicer or the insurer, if a note policy is in effect, will have any liability for any aspect of the records relating to payments made on account of beneficial ownership interests of the Notes of any Trust held by DTC's nominee, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

     Secondary Market Trading of the Global Securities. Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and Seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC participants. Secondary market trading between DTC participants will be settled using the procedures applicable to United States corporate debt obligations in same-day funds.

     Trading between Clearstream customers and/or Euroclear participants. Secondary market trading between Clearstream customers or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC Seller and Clearstream or Euroclear purchaser. When global securities are to be transferred from the account of a DTC participant to the account of a Clearstream customer or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream customer or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective depositary, as the case may be, to receive the global securities against payment. Payment will include interest accrued on the global securities from and including the last Distribution Date to and excluding the settlement date. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the global securities. After settlement has been completed, the global securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream customer's or Euroclear participant's account. The securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the global securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (that is, the trade fails), the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

     Clearstream customers and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing this is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the global securities are credited to their accounts one day later.

     As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream customers or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream customers or Euroclear participants purchasing global securities would incur overdraft charges for one day, assuming they cleared the overdraft when the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one-day period may substantially reduce or offset the amount of any overdraft charges, although this result will depend on each Clearstream customer's or Euroclear participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending global securities to the respective depositary for the benefit of Clearstream customers or Euroclear participants. The sale proceeds will be available to the DTC Seller on

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

the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

     Trading between Clearstream or Euroclear Seller and DTC purchaser. Due to time zone differences in their favor, Clearstream customers and Euroclear participants may employ their customary procedures for transactions in which global securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The Seller will send instructions to Clearstream or Euroclear through a Clearstream customer or Euroclear participant at least one business day prior to settlement. In these cases, Clearstream or Euroclear will instruct the respective depositary, as appropriate, to deliver the securities to the DTC participant's account against payment. Payment will include interest accrued on the global securities from and including the preceding Distribution Date to and excluding the settlement date. The payment will then be reflected in the account of the Clearstream customer or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream customer's or Euroclear participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the Clearstream customer or Euroclear participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date, that is, the trade fails, receipt of the cash proceeds in the Clearstream customer's or Euroclear participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Clearstream or Euroclear and that purchase global securities from DTC participants for delivery to Clearstream customers or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     (a) borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system's customary procedures;

     (b) borrowing the global securities in the United States from a DTC participant no later than one day prior to settlement, which would give the global securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

     (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream customer or Euroclear participant.

     The noteholders who are not participants, either directly or indirectly, but who desire to purchase, sell or otherwise transfer ownership of, or other interest in, Notes may do so only through direct and indirect participants. In addition, noteholders will receive all distributions of principal and interest from the Indenture Trustee or the applicable trustee through the participants who in turn will receive them from DTC. Under a book-entry format, noteholders may experience some delay in their receipt of payments, since the payments will be forwarded by the applicable trustee to DTC's nominee. DTC will forward the payments to its participants, which thereafter will forward them to indirect participants or noteholders. To the extent the related prospectus supplement provides that book-entry securities will be issued, the only "noteholder" will be DTC's nominee. Noteholders will not be recognized by the applicable trustee as "noteholders" and noteholders will be permitted to exercise the rights of noteholders only indirectly through DTC and its participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of Notes among participants on whose behalf it acts with respect to the Notes and is required to receive and transmit distributions of principal and interest on the Notes. Participants and indirect participants with which noteholders have accounts with respect to their respective Notes similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective noteholders. Accordingly, although noteholders will not possess their respective

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

notes, the rules provide a mechanism by which participants will receive payments and will be able to transfer their interests.

     Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a noteholder to pledge notes to persons or entities that do not participate in the DTC system, or otherwise take actions with respect to these notes, may be limited due to the lack of a physical certificate for these notes.

     DTC will advise the related administrator of each Trust that it will take any action permitted to be taken by a noteholder under the related Indenture, Trust Agreement or Sale and Servicing Agreement only at the direction of one or more participants to whose accounts with DTC the Notes are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that these actions are taken on behalf of participants whose holdings include these undivided interests.

     Non-United States holders of global securities will be subject to United States withholding taxes unless these holders meet certain requirements and deliver appropriate United States tax documents to the securities clearing organizations or their participants.

     The Depositories. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered under the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (who may include any of the underwriters of notes of the Trust), banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

     Clearstream is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream customers through electronic book-entry changes in accounts of Clearstream customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream in any of 36 currencies, including United States dollars. Clearstream provides to its Clearstream customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject in Luxembourg to regulation by and supervision by the Commission for the Supervision of the Financial Sector. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include any of the underwriters of any Trust notes. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream customer, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and the risk from transfers of securities and cash that are not simultaneous.

     The Euroclear system has subsequently been extended to clear and settle transactions between Euroclear participants and counterparties both in Clearstream and in many domestic securities markets. Transactions may be settled in any of 34 currencies. In addition to safekeeping and securities clearance and settlement, the Euroclear system includes securities lending and borrowing and money transfer services. The Euroclear system is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation that establishes policy on behalf of Euroclear participants. The Euroclear operator is the

Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     All operations are conducted by the Euroclear operator and all Euroclear securities clearance accounts and cash accounts are accounts with the Euroclear operator. They are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear system and applicable Belgian law. These govern all transfers of securities and cash, both within the Euroclear system, and receipts and withdrawals of securities and cash. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

     Euroclear participants include banks, securities brokers and dealers and other professional financial intermediaries and may include any of the underwriters of any trust notes. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. The Euroclear operator acts under the Terms and Conditions, the Operating Procedures of the Euroclear system and Belgian law only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

DEFINITIVE SECURITIES

     With respect to any class of Notes issued in book-entry form, such Notes will be issued as physical certificates, known as Definitive Securities, to noteholders or their respective nominees, rather than to DTC or its nominee, only if (1) the administrator of the Trust or Owner Trustee of the Trust determines that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the securities and the administrator or the Seller, as the case may be, is unable to locate a qualified successor, (2) the administrator or the Seller, as the case may be, at its option, elects to terminate the book-entry system through DTC, (3) after the occurrence of an event of default under the Indenture or a servicer default under the related Sale and Servicing Agreement with respect to the Notes, holders representing at least a majority of the outstanding principal amount of the Notes advise the Indenture Trustee through DTC in writing that the continuation of a book-entry system through DTC, or a successor thereto, with respect to the Notes is no longer in the best interest of the holders of the Notes or (4) a class of Notes is retained by the Seller or an affiliate of the Seller and the issuer elects not to utilize DTC with respect to that class of Notes. The certificates representing the Seller's ownership interest in each Trust will be issued to the Seller only as definitive securities.

     Upon the occurrence of any of the first three events described in the immediately preceding paragraph, the Indenture Trustee will be required to notify all applicable noteholders of a given class through participants of the availability of definitive securities. Upon surrender by DTC of the definitive securities representing the corresponding notes and receipt of instructions for re-registration, the Indenture Trustee will reissue the Notes as definitive securities to the noteholders.

     Distributions of principal of, and interest on, the definitive securities will be made by the Indenture Trustee or the Owner Trustee in accordance with the procedures set forth in the related Indenture or the related Trust Agreement directly to holders of definitive securities in whose names the definitive securities were registered at the close of business on the record date specified for such Notes in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, the distributions will be made by check mailed to the address of the holder as it appears on the register maintained by the Indenture Trustee or Owner Trustee. The final payment on any definitive security, however, will be made only upon presentation and surrender of the definitive security at the office or agency specified in the notice of final distribution to the applicable securityholders.

     Definitive securities will be transferable and exchangeable at the offices of the Indenture Trustee or the Owner Trustee, as the case may be, or of a registrar named in a notice delivered to holders of definitive securities. No service charge will be imposed for any registration of transfer or exchange, but the Indenture Trustee or the Owner Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.
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

THE ACCOUNTS AND ELIGIBLE INVESTMENTS

     General. All Net Collections received by the Master Servicer on or in respect of the Contracts and any Advances made by the Master Servicer will be deposited in or credited to the collection account or, in certain limited instances, the holding account. All amounts paid under the note policy, if any, will be deposited in or credited to the collection account. On each Distribution Date, except as otherwise provided in the related prospectus supplement, the Indenture Trustee will distribute the amounts on deposit in the collection account with respect to such Distribution Date to the note distribution account. All payments to holders of the Notes except as otherwise provided in the related prospectus supplement, will be made from the note distribution account.

     The Collection Account. The Master Servicer will cause all collections made on or in respect of the Contracts during a Due Period, other than amounts to be deposited in the holding account as described below, to be deposited in or credited to the collection account to be established by the Master Servicer under the Sale and Servicing Agreement. The collections deposited will be net of late payments in respect of which the Master Servicer has previously made an Advance and of reimbursements to it for nonrecoverable Advances. The collection account may be an uninsured general ledger account or a deposit account at Western Financial Bank, which owns the majority of the outstanding stock of WFS; provided, that if insured classes of notes are outstanding, the insurer has given its written approval. Funds in the collection account will be invested in a reinvestment contract under which Western Financial Bank and WFS Financial Auto Loans 2, Inc., a subsidiary of WFS, will be the obligors, so long as the reinvestment contract is an eligible investment as described below. The reinvestment earnings on the reinvestment contract for each Distribution Date will be equal to the amount, if any, by which the related payment of interest for that Distribution Date exceeds the aggregate amount of interest accrued on the Contracts during the related Due Period. If the reinvestment contract does not qualify as an eligible investment, the Indenture Trustee shall invest the funds on deposit in the collection account in one or more other eligible investments. Payments under the reinvestment contract will be deposited in the collection account no later than the business day immediately preceding each Distribution Date.

     If an event of default under the Sale and Servicing Agreement has occurred and is continuing, funds in the collection account eligible to be invested in eligible investments will be invested at the direction of the Indenture Trustee. Eligible investments will be specified in the Sale and Servicing Agreement and will be limited to investments that meet the criteria of the rating agencies as being consistent with their then-current ratings of the senior notes. All income or other gain from such investments will be promptly deposited in, and any loss resulting from such investments shall be charged to, the collection account.

     Note Distribution Account. The Master Servicer will establish and maintain an account known as the "note distribution account". Except as otherwise provided in the related prospectus supplement, the note distribution account will be in the name of the Indenture Trustee on behalf of the holders of the Notes in which amounts released from the collection account for distribution to holders of the Notes will be deposited and from which all distributions to holders of the Notes will be made.

     The Holding Account. The Master Servicer will establish an account known as the "holding account" into which it will deposit during each Due Period payments on Rule of 78's contracts that are due in one or more subsequent Due Periods. Funds in the holding account due in the next Due Period will be transferred to the collection account immediately after the next succeeding Distribution Date.

DISTRIBUTIONS ON THE NOTES

     Beginning on the Distribution Date specified in the related prospectus supplement, payments of principal and interest, or, where applicable, of principal or interest only, on each class of notes entitled thereto will be made by the applicable Indenture Trustee to the holders of the Notes. The timing, calculation, allocation, order, source, priorities of and requirements for all payments to each class of notes and the effect of subordination of any subordinated notes will be set forth in the related prospectus supplement.

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

     With respect to each Trust, on each Distribution Date, collections on the Contracts will be withdrawn from the collection account and will be paid to the holders of the Notes to the extent provided in the related prospectus supplement. Credit enhancement, including amounts on deposit in the Spread Account, will be available to cover any shortfalls in the amount available for payment to the holders of Notes on that date to the extent specified in the related prospectus supplement. As more fully described in the related prospectus supplement:

          1. payments of principal of a class of notes of a given series will be subordinate to payments of interest on that class;

          2. payments in respect of one or more classes of notes may be subordinated to payments in respect of one or more other classes of notes of the same series; and

          3. payments in respect of one or more classes of subordinated notes will be subordinated to payments on the senior notes.

PAYMENT PRIORITIES OF THE NOTES; THE SPREAD ACCOUNT

     General. The rights of the noteholders to receive distributions with respect to the Contracts will be subordinated to the rights of the Master Servicer, to the extent that the Master Servicer has not been reimbursed for any outstanding Advances and has not been paid all Servicing Fees; the trustees, to the extent the trustees and such other entities have not received all Trust fees and expenses payable to them, and, if any class of insured Notes is outstanding, the insurer, to the extent of any amounts due but unreimbursed to it. In addition, the rights of the noteholders to receive distributions with respect to the Contracts will be subject to the priorities set forth under "-- Distributions on the Notes," to the extent described above. Such priorities and subordination are intended to enhance the likelihood of timely receipt by holders of classes of senior Notes with a higher priority of the full amount of interest and principal required to be paid to them, and to afford such noteholders limited protection against losses in respect of the Contracts.

     The Spread Account. In the event of delinquencies or losses on the Contracts, the foregoing protection will be effected both by the right of the holders of the Notes to receive current distributions with respect to the Contracts and by the establishment of a segregated Trust account in the name of the Indenture Trustee, or the Spread Account. A Spread Account will be part of each Trust. The Indenture Trustee will have a perfected security interest in the Spread Account and in all amounts deposited in or credited to the Spread Account as well as all eligible investments made with such deposits and earnings. The Spread Account will be created with either an initial cash deposit which amount is the Spread Account initial deposit, or the delivery of a letter of credit in favor of the Trust. The Spread Account will thereafter be funded by the deposit therein of any amounts in respect of each Distribution Date not required to be paid to any other party, until the amount on deposit in the Spread Account is at least equal to the specified Spread Account balance.

     Amounts held from time to time in the Spread Account will be invested in eligible investments. Investment income on monies on deposit in the Spread Account will be credited to the Spread Account. Any loss on that investment will be charged to the Spread Account.

     Calculation of Specified Spread Account Balance. The specified Spread Account balance is the amount which must be on deposit in the Spread Account at any time for the Spread Account to be fully funded and will be calculated as described in the related prospectus supplement. The Spread Account may be funded with cash deposits or with a combination of cash deposits and a letter of credit. As funds are deposited into the Spread Account, the amount available under the letter of credit in respect of the Spread Account, if a letter of credit is issued in lieu of or in addition to an initial cash deposit, will be reduced to the extent that the sum of the amount on deposit in the Spread Account and the amount of the letter of credit exceeds the specified Spread Account balance.

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

WITHDRAWALS FROM THE SPREAD ACCOUNT

     Amounts held from time to time in the Spread Account will be held for the benefit of the noteholders and, if any class of insured notes is outstanding, the insurer. On each Distribution Date, funds will be withdrawn from the Spread Account in the manner described in the related prospectus supplement.

     If on the last day of any month or on any Distribution Date the amount on deposit in the Spread Account is greater than the amount required to be in that account on that date, the excess cash will be distributed in the manner described in the related prospectus supplement.

     Upon any distributions of funds from the Spread Account to the insurer, if any, the Seller or to any holders of Subordinate Notes, the holders of the Notes will have no further rights in, or claims to, such amounts. None of the noteholders, the Indenture Trustee, the Owner Trustee, the Master Servicer, the Seller or the insurer, if any, will be required to refund any amounts properly distributed or paid to them, whether or not there are sufficient funds on any subsequent Distribution Date to make full distributions to the noteholders. The obligations of the insurer, if any, under the note policy will not be diminished or otherwise affected by any amounts distributed to the insurer.

STATEMENTS TO NOTEHOLDERS

     On or prior to each Distribution Date, you will be provided with a statement to noteholders prepared by the Master Servicer setting forth with respect to that Distribution Date or related due period, as applicable, among other things, the following information:

          (i) the amount of the noteholder's distribution allocable to principal, stated separately for each class of notes;

          (ii) the amount of the noteholder's distribution allocable to interest, stated separately for each class of notes;

          (iii) the Aggregate Scheduled Balance as of the close of business on the last day of the related due period;

          (iv) the amount of the Servicing Fee paid to the Master Servicer with respect to the related due period;

          (v) the amount of any Interest Carryover Shortfall Amount and Principal Carryover Shortfall Amount on that Distribution Date and the change in such amounts from those with respect to the immediately preceding Distribution Date;

          (vi) the note pool factor for each class of notes as of that Distribution Date;

          (vii) the balance on deposit in the Spread Account on that Distribution Date, after giving effect to distributions made on that Distribution Date, and the change in that balance from the immediately preceding Distribution Date; and

          (viii) if applicable, following an Optional Repurchase, the amount of base price and repurchase premium payable.

     Each amount set forth pursuant to subclauses (i), (ii), (iv), (v) and
(viii) above with respect to a Note will be expressed in the aggregate and as a dollar amount per $1,000 of original principal amount of a Note. Copies of the statements may be obtained by owners of Notes by a request in writing addressed to the Indenture Trustee at its corporate trust office. In addition, within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the Sale and Servicing Agreement, the Indenture Trustee will mail to each person who at any time during such calendar year shall have been a noteholder, a statement containing the sum of the amounts described in clauses (i), (ii), (iv), (v) and (viii) above for the purposes of such holder's preparation of federal income tax returns. See "Federal and California Income Tax Consequences."

EVIDENCE AS TO COMPLIANCE

     The Sale and Servicing Agreement. The Sale and Servicing Agreement will provide that a firm of independent public accountants will furnish to the Indenture Trustee and the Owner Trustee and if a class of insured notes is outstanding, to the insurer on or before 90 days after the end of each fiscal year of the Master Servicer, a statement as to compliance by the Master Servicer during the preceding fiscal year, or since the Closing Date in the case of the first such statement, with certain standards relating to the servicing of the Contracts.

     The Sale and Servicing Agreement will also provide for delivery to the Indenture Trustee, the Owner Trustee and, if a class of insured Notes is outstanding, the insurer on or before 90 days after the end of each fiscal year of the Master Servicer, of a certificate signed by two officers of the Master Servicer stating that the Master Servicer has fulfilled its obligations under the Sale and Servicing Agreement throughout the preceding fiscal year, or since the Closing Date in the case of the first such certificate, or, if there has been a default in the fulfillment of any such obligation, describing each such default.

     Copies of those statements and certificates may be obtained by noteholders by a request in writing addressed to the Indenture Trustee at its corporate trust office.

     The Indenture. The Trust will be required to file annually with the Indenture Trustee and, if a class of insured notes is outstanding, the insurer, a written statement as to the fulfillment of its obligations under the Indenture.

     The Indenture Trustee will be required to mail each year to all related noteholders a brief report relating to, among other things:

     - its eligibility and qualification to continue as Indenture Trustee under the Indenture;

     - any amounts Advanced by it under the Indenture;

     - the amount, interest rate and maturity date of certain indebtedness owing by the Trust to the Indenture Trustee in its individual capacity;

     - the property and funds physically held by the Indenture Trustee as Indenture Trustee; and

     - any action taken by it that materially affects the Notes and that has not been previously reported.

CERTAIN MATTERS REGARDING THE MASTER SERVICER

     Each Sale and Servicing Agreement will provide that the Master Servicer may not resign from its obligations and duties as Master Servicer except upon determination that the Master Servicer's performance of such duties is no longer permissible under applicable law. No resignation will become effective until (i) the Indenture Trustee or a successor Master Servicer has assumed the Master Servicer's servicing obligations and duties under the Sale and Servicing Agreement and (ii) the rating agencies confirm that the selection of such successor Master Servicer will not result in the qualification, reduction or withdrawal of its then-current rating of any class of securities.

     Each Sale and Servicing Agreement will further provide that neither the Master Servicer nor any of its directors, officers, employees and agents shall be under any liability to the Trust or the noteholders for taking any action or for refraining from taking any action pursuant to the Sale and Servicing Agreement, or for errors in judgment; provided, however, that neither the Master Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. In addition, each Sale and Servicing Agreement will provide that the Master Servicer will be under no obligation to appear in, prosecute or defend any legal action that is not incidental to its servicing responsibilities under the Sale and Servicing Agreement and that, in its opinion, may cause it to incur any expense or liability. The Master Servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect of the Sale and Servicing Agreement and the rights and duties of the parties thereto and the interests of the noteholders thereunder. In any event, the legal expenses and costs
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

of that action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust, and the Master Servicer will be entitled to be reimbursed therefor out of funds on deposit in the collection account. Any indemnification or reimbursement could reduce the amount otherwise available for distribution to noteholders.

     Any corporation into which the Master Servicer may be merged or consolidated, any corporation resulting from any merger, conversion or consolidation to which the Master Servicer is a party or any corporation succeeding to the business of the Master Servicer or the Master Servicer's obligations as the Master Servicer, will be the successor of the Master Servicer under the Sale and Servicing Agreement.

SERVICER DEFAULT

     Except as otherwise provided in the related prospectus supplement, "Servicer Defaults" under each Sale and Servicing Agreement will consist of:

          (a) a claim being made under the note policy if a note policy is in effect;

          (b) any failure by the Master Servicer to deposit in, credit to, or make the required distribution from the following, and such failure is not remedied within three business days after the Master Servicer discovers, or receives written notice from the Indenture Trustee, the Owner Trustee or the insurer, if a note policy is in effect, or after the Master Servicer discovers such failure:

        - the collection account,

        - the note distribution account or the account established to distribute monies to the certificateholders,

        - the Spread Account, or

        - the holding account;

          (c) any failure by the Master Servicer to deliver to the Indenture Trustee, the Owner Trustee or the insurer, if a note policy is in effect, certain reports required by the Sale and Servicing Agreement, except as otherwise provided in the related prospectus supplement, by the fourth business day prior to the related Distribution Date or to perform certain other covenants under the Sale and Servicing Agreement;

          (d) any failure by the Master Servicer, or the Seller to observe or perform in any material respect any other covenant or agreement in the Sale and Servicing Agreement, which failure materially and adversely affects the rights of holders of the senior notes, the insurer, if a note policy is in effect, the Indenture Trustee or the Owner Trustee and which continues unremedied for 30 days after the giving of written notice of such failure to:

        - the Master Servicer or the Seller by the Owner Trustee, the Indenture Trustee or the insurer, if a note policy is in effect, or

        - to the Master Servicer or the Seller and to the Indenture Trustee or the Owner Trustee by:

         - holders of senior notes evidencing at least 25% of the voting interests of all senior notes, voting together as a single class, or

         - if a note policy is in effect, the insurer, as long as a default under the note policy has not occurred or is not continuing and no insolvency of the insurer has occurred;

          (e) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and certain action by the Seller, or the Master Servicer indicating its insolvency, reorganization pursuant to bankruptcy or similar proceedings or inability to pay its obligations, each of which is an Insolvency Event; and

          (f) any material breach of any of the representations and warranties of the Master Servicer or the Seller, except for any breaches relating to Contracts repurchased by the Seller or the Master Servicer, that has a material adverse effect on the holders of senior notes and, within 30 days after written notice thereof shall have been given to the Master Servicer or the Seller, by:

        - the Indenture Trustee or the Owner Trustee,

        - by holders of senior notes, voting together as a single class, evidencing at least 25% of the respective voting interests thereof or if the senior notes have been paid in full, by holders of subordinated notes evidencing at least 25% of the respective voting interests thereof, or

        - if a note policy is in effect, the insurer, as long as no default under the note policy has occurred and is continuing and no insolvency of the insurer has occurred.

RIGHTS UPON SERVICER DEFAULT

     Except as otherwise provided in the related prospectus supplement, as long as a servicer default remains unremedied, the Indenture Trustee, the insurer, if a note policy is in effect, or holders of senior notes representing not less than 25% of the voting interests thereof, voting together as a single class or if the senior notes have been paid in full, by holders of subordinated notes evidencing at least 25% of the respective voting interests thereof, may terminate all the rights and obligations of the Master Servicer under the Sale and Servicing Agreement. After such termination, the Indenture Trustee will automatically succeed to all the responsibilities, duties and liabilities of the Master Servicer in its capacity as such under such agreement and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the Master Servicer, and no servicer default other than such appointment has occurred, such trustee or official may have the power to prevent the Indenture Trustee, the insurer, if a note policy is in effect, or the holders of the senior notes from effecting a transfer of servicing. In the event that the Indenture Trustee is unwilling or unable so to act, it may appoint or petition a court of competent jurisdiction to appoint a successor with a net worth of at least $50,000,000 and whose regular business includes the servicing of motor vehicle receivables. The Indenture Trustee may make such arrangements for compensation to be paid, which in no event may be greater than the servicing compensation paid to the Master Servicer under the Sale and Servicing Agreement. Notwithstanding such termination, the Master Servicer shall be entitled to payment of certain amounts payable to it prior to such termination, for services rendered prior to such termination.

     If a note policy is in effect, the insurer may direct the actions of the Indenture Trustee upon an event of default as long as it is not in default under the note policy.

WAIVER OF PAST DEFAULTS

     The holders of senior notes evidencing at least 51% of the voting interests thereof, voting together as a single class, may, on behalf of all holders of the senior notes, with the consent of the insurer, if a note policy is in effect, waive any default by the Master Servicer in the performance of its obligations under the Sale and Servicing Agreement and its consequences. A default, however, in making any required deposits to or payments from the collection account, the holding account, the Spread Account or the note distribution account in accordance with the Sale and Servicing Agreement or in respect of a covenant or provision of that agreement that cannot be modified or amended without the consent of each noteholder affected thereby, may only be waived by the approval of holders of all of the Notes. No such waiver will impair the noteholders' rights with respect to subsequent servicer defaults.

VOTING INTERESTS

     The "voting interests" of the Notes of a class or classes will be allocated among the noteholders or related owners, as the case may be, in accordance with the unpaid principal amount of the Notes of each class or classes represented thereby; except that in certain circumstances Notes held by the Seller, WFS or any of their respective affiliates will be excluded from such determination. Except as otherwise described in this prospectus or in the related prospectus supplement, subordinated notes shall not have voting rights so long as any class of senior notes is outstanding, a note policy has been issued and has not expired by its terms or any amounts are due and owing to the insurer, if any.

AMENDMENT

     Amendment of the Sale and Servicing Agreement. The Sale and Servicing Agreement may be amended, with the consent of the insurer if an insured class of Notes is outstanding but without the consent of the noteholders to:

     - cure any ambiguity,

     - correct or supplement any provision therein which may be inconsistent with any other provision therein,

     - add any other provisions with respect to matters or questions arising under the agreement which are not inconsistent with the provisions thereof,

     - add or provide for any credit enhancement for any class of notes, or

     - permit certain changes with respect to the specified Spread Account balance.

     The requirements that must be met to make the above listed amendments are:

          (a) that any amendment will not, in the opinion of counsel satisfactory to the related trustee, materially and adversely affect the interests of any noteholder, and

          (b) that in the case of a change with respect to the specified Spread Account balance:

        - the trustee receives a letter from Standard & Poor's, if it has rated the Notes, which basically states that its then-current rating on each class of Notes will not be qualified, reduced or withdrawn due to that amendment, and

        - the Master Servicer provides Moody's, if it has rated the Notes, notice of such amendment.

     The Sale and Servicing Agreement may also be amended with the consent of the holders of Notes evidencing at least 51% of the respective voting interests thereof, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such agreement or of modifying in any manner the rights of the related noteholders of each class; provided, that no such amendment may (i) except as described above, increase or reduce in any manner the amount of or accelerate or delay the timing of collections of payments on or in respect of the Contracts, required distributions on the Notes, or the specified Spread Account balance or the manner in which the Spread Account is funded, or (ii) reduce the percentage of the voting interests of which the holders of any class of Notes are required to consent to any such amendment, without the consent of the insurer, if a note policy is in effect, and the holders of all of the relevant classes of Notes.

     Amendment of the Trust Agreement. The Trust Agreement may be amended by the Seller and the Owner Trustee, with the consent of the insurer, if an insured class of Notes is outstanding, but without the consent of the noteholders, to:

     - cure any ambiguity,

     - correct or supplement any provision which may be inconsistent with any other provision, or

     - add any other provisions with respect to matters or questions arising thereunder which are not inconsistent with the provisions thereof.

     The Trust Agreement may also be amended with the consent of holders of Notes evidencing at least 51% of the respective voting interests thereof, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such agreement or of modifying in any manner the rights of the noteholders; provided, that no such amendment may increase or reduce in any manner the amount of or accelerate or delay the timing of (i) collections of payments on or in respect of the Contracts or required distributions on the Notes, or any interest rate, or (ii) reduce the aforesaid percentage of the voting interests of which the holders of any class of Notes are required to consent to any such amendment, without the consent of the insurer, if a note policy is in effect, and the holders of all of the relevant class of Notes.

     Amendment of the Indenture. The Trust and the Indenture Trustee, on behalf of the Trust, may, without the consent of the noteholders but with the consent of the insurer, if an insured class of Notes is outstanding, enter into one or more supplemental Indentures for any of the following purposes:

          (i) to correct or amplify the description of the property subject to the lien of the Indenture or to subject additional property to the lien of the Indenture;

          (ii) to provide for the assumption of the Notes and the Indenture obligations by a permitted successor to the Trust;

          (iii) to add additional covenants for the benefit of the related noteholders or to surrender any rights or powers conferred upon the Trust;

          (iv) to convey, transfer, assign, mortgage or pledge any property to the Indenture Trustee;

          (v) to cure any ambiguity or correct or supplement any provision in the Indenture or in any supplemental Indenture which may be inconsistent with any other provision in the Indenture, any supplemental Indenture, the Sale and Servicing Agreement or certain other agreements; provided, that any such action shall not adversely affect the interests of any noteholder;

          (vi) to provide for the acceptance of the appointment of a successor Indenture Trustee or to add to or change any of the provisions of the Indenture as shall be necessary and permitted to facilitate the administration by more than one trustee;

          (vii) to modify, eliminate or add to the provisions of the Indenture in order to comply with the Trust Indenture Act of 1939, as amended; and

          (viii) to add any provisions to, change in any manner, or eliminate any of the provisions of, the Indenture or modify in any manner the rights of noteholders under the Indenture; provided, that any of those actions will not, in the opinion of counsel satisfactory to the Indenture Trustee, materially and adversely affect the interests of any noteholder or result in the creation of a new security; and further provided that any of those actions shall not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any noteholder unless such noteholder's consent is otherwise obtained as described below.

     Without the consent of the holder of each outstanding note, including subordinated notes, if any, affected thereby, no supplemental Indenture may:

     - change the due date of any installment of principal of or interest on any note or reduce the principal amount thereof, the interest rate thereon, or the method by which such interest or principal is calculated, or the redemption price with respect thereto or change any place of payment where or the coin or currency in which any such note or any interest thereon is payable;

     - impair the right to institute suit for the enforcement of provisions of the Indenture regarding payment;

     - reduce the percentage of the voting interests of any such Notes, the consent of the holders of which is required for any such supplemental Indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the Indenture or of certain defaults thereunder and their consequences as provided for in the Indenture;

     - modify or alter the provisions of the Indenture regarding the voting of Notes held by the Trust, any other obligor on the Notes, the Seller, the Master Servicer or any of their respective affiliates;

     - reduce the percentage of the voting interests of the Notes, the consent of the holders of which is required to direct the Indenture Trustee to sell or liquidate the property of the Trust if the proceeds of that sale or liquidation would be insufficient to pay the principal amount of and accrued but unpaid interest on the outstanding Notes;

     - decrease the percentage of the voting interests of such Notes required to amend the provisions of the Indenture which specify the applicable percentage of voting interests of the Notes necessary to amend such Indenture or certain other related agreements; or

     - permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any of the collateral for the Notes or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of such Indenture on any of the collateral for the Notes or deprive the holder of any note of the security afforded by the lien of the Indenture;

provided, that any of those actions will not, in the opinion of counsel satisfactory to the related Indenture Trustee, result in the creation of a new security.

LIST OF NOTEHOLDERS

     Three or more holders of Notes may, by written request to the Indenture Trustee, obtain access to the list of all noteholders maintained by such Indenture Trustee for the purpose of communicating with the other noteholders with respect to their rights under the Indenture or under the Notes. The Indenture Trustee may elect not to afford the requesting noteholders access to the list of noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting noteholders, to all noteholders.

     Neither the Trust Agreement nor the Indenture will provide for the holding of any annual or other meetings of noteholders.

NO BANKRUPTCY PROCEEDINGS

     The Trust Agreement will provide that the Owner Trustee, and the Indenture will provide that the Indenture Trustee and each noteholder, agree that they will not at any time institute, or join in any institution against, the Trust, or the Seller, any bankruptcy proceedings relating to the Notes, the Trust Agreement, the Indenture or certain other agreements.

TERMINATION

     The obligations of the Master Servicer, the Seller, the Owner Trustee and the Indenture Trustee pursuant to the Trust Agreement, Sale and Servicing Agreement and Indenture will terminate upon the earliest to occur of (i) the maturity or other liquidation of the last contract and the disposition of any amounts received upon liquidation of any property remaining in the Trust, (ii) the payment to you of all amounts required to be paid to you pursuant to such agreement whether upon an Optional Repurchase or optional purchase or otherwise and (iii) the occurrence of the event described below.

     The Indenture Trustee will give you written notice of termination at least 20 days prior to such termination. The final distribution to you will be made only upon surrender and cancellation of your Notes at the office or agency of the Indenture Trustee specified in the notice of termination. Any funds remaining in the Trust at least 18 months after the date of termination and after the Indenture Trustee has attempted to locate a noteholder and such measures have failed, will be distributed to a charity designated by the Master Servicer.

THE TRUSTEES

     Each of the Owner Trustee and the Indenture Trustee may resign at any time, in which event the administrator, or its successor, will be obligated to appoint a successor trustee. The administrator may also remove the Owner Trustee or the Indenture Trustee, in each case if such trustee becomes insolvent or ceases to be eligible to continue as a trustee under each Trust Agreement or Indenture, as the case may be. In such event, the administrator will be obligated to appoint a successor trustee. Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

     Each trustee and any of its affiliates may hold notes in their own names or as pledgees. For the purpose of meeting the legal requirements of certain jurisdictions, the administrator and the Owner Trustee or Indenture Trustee acting jointly, or in some instances, the Owner Trustee and Indenture Trustee acting without the administrator, will have the power to appoint co-trustees or separate trustees of all or any part of the Trust. In the event of such an appointment, all rights, powers, duties and obligations conferred or imposed upon the affected trustee by each Indenture, Sale and Servicing Agreement or Trust Agreement will be conferred or imposed upon that trustee and the separate trustee or co-trustee jointly, or, in any jurisdiction in which that trustee will be incompetent or unqualified to perform certain acts, singly upon the separate trustee or co-trustee who will exercise and perform such rights, powers, duties and obligations solely at the direction of that trustee.

     Each Trust Agreement will further provide that each Trust will, or will cause the administrator to, pay the fees of the Indenture Trustee. Each Trust Agreement will further provide that the Owner Trustee will be entitled to indemnification by the Master Servicer for, and will be held harmless against, any loss, liability or expense incurred by it not resulting from its own willful misconduct, bad faith or negligence, other than by reason of a breach of any of its representations or warranties set forth in such agreement. The Indenture will further provide that the Indenture Trustee will be entitled to indemnification by the Trust or the administrator for any loss, liability or expense incurred by it not resulting from its own willful misconduct, negligence or bad faith.

DUTIES OF THE TRUSTEES

     Neither trustee will make any representations as to the validity or sufficiency of each Trust Agreement or Indenture, the Notes, other than the execution and authentication thereof by the Indenture Trustee, or of any Contracts or related documents. Neither trustee will be accountable for the use or application by the Seller or the Master Servicer of any funds paid to the Seller or the Master Servicer in respect of the Notes or the related Contracts, or the investment of any monies by the Master Servicer before such monies are deposited into the collection account. The trustees will not independently verify the existence or characteristics of the Contracts. If an event of default or servicer default has not occurred or is not continuing, each trustee will be required to perform only those duties specifically required of it under the Indenture, Trust Agreement or Sale and Servicing Agreement, as the case may be. Generally those duties will be limited to the receipt of the various certificates and reports or other instruments required to be furnished to such trustee under such agreements, in which case it will only be required to examine them to determine whether they conform to the requirements of such agreements. No trustee will be charged with knowledge of a failure by the Master Servicer to perform its duties under the relevant agreements which failure constitutes an event of default or a servicer default unless such trustee obtains actual knowledge of such failure as specified in such agreements.

     No trustee will be under any obligation to exercise any of the rights or powers vested in it by the Indenture, Trust Agreement or Sale and Servicing Agreement, as the case may be, or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request order or direction of any of the noteholders, unless those noteholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby. No noteholder will have any right to institute any proceeding with respect to the Indenture, Trust Agreement or Sale and Servicing Agreement, unless that holder previously has given to the appropriate trustee written notice of default and (i) the default arises from the Master Servicer's failure to remit payments when due or (ii) the holders of Notes evidencing not less than 25% of the voting interests of the related Notes, voting together as a single class, have made written request upon the Indenture Trustee to institute that proceeding in its own name as Indenture Trustee thereunder and

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

have offered to the Indenture Trustee reasonable indemnity and that trustee for 60 days has neglected or refused to institute that proceeding.

ADMINISTRATION AGREEMENT

     WFS, in its capacity as administrator, will enter into an agreement, or the "administration agreement," with the Trust, the Seller and the Indenture Trustee pursuant to which the administrator will agree, to the extent provided in the administration agreement, to provide the notices and to perform other administrative obligations required to be provided or performed by the Trust or the Owner Trustee under the Indenture. As compensation for the performance of the administrator's obligations under the administration agreement and as reimbursement for its expenses related thereto, the administrator will be entitled to a monthly administration fee, which fee will be paid by the Seller and not from the proceeds of the Contracts or other assets of the Trust.

PREPAYMENT CONSIDERATIONS

     Because the rate of distribution of principal on the Notes will depend on the rate of payment on the Contracts, including prepayments, liquidations, the exercise of the Optional Repurchase or Optional Purchase and repurchases of Contracts by the Seller or the Master Servicer following breach of certain representations or warranties or servicing obligations and the sale or liquidation of the property of the Trust under certain conditions following the occurrence of an event of default, the final distribution on each class of notes is likely to occur earlier than the related final scheduled Distribution Date. The right of WFSRC3 to repurchase all of the Contracts upon certain events is described under "-- Termination" and "The Master Servicer," and the right of WFSRC3 to repurchase Contracts is described under "The Notes -- Optional Repurchase" and "-- Optional Purchase".

     The law of California and most other states generally requires that retail installment sales contracts such as the Contracts permit full and partial prepayment without penalty, although a minimum finance charge may be applicable in some circumstances. Any prepayments, including certain partial prepayments not designated as Advance payments by the obligor on the related contract, can reduce the average life of the Contracts. The Master Servicer will permit the sale or other transfer of a financed vehicle without accelerating the maturity of the related contract if such contract is assumed by a person satisfying WFS' then-current underwriting standards. Partial prepayments not designated as Advance payments by the obligor on a contract and all partial prepayments as to Simple Interest Contracts will affect the average life of the Contracts because those partial prepayments will be passed through to holders of the senior notes on the Distribution Date following the Due Period in which they are received. Those partial prepayments designated as Advance payments for Rule of 78's Contracts only will be held until passed through in accordance with the original schedule of payments for the related contract or until the amount of such partial prepayment equals the remaining principal amount plus accrued interest due on the related contract. Any reinvestment risk resulting from the rate of prepayments of the Contracts and the distribution of such prepayments to holders of the Notes will be borne entirely by the holders of the Notes, which will be partially offset to the extent WFSRC3 pays the repurchase premium set forth in the related prospectus supplement in connection with the exercise of an Optional Repurchase.

     Purchases by the Seller of Contracts because of certain defects in contract documentation or due to breaches of its respective representations and warranties in respect thereof, in either case that materially and adversely affect the interests of holders of the Notes, the Indenture Trustee, the Owner Trustee or the insurer, if a note policy is in effect, and purchases by the Master Servicer of Contracts due to certain breaches in representations and warranties made by the Master Servicer or due to certain breaches by the Master Servicer in servicing procedures, in either case that materially and adversely affect such Contracts, can reduce the average lives of the Contracts and the Notes. Any reduction in the average life of the related notes will reduce the aggregate amount of interest received by the holders of the such Notes over the life of such Notes.

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

                              THE MASTER SERVICER

     The Contracts will be serviced by WFS in its capacity as Master Servicer. While WFS may or may not use a subservicer in servicing the Contracts, WFS is referred to as the Master Servicer in this prospectus.

     The Master Servicer will be obligated pursuant to the Sale and Servicing Agreement, subject to the limitations set forth therein, to service the Contracts and to repurchase Contracts under certain circumstances if certain representations and warranties made by the Master Servicer are incorrect or if the Master Servicer breaches certain of its servicing obligations under the Sale and Servicing Agreement, in either case in a manner that materially and adversely affects the holders of the Notes. The Master Servicer may perform its servicing duties through one or more subservicers, provided that the employment of a subservicer shall not relieve the Master Servicer from any liability of the Master Servicer under the Sale and Servicing Agreement.

     If the Master Servicer uses a subservicer, the Master Servicer will enter into a subservicing agreement with that subservicer. The subservicing agreement must not be inconsistent with the terms of the Sale and Servicing Agreement. The Master Servicer may terminate a subservicing agreement and either service the related Contracts directly or enter into a new subservicing agreement for those Contracts with a subservicer that need not be an affiliate of the Master Servicer. Notwithstanding any subservicing agreement, the Master Servicer will remain obligated and liable to the Indenture Trustee, the Owner Trustee and the noteholders for servicing and administering the Contracts in accordance with the Sale and Servicing Agreement as if the Master Servicer alone were servicing the Contracts. References herein to actions required or permitted to be taken by the Master Servicer include the actions by a subservicer.

COLLECTION OF PAYMENTS

     The Master Servicer will service the Contracts and will provide certain accounting and reporting services with respect to the Contracts and the Notes. The Master Servicer must take all actions necessary to maintain continuous perfection of the security interests granted by the obligors in the financed vehicles. The Master Servicer will be obligated to service the Contracts in accordance with the customary and usual servicing procedures employed by financial institutions that service retail installment sales Contracts and/or installment loan agreements secured by motor vehicles and, to the extent more exacting, the procedures used for such Contracts owned by the Master Servicer. In its judgment, the Master Servicer may reduce the annual percentage rate of a delinquent contract, but not below the sum of the weighted average interest rate of the Notes as of the Closing Date and the Servicing Fee percent, may reduce the principal balance and may extend the scheduled maturity of a delinquent contract for up to 90 days in the aggregate past the originally scheduled date of the last payment on such contract, so long as the Master Servicer makes an appropriate Advance as will be required in the Sale and Servicing Agreement, but in no event beyond the last final scheduled Distribution Date.

     The Master Servicer shall deposit in or credit to the collection account or the holding account, within two business days of receipt, all net collections received on or in respect of the Contracts, except that as to Contracts serviced by a subservicer, such proceeds shall be deposited within three business days of receipt by the subservicer. The Master Servicer will also deposit in or credit to the collection account or the holding account, within two business days of receipt, all net liquidation proceeds and net insurance proceeds, after deducting the amount of any outstanding and unreimbursed Advances. See "Certain Information Regarding the Securities -- The Accounts and Eligible Investments".

ADVANCES

     The Master Servicer will be obligated to Advance delinquent payments of monthly principal and interest payments on individual Rule of 78's Contracts, each of which is an "Advance," to the extent that any Advance, if made, would not, in the good faith judgment of the Master Servicer, constitute a "nonrecoverable Advance". A nonrecoverable Advance will be an Advance previously made or to be made by the Master Servicer which, in the good faith judgment of the Master Servicer, may not be ultimately recoverable by the Master Servicer from proceeds of liquidated Contracts and proceeds of any insurance applicable to a financed vehicle or otherwise. Concurrently with the furnishing of the related Distribution Date statement to the Indenture Trustee and the Owner Trustee, the Master Servicer will deposit in the collection account all Advances, if any, in respect of the related due period. The Master Servicer will not be entitled to any interest on Advances when it is reimbursed for Advances. The amount of Advances deposited in the collection account for any Distribution Date may be net of amounts otherwise payable to the Master Servicer on such Distribution Date including reimbursement of Advances and nonrecoverable Advances.

     In making Advances, the Master Servicer will be endeavoring to maintain a regular flow of interest and principal payments to the noteholders rather than to guarantee or insure against losses. Advances will be reimbursed to the Master Servicer out of recoveries on the related Contracts, including late payments by the obligor, net liquidation proceeds and net insurance proceeds, or, to the extent any portion of an Advance is determined to be a nonrecoverable Advance, out of unrelated installments of monthly principal and interest payments or prepayment proceeds.

INSURANCE ON FINANCED VEHICLES

     Each obligor on a contract is required to maintain insurance covering physical damage to the financed vehicle of such obligor in an amount not less than the lesser of its actual cash value or the unpaid principal balance under that contract; provided, however, that the Master Servicer will not be obligated to enforce this requirement when the principal balance of a contract is less than $4,000 or there are six or fewer months remaining to its scheduled maturity. The Master Servicer or a subservicer is required to be named as a loss payee under the policy of insurance obtained by the obligor. In addition, to the extent required by applicable law, the policy of insurance will be delivered to the Master Servicer or subservicer, as appropriate. The financed vehicle is required to be insured against loss and damage due to fire, theft, transportation, collision and other risks covered by comprehensive coverage. The Master Servicer shall obtain a limited dual interest insurance policy which provides coverage for physical damage to, or loss of, a financed vehicle if the obligor fails to maintain the required insurance and may add the premium for that insurance to the balance due on the contract to the extent permitted by applicable law; provided, however, that the Master Servicer shall not be required to maintain that insurance in respect of any financed vehicle as to which the related contract has an unpaid principal balance of less than $4,000 or there are six or fewer months remaining until the contract matures. Since obligors may choose their own insurers to provide the required coverage, the specific terms and conditions of their policies vary. The Scheduled Balance of a contract will not include any amount for premiums paid by the Master Servicer, and payments by an obligor in respect of such financed premium will not be applied to distributions on the Notes.

SERVICER DETERMINATION AND REPORTS TO TRUSTEES

     The Master Servicer will perform monitoring and reporting functions for the Owner Trustee, the Indenture Trustee and the insurer. The Master Servicer will prepare and deliver to the Owner Trustee, the Indenture Trustee and the insurer, if a note policy is in effect, the following:

          (a) each statement to noteholders and

          (b) an additional report covering:

           - the aggregate amount, if any, paid by or due from the Master Servicer or the Seller for the purchase of Contracts which the Master Servicer or the Seller has become obligated to purchase, and

           - the net amount of funds which have been deposited in or credited to the collection account or holding account.

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

SERVICING COMPENSATION

     The Master Servicer will be entitled to compensation for the performance of its obligations under the Sale and Servicing Agreement. The Master Servicer shall be entitled to receive for each contract from the monthly principal and interest paid on or in respect of that contract an amount equal to a certain percentage, or the Servicing Fee percent, which, except as otherwise specified in the related prospectus supplement, shall equal one-twelfth of 1.25% per annum of the Scheduled Balance of that contract for the related month in respect of which the monthly principal and interest for that month has been collected or Advanced. As additional compensation, the Master Servicer or its designee shall be entitled to retain all late payment charges, extension fees and similar items paid in respect of the Contracts. The Master Servicer will determine when an extension is to be granted, subject to the limitations described under "The Master Servicer -- Collection of Payments". The Master Servicer or its designee will also receive as additional servicing compensation the amount, if any, by which the outstanding principal balance of a contract that is prepaid in full prior to its maturity exceeds the Scheduled Balance of that contract. The sum of the foregoing items is the Servicing Fee. The Master Servicer shall pay all expenses incurred by it in connection with its servicing activities under the Sale and Servicing Agreement and shall not be entitled to reimbursement of such expenses except to the extent they constitute liquidation expenses or expenses recoverable under an applicable insurance policy.

     The Servicing Fee will compensate the Master Servicer for:

          (a) performing the functions of a third party servicer of the Contracts as an agent for the Indenture Trustee and the Owner Trustee, including:

        - collecting and posting all payments,

        - responding to inquiries of obligors,

        - investigating delinquencies,

        - sending payment statements and reporting tax information to obligors,

        - paying costs of collections, and

        - policing the collateral,

          (b) administering the Contracts, including:

        - accounting for collections, and

        - furnishing monthly or quarterly and annual statements to the Indenture Trustee and the Owner Trustee with respect to distributions and generating federal income tax information and certain taxes, accounting fees, auditor fees, data processing costs and other costs incurred in connection with administering the Contracts, and

          (c) maximizing the performance of the Contracts for the benefit of each Seller, including:

        - focusing servicing activities on delinquent obligors to reduce the likelihood of those obligors defaulting upon their Contracts, and

        - increasing realization upon defaulted Contracts in an efficient manner so as to maximize the amount distributable to the Seller or Sellers from the Spread Account.

REALIZATION UPON DEFAULTED CONTRACTS

     The Master Servicer will liquidate any contract that goes into default and as to which no satisfactory arrangements can be made for collection of delinquent payments. Liquidation of a defaulted contract may be through repossession or sale of the financed vehicle or otherwise. In connection with a repossession or other conversion, the Master Servicer will follow normal and usual procedures for holders of motor vehicle retail installment sales Contracts and installment loans. In this regard, the Master Servicer may sell the financed vehicle at a repossession or other sale.

                     CERTAIN LEGAL ASPECTS OF THE CONTRACTS

GENERAL

     The Contracts are "chattel paper" as defined in the Uniform Commercial Code, as in effect in California and the other states in which the Contracts are originated. Pursuant to the UCC, an ownership or security interest in chattel paper may be perfected by possession of the chattel paper or filing a UCC-1 financing statement with the secretary of state or other central filing office in the appropriate state as required by the applicable UCC.

     WFS and the Seller will each take or cause to be taken those actions as are required to perfect a Trust's rights in the Contracts sold or otherwise transferred by the Seller to that Trust and will represent and warrant that the Trust, subject to the interest of the insurer, if a note policy is in effect, under each related insurance agreement pursuant to which a note policy will be issued, has good title, or a first priority security interest, free and clear of liens and encumbrances, to each contract on the Closing Date. Under each Sale and Servicing Agreement, WFS, as Master Servicer, or one or more subservicers, will have custody of the Contracts following the sale of the Contracts to a Trust and will hold the Contracts as bailee for the benefit of the Trust. However, the Contracts will not be physically marked to indicate the ownership or security interest thereof by a Trust. UCC-1 financing statements will be filed with the Secretary of States of California and such other states as is appropriate to perfect by filing and to give notice of a Trust's ownership or security interest in the Contracts. If, through inadvertence or otherwise, any of the Contracts were sold to another party who purchased those Contracts in the ordinary course of its business and took possession of them, the purchaser would acquire an interest in those Contracts superior to the interests of a Trust if the purchaser acquired the Contracts in good faith, for value and without actual knowledge of the Trust's ownership or security interest in those Contracts. The Master Servicer will agree in the Sale and Servicing Agreement to take all necessary actions to preserve and protect a Trust's ownership or security interest in the Contracts. The Seller will represent and warrant that each contract is secured by a financed vehicle. Notwithstanding the failure of a Trust to have obtained a valid, first priority ownership or security interest in a contract, if an insured class of Notes is outstanding, the insurer will remain unconditionally and irrevocably obligated on its guarantee of scheduled payments payable to the Indenture Trustee for the benefit of noteholders of the insured classes of Notes on each Distribution Date. If an insured class of Notes is issued, see "The Note Policy" in the related prospectus supplement.

SECURITY INTERESTS IN THE FINANCED VEHICLES

     All of the financed vehicles were registered in the State of California or another of the states listed above under "The Contracts Pool" at the time of origination of the related Contracts. Perfection of security interests in motor vehicles is generally governed by state certificate of title statutes or by the motor vehicle registration laws of the state in which each vehicle is located. Security interests in vehicles registered in the State of California (except as otherwise noted in the related prospectus supplement, the state in which the largest number of financed vehicles is located) may be perfected by depositing with the California Department of Motor Vehicles a properly endorsed certificate of title showing the secured party as legal owner or an application for an original registration together with an application for registration of the secured party as legal owner. Security interests in vehicles registered in most other states are perfected, generally, in a similar manner. California and some other states permit the required documents to perfect a security interest to be filed electronically as well as physically. The Seller will represent and warrant to the Trust in the Sale and Servicing Agreement that all steps necessary to obtain a perfected first priority security interest with respect to the financed vehicles securing the Contracts sold or transferred by that Seller have been taken. If the Master Servicer fails, because of clerical error or otherwise, to effect or maintain such notation for a financed vehicle, the Trust may not have a first priority security interest in that financed vehicle.

     All Contracts purchased or originated by WFS name WFS as obligee or assignee and as the secured party. WFS also takes all actions necessary under the laws of the state in which the related financed vehicles are located to perfect its security interest in those vehicles, including, where applicable, having a notation of its lien recorded on the related certificate of title and obtaining possession of the certificates of title.

     The Seller will transfer Contracts to the Trust and will assign its security interests in the financed vehicles to that Trust and the insurer, if a note policy is in effect. However, because of the administrative burden and expense, neither a Trust nor the insurer, if a note policy is in effect, will amend any certificate of title to identify the Trust or the insurer, as the new secured party nor will the certificates of title be delivered to the trustee. Accordingly, WFS will continue to be named as the secured party on the certificates of title for the financed vehicles. Under the law of California and most other states, the assignment of the Contracts is an effective conveyance of a security interest without amendment of any lien noted on a vehicle's certificate of title, and the new secured party succeeds thereby to the assignor's rights as secured party. However, there exists a risk in not identifying a Trust as the new secured party on the certificates of title that, through fraud or negligence, the security interest of the Trust in one or more financed vehicles could be released.

     In the absence of fraud or forgery by the financed vehicle owner or administrative error by state recording officials, notation of the lien of WFS on the certificates of title or in the electronic records of the state officials where electronic titles are permitted should be sufficient to protect the Trust against the rights of subsequent purchasers of a financed vehicle or subsequent lenders who take a security interest in a financed vehicle. If there are any financed vehicles as to which WFS has failed to perfect the security interest assigned to the Trust, the security interest would be subordinate to, among others, subsequent purchasers of the financed vehicles and holders of perfected security interests.

     In the event that the owner of a financed vehicle relocates to a state other than the state in which the financed vehicle is registered, under the laws of most states the perfected security interest in the financed vehicle would continue for four months after that relocation and thereafter, in most instances, until the owner registers the financed vehicle in that state. A majority of states, including California, generally require surrender of a certificate of title to initially register in that state a vehicle originally registered in another state. Therefore, the Master Servicer on behalf of the Trust must surrender possession, if it holds the certificate of title to a relocated financed vehicle, for the financed vehicle owner to effect the registration. If the financed vehicle owner moves to a state that provides for notation of lien on the certificate of title to perfect the security interests in the financed vehicle, WFS, absent clerical errors or fraud, would receive notice of surrender of the certificate of title if WFS' lien is noted thereon. Accordingly, WFS will have notice and the opportunity to reperfect the security interest in the financed vehicle in the state of relocation. If the financed vehicle owner moves to a state which does not require surrender of a certificate of title for registration of a motor vehicle, registration in that state could defeat perfection. In the ordinary course of servicing its portfolio of motor vehicle loans, WFS takes steps to effect reperfection upon receipt of notice of reregistration or information from the obligor as to relocation. Similarly, when an obligor under a contract sells a financed vehicle, the Master Servicer must surrender possession of the certificate of title or will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related contract before release of the lien. Under the Sale and Servicing Agreement, the Master Servicer, at its cost, will be obligated to maintain the continuous perfection of security interests in the financed vehicles.

     Under the law of California and most other states, liens for unpaid taxes and possessory liens for storage of and repairs performed on a motor vehicle take priority even over a perfected security interest in that vehicle. The Internal Revenue Code of 1986, as amended, also grants priority to certain federal tax liens over the lien of a secured party. The laws of certain states and federal law permit the confiscation of motor vehicles by governmental authorities under certain circumstances if used in unlawful activities, which may result in the loss of a secured party's perfected security interest in a confiscated vehicle. The Seller will represent in the Sale and Servicing Agreement that, as of the Closing Date, the security interest in each financed vehicle is prior to all other present liens upon and security interests in that financed vehicle. However, liens for repairs or taxes could arise at any time during the term of a contract. No notice will be given to the trustees, the Master Servicer or noteholders in the event such a lien or confiscation arises and any such lien or confiscation arising after the Closing Date would not give rise to the Seller's repurchase obligations under the Sale and Servicing Agreement.

ENFORCEMENT OF SECURITY INTERESTS IN FINANCED VEHICLES

     The Master Servicer, on behalf of the Trust, may take action itself or through one or more subservicers to enforce its security interest with respect to Defaulted Contracts by repossession and resale of the financed vehicles securing such Defaulted Contracts. In addition to the provisions of the UCC, under California law the Contracts originated in California are subject to the provisions of its Rees-Levering Motor Vehicle Sales and Finance Act, commonly known as the Rees-Levering Act. Contracts originated in other states are subject to retail installment sales laws and similar laws of those states including in many of those states their version of the Uniform Consumer Credit Code. The provisions of the Rees-Levering Act and similar laws of other states control in the event of a conflict with the provisions of the UCC. Under the UCC and laws applicable in most states, a creditor can, without prior notice to the debtor, repossess a motor vehicle securing a loan by voluntary surrender, by "self-help" repossession without breach of peace, and by judicial process. The Rees-Levering Act and similar laws of other states place restrictions on repossession sales, including notice to the debtor of the intent to sell and of the debtor's right to redeem the vehicle. In addition, the UCC requires commercial reasonableness in the conduct of the sale.

     In the event of repossession and resale of a financed vehicle, the Master Servicer for the benefit of the Trust would be entitled to be paid out of the sale proceeds before the proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor.

     Under the UCC and laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the motor vehicle securing such debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments. Under California law the proceeds from the resale of the motor vehicle securing the debtor's loan are required to be applied first to the expenses of resale and repossession, and if the remaining proceeds are not sufficient to repay the indebtedness, the creditor may seek a deficiency judgment for the balance. The priority of application of proceeds of sale as to repossessed vehicles under the Contracts originated in most other states is similar.

     Certain other statutory provisions, including federal and state bankruptcy and insolvency laws, may limit or delay the ability of a creditor to repossess and resell collateral or enforce a deficiency judgment.

     In the event that deficiency judgments are not satisfied or are satisfied at a discount or are discharged in whole or in part in bankruptcy proceedings, including proceedings under Chapter 13 of the Bankruptcy Reform Act of 1978, as amended, the loss will be borne by the Trust.

OTHER MATTERS

     The so-called "holder-in-due-course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the Seller of goods which give rise to the transaction, and certain related lenders and assignees, to transfer such contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of a transferred contract to all claims and defenses which the debtor could assert against the Seller of goods. Liability under this rule, which would be applicable to a Trust and the insurer, if a note policy is in effect, is limited to amounts paid under a contract; however, the obligor may also assert the rule to set off remaining amounts due as a defense against a claim brought by a trustee against that obligor.

     The courts have imposed general equitable principles on repossession and litigation involving deficiency balances. These equitable principles may have an effect of relieving an obligor from some or all of the legal consequences of a default.

     Numerous other federal and state consumer protection laws, regulations and rules impose requirements applicable to the origination and servicing of the Contracts, including the Truth-in-Lending Act (and Federal Reserve Board Regulation Z), the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act (and Federal Reserve Board Regulation B), the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and the California Rees-Levering Act and motor vehicle retail installment sale acts in other states, and similar laws and rules. Also, the laws of certain states impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect the ability of a trustee as an assignee to enforce noncomplying Contracts. The Seller will represent and warrant in the Sale and Servicing Agreement that each of the Contracts, and the sale of the financed vehicles sold thereunder, complied with all material requirements of such laws.

REPURCHASE OBLIGATION

     In each Sale and Servicing Agreement the Master Servicer will make certain representations, warranties and affirmative covenants regarding, among other things, the maintenance of the security interest in each financed vehicle, the breach of which would create an obligation of the Master Servicer to repurchase any affected contract unless the breach is cured.

     WFSRC3's Articles of Incorporation limit the activities of WFSRC3 to the above purposes and to any activities incidental to and necessary for such purposes.

                 FEDERAL AND CALIFORNIA INCOME TAX CONSEQUENCES

FEDERAL INCOME TAX CONSEQUENCES

     The following is a discussion of the material federal income tax consequences of the purchase, ownership and disposition of the Notes. This summary is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change. The discussion does not deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules contained within the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder. To the extent the tax consequences related to subordinated notes, if any, differs from the consequences discussed in this prospectus, those consequences will be discussed in the related prospectus supplement.

     Investors should consult their own tax advisors to determine the federal, state, local and other tax consequences of the purchase, ownership and disposition of the Notes. Prospective investors should note that no rulings have been or will be sought from the Internal Revenue Service with respect to any of the federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions. Moreover, there are no cases or IRS rulings on transactions similar to those described herein with respect to the Trust, involving both debt and equity interests issued by a Trust with terms similar to those of the Notes. Prospective investors are urged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Notes.

     This summary does not purport to deal with all aspects of federal income taxation that may be relevant to investors in light of their individual investment circumstances, such financial institutions, broker-dealers, life insurance companies and tax-exempt organizations.

TAX CHARACTERIZATION OF TRUSTS

     In the opinion of Mitchell, Silberberg & Knupp LLP, special tax counsel to WFSRC3, the Trust will not be an association, or a publicly traded partnership, taxable as a corporation for federal income tax purposes. This opinion is based on the assumption that the terms of each Trust Agreement and related documents will be complied with, and on that counsel's conclusions that the nature of the income of such trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

     If a trust were taxable as a corporation for federal income tax purposes, it would be subject to corporate income tax on its taxable income. Such trust's taxable income would include all its income on the related Contracts, which may be reduced by its interest expense on the Notes. Any corporate income tax could materially reduce cash available to make payments on the Notes.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

     Treatment of the Notes as Indebtedness. The Seller will agree, and the noteholders will agree by their purchase of notes, to treat the Notes as debt for federal income tax purposes. Mitchell, Silberberg & Knupp LLP, special tax counsel, will render an opinion that the Notes will be classified as debt for federal income tax purposes. All of the discussion below assumes this characterization of the Notes is correct.

     OID. The discussion below assumes that all payments on the Notes are denominated in U.S. dollars. Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for "qualified stated interest" under Treasury regulations relating to original issue discount, or OID, and that any OID on the Notes (i.e., any excess of the principal amount of the Notes over their issue price) does not exceed a de minimis amount (i.e., 1/4% of their principal amount multiplied by the number of full years included in their term), all within the meaning of such OID regulations.

     Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the Notes will not be considered issued with OID. The stated interest thereon, and any premium received upon an Optional Repurchase, will be taxable to a noteholder as ordinary interest income when received or accrued in accordance with such noteholder's method of tax accounting. Under the OID regulations, a holder of a note issued with more than a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the note. A purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Internal Revenue Code.

     However, because a failure to pay interest currently on notes is not a default and does not give rise to a penalty, under the OID regulations notes might be viewed as having been issued with OID. This interpretation would not significantly affect accrual basis holders of Notes, although it would somewhat accelerate taxable income to cash basis holders by in effect requiring them to report interest income on the accrual basis.

     Sale or Other Disposition. If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder will equal the holder's cost for the note, increased by any market discount, acquisition discount, OID and gain previously included by such noteholder in income with respect to the note and decreased by the amount of bond premium, if any, previously amortized and by the amount of principal payments previously received by such noteholder with respect to such note. Any gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

     Foreign holders. Interest payments made, or accrued, to a noteholder who is a nonresident alien, foreign corporation or other non-United States person, each a "foreign person," generally will be considered "portfolio interest," and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a

"10 percent shareholder" of a trust or the Seller, including a holder of 10% of outstanding notes, or a "controlled foreign corporation" with respect to which a trust or the Seller is a "related person" within the meaning of the Internal Revenue Code or bank receiving interest as described in Section 881(c)(3)(A) of the Internal Revenue Code and (ii) provides the Owner Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement, on Form W-8BEN or a similar form, signed under penalty of perjury, certifying that the beneficial owner of a note is a foreign person and providing the foreign person's name and address. If a note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN or substitute form provided by the foreign person that owns the note. If that interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable tax treaty. Certain partnerships that are non-United States persons may have additional reporting obligations.

     Payments of portfolio interest that are effectively connected with the conduct of a trade or business within the United States by a non-United States person generally will not be subject to United States federal withholding tax, provided that the non-United States person provides a properly executed IRS Form W-8 ECI (or successor form) stating that the interest paid is not subject to withholding tax because it is effectively connected with the non-United States person's conduct of a trade or business in the United States.

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

     Backup Withholding. Each holder of a note, other than an exempt holder such as a corporation, tax exempt organization, qualified pension and profit sharing trust, individual retirement account or nonresident alien who provides certification as to its status as a nonresident, will be required to provide, under penalty of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt noteholder fail to provide the required certification, each trust will be required to withhold 31% of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

     Possible Alternative Treatments of the Notes. If, contrary to the opinion of special tax counsel, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, such notes might be treated as equity interests in a trust. If so treated, a trust might be treated as a publicly traded partnership taxable as a corporation with the adverse consequences described above, and the resulting taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity. Alternatively, and most likely in the view of special tax counsel, such trust might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of notes as equity interests in a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities, including pension funds, would be "unrelated business taxable income", income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of trust expenses.

     NOTEHOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

CALIFORNIA INCOME TAX CONSEQUENCES

     In the opinion of Mitchell, Silberberg & Knupp LLP, special tax counsel to WFSRC3, the Trust will not be an association taxable as a corporation for California income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with. Mitchell, Silberberg & Knupp LLP has rendered an opinion that noteholders who are not residents of or otherwise subject to tax in California will not, solely by reason of their acquisition of an interest in any class of notes, respectively, be subject to California income, franchise, excise or similar taxes with respect to interest on any class of notes or with respect to any of the other Trust property. To the extent the tax consequences related to subordinated notes, if any, differs from the consequences discussed in this prospectus, those consequences will be discussed in the related prospectus supplement.

     Investors should consult their own tax advisors to determine the state, local and other tax consequences to them of the purchase, ownership and disposition of the Notes.

                              ERISA CONSIDERATIONS

OVERVIEW

     The Employee Retirement Income Security Act of 1974, as amended, and
Section 4975 of the Internal Revenue Code impose certain restrictions on employee benefit plans and on certain other retirement plans and arrangements, such as individual retirement accounts and annuities and Keogh plans, and on collective investment funds and separate accounts in which those plans, accounts or arrangements are invested, each at which is referred to in this prospectus as a "plan", and on persons who are parties in interest or disqualified persons with respect to such plans; these restrictions could affect the decision to purchase the senior Notes by or on behalf of plans. Certain employee benefit plans, such as governmental plans and church plans if no election has been made under Section 410(d) of the Internal Revenue Code, are not subject to the requirements of ERISA or Section 4975 of the Internal Revenue Code and assets of those plans may be invested without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law, including, for any government or church plan qualified under Section 401(a) of the Internal Revenue Code and exempt from taxation under Section 501(a) of the Internal Revenue Code, the prohibited transaction rules set forth in Section 503 of the Internal Revenue Code.

     Investments by plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification, requirements respecting delegation of investment authority and the requirement that a plan's investment be made in accordance with the documents governing the plan.

PROHIBITED TRANSACTIONS

     Section 406 of ERISA prohibits parties in interest with respect to a plan from engaging in certain transactions involving a plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction.
Section 4975 of the Internal Revenue Code and Section 502(i) of ERISA impose certain excise taxes on the parties to such prohibited transactions. Notes purchased by a plan would be assets of the plan. Under regulations issued by the U.S. Department of Labor, the Contracts in certain circumstances may also be deemed to be assets of each plan that purchases senior notes. If this were so, not only persons that cause a plan to acquire Notes but also those who sponsor or insure the related Contracts or manage, control or service the Contracts may be subject to the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of Section 4975 of the Internal Revenue Code in the absence of a statutory, regulatory or administrative exemption.

     Under a regulation issued by the United States Department of Labor, the assets of the Trust would be treated as assets of a plan for the purposes of ERISA and the Internal Revenue Code only if the plan acquires an "equity interest" in the Trust and none of the exceptions contained in this plan assets regulation is applicable. An equity interest is defined under the plan assets regulation as an interest other than an investment which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, the senior notes should be treated as indebtedness without substantial equity features for purposes of the plan assets regulation. This determination is based in part on the traditional debt features of the senior notes, including the reasonable expectation of purchasers of the senior notes that the senior notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of the senior notes could change if the Trust incurs losses. However, even if the senior notes are treated as debt for such purposes, the acquisition or holding of Notes by or on behalf of a plan could be considered to give rise to a prohibited transaction if the Trust or any of its affiliates is or becomes a party-in-interest or a disqualified person with respect to such plan. In such case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a note. Included among these exemptions are: PTCE 90-1, regarding investments by insurance company pooled separate accounts; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 96-23, regarding transactions effected by in-house asset managers; and PTCE 84-14, regarding transactions effected by "qualified professional asset managers". In addition, PTCE 2000-58, which amended certain administrative exemptions that had been granted to a number of underwriters to provide relief for certain transactions involving issuers of asset backed securities which are either debt or equity investments, may provide exemptive relief for the acquisition and holding of certain notes. In this case, the related prospectus supplement will discuss the requirements of PTCE 2000-58. Each investor using the assets of a plan which acquires the Notes, or to whom the Notes are transferred, will be deemed to have represented that the acquisition and continued holding of the Notes will be covered by one of the exemptions listed above or by another U.S. Department of Labor class exemption.

THE NOTES

     The senior notes may be purchased by a plan subject to ERISA or Section 4975 of the Internal Revenue Code. A fiduciary of a plan must determine that the purchase of a note is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

     The senior notes may not be purchased with the assets of a plan if the Seller, the Master Servicer, the Indenture Trustee, the Owner Trustee or any of their affiliates (i) has investment or administrative discretion with respect to such plan assets; (ii) has authority or responsibility to give, or regularly gives, investment advice with respect to such plan assets, for a fee and pursuant to an agreement or understanding that such advice (a) will serve as a primary basis for investment decisions with respect to such plan assets and (b) will be based on the particular investment needs for such plan; or (iii) is an employer maintaining or contributing to that plan.

     If subordinated notes are offered by a related prospectus supplement, the eligibility of such notes for purchase by plans will be described in that prospectus supplement.

                              PLAN OF DISTRIBUTION

     The Notes will be offered through one or more of the methods described below. The prospectus supplement will provide specific details as to the method of distribution for particular offerings, and set forth the time and place for delivery of Notes. Offerings may be made through one or more of the following methods by:

     - negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

     - placements with institutional investors through dealers;

     - direct placements with institutional investors; and

     - competitive bid.

     If underwriters are used for the sale of any securities, other than for underwriting on a best efforts basis, the Notes will be acquired by the underwriters for their own account and may be resold from time to time through one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment. The Notes will be described on the cover of the prospectus supplement and the members of the underwriting syndicate, if any, will be named in the prospectus supplement.

     In connection with the sale of notes, underwriters may receive compensation from the company or from purchasers of notes in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of notes may be deemed to be underwriters in connection with the Notes, and any discounts or commissions received by them from the company and any profit on the resale of notes by them may be deemed to be underwriting discounts and commissions under the Act. The prospectus supplement will describe any compensation paid to underwriters.

     It is anticipated that the underwriting agreement pertaining to the sale of notes will provide that the obligations of the underwriters will be subject to conditions precedent providing that the underwriters will be obligated to purchase all the Notes if any are purchased, other than in connection with underwriting on a best efforts basis, and that, in limited circumstances, the Seller and the Master Servicer will jointly and severally indemnify the several underwriters and the underwriters will indemnify the Seller as against certain civil liabilities, including liabilities under the Securities Act of 1933 or will contribute to payments required to be made.

     The prospectus supplement with respect to any notes offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between the company and purchasers of notes.

     Purchasers of Notes, including dealers, may, depending upon the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of securities. Noteholders should consult with their legal advisors in this regard prior to any reoffer or sale.

     If subordinated notes are offered by a related prospectus supplement, the method of distribution of such offered subordinated notes will be described in that prospectus supplement.

                                 LEGAL MATTERS

     Certain legal matters with respect to the Notes, including certain federal and California income tax matters, will be passed upon for WFSRC3 by Mitchell, Silberberg & Knupp LLP, Los Angeles, California. Sidley Austin Brown & Wood LLP, San Francisco, California will act as counsel for the underwriters.

                                    GLOSSARY

     "Advance" means an amount deposited by the Master Servicer to a collection account that has not previously been paid to the Master Servicer under the Contracts.

     "Aggregate Scheduled Balance" means the sum of the Scheduled Balances of the outstanding Contracts.

     "Aggregate Scheduled Balance Decline" means, with respect to any Distribution Date, the amount by which the Aggregate Scheduled Balance as of the beginning of the related due period - or in the case of the first Distribution Date, as of the cut-off date - exceeds the Aggregate Scheduled Balance as of the end of such due period.

     A "business day" will be any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, Wilmington, Delaware or Los Angeles, California are authorized or obligated by law, executive order or government decree to be closed.

     "Calculation Day" means the last day of each month.

     "Closing Date" means the date the Notes are initially issued.

     "Contracts" mean retail installment sales contracts and retail installment loans secured by new and pre-owned automobiles and light duty trucks that are sold to a Trust and designed to provide funds for the payment of interest and principal on the Notes.

     "Defaulted Contract" means, with respect to any due period, a contract either which is, at the end of such due period, delinquent in the amount of at least two monthly payments, or with respect to which the related financed vehicle has been repossessed or repossession efforts have been commenced.

     "Definitive Securities" means Notes issued as physical certificates, which will only be issued under limited circumstances.

     "Distribution Date" is a date established under the Indenture on which a payment of principal or interest on the Notes is required.

     "Due Period" means, with respect to any Distribution Date, the period described in the related prospectus supplement.

     "Indenture" means a trust indenture pursuant to the Trust Indenture Act of 1939, as amended, stating the terms under which the Notes are issued.

     "Indenture Trustee" means the trustee under the Indenture.

     "Insolvency Event" means certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and certain action by the Seller or the Master Services indicating its insolvency, reorganization pursuant to bankruptcy or similar proceedings or inability to pay its obligations.

     "Interest Carryover Shortfall Amount" has the meaning given in the related prospectus supplement.

     "Interest Distributable Amount" has the meaning given in the related prospectus supplement.

     "Liquidated Contract" means, a contract that (i) has been repurchased by the Seller or the Master Servicer or as to which all of the principal has been paid prior to its scheduled maturity; (ii) is a Defaulted Contract with respect to which the related financed vehicle was repossessed and, after any cure period required by law has expired, the Master Servicer has charged-off any losses prior to the four-month period referenced in clause (iv) below; (iii) has been paid in full on or after its scheduled maturity; or (iv) is delinquent as to all or part of four or more monthly principal and interest payments. Contracts that become Liquidated Contracts pursuant to clause (ii) or (iv) above and any collections thereon will thereupon no longer be part of the Trust, although collections thereon will be deposited in the collection account.

     "Master Servicer" means WFS Financial Inc or WFS.

     "Moody's" means Moody's Investors Services, Inc.

     "Net Collections" means all payments received by the Master Servicer on or in respect of the Contracts due on or after the cut-off date, including: (i) prepayments, net liquidation proceeds and net insurance proceeds, (ii) amounts, other than any repurchase premium, paid upon purchase or repurchase of Contracts, and (iii) any Advances that may be made by the Master Servicer in respect of delinquent Contracts, which amounts are in each instance net (a) of late payments in respect of which the Master Servicer has previously made an Advance or (b) reimbursement to the Master Servicer for nonrecoverable Advances.

     "Net Liquidation Proceeds" means proceeds received by the Master Servicer, net of liquidation expenses, upon liquidation of a Defaulted Contract. Liquidation expenses will be the reasonable out-of-pocket expenses, exclusive of overhead expenses, incurred by the Master Servicer in realizing upon a defaulted contract. Net insurance proceeds will be proceeds paid by any insurer under a comprehensive and collision or limited dual interest insurance related to a Contract, other than funds used for the repair of the related financed vehicle or otherwise released to the related obligor in accordance with normal servicing procedures, after reimbursement to the Master Servicer of expenses recoverable under such insurance policy.

     "Note Distributable Amount" means, with respect to any Distribution Date, the sum of the Principal Distributable Amount and the Interest Distributable Amount for that Distribution Date.

     "Notes" means one or more series or classes of promissory notes representing the right to receive payments of principal and interest.

     "Optional Purchase" means a redemption of a class of outstanding Notes on terms set forth in the related prospectus supplement which may be made without payment of a repurchase premium.

     "Optional Repurchase" means a repurchase of outstanding Contracts from a Trust at the option of WFSRC3 for an amount equal to a repurchase price described in the related prospectus supplement, plus a specified repurchase premium.

     "Owner Trustee" means the trustee of a Trust that will own the Contracts.

     "Principal Balance" means, (i) as to a Simple Interest Contract, its actual principal balance and (ii) as to a Rule of 78's Contract, its actual principal balance net of unearned interest.

     "Principal Carryover Shortfall Amount" has the meaning given in the related prospectus supplement.

     "Principal Distributable Amount" has the meaning given in the related prospectus supplement.

     "Rule of 78's Contract" means, a contract that provides for the payment by the obligor of a specified total number of payments, payable in equal monthly installments, which total represents the interest in an amount calculated by using the Rule of 78's. Under the Rule of 78's, the amount of a monthly payment allocable to interest on a contract is determined by multiplying the total amount of interest payable over the term of the contract by a fraction. The denominator of that fraction consists of a number equal to the sum of a series of numbers representing the number of each monthly payment due under the contract. For example, with a contract providing for 12 payments, the denominator of each month's fraction will be 78, the sum of a series of numbers from 1 to 12. Accordingly, in the example of a twelve payment contract, the fraction for the first payment is 12/78, for the second payment 11/78, for the third payment 10/78, and so on through the final payment, for which the fraction is 1/78. The numerator of that fraction, for a given month, consists of the number of payments remaining before the maturity of the contract. The applicable fraction is then multiplied by the total add-on interest payment over the entire term of the contract, and the resulting amount is the amount of add-on interest earned that month. The difference between the amount of the monthly payment by the obligor and the amount of earned add-on interest calculated for the month is applied to the principal reduction. Under the law of Texas, a similar procedure is permitted for calculating the amount of add-on interest earned, except the fraction is derived by using the sum of monthly payments rather than the sum of the number of months (the "sum of the balances"). As a contract using either the Rule of 78's or the sum of the balances method to compute interest earned is payable in equal monthly payments, the mathematical result is substantially the same under either system. Accordingly, for purposes of convenience, the term "Rule of 78's" is used in this prospectus in referring to Contracts with add-on interest regardless of which system is used to calculate interest earned.

     "Sale and Servicing Agreement" means an agreement among WFSRC3, WFS and one or more Trusts for the acquisition and servicing of Contracts.

     "Scheduled Balance" means, with respect to (i) a Rule of 78's contract, the present value of the remaining scheduled payments of monthly principal and interest due on that contract discounted on a monthly basis as described below. The Scheduled Balance of a Simple Interest Contract will be its actual principal balance. The monthly principal and interest for a Contract will be the installment of principal and interest due each month, each such date being a due date, and will be substantially equal for the term of the contract. The Scheduled Balance of a Rule of 78's contract for the cut-off date and each due date will be set forth in a schedule to the Sale and Servicing Agreement and will be equal to the present value, determined as discussed below, at each of those dates of all payments of monthly principal and interest on the contract that are due after that due date. That present value will be determined by discounting, on a monthly basis, each payment of monthly principal and interest from the last day of the month in which that payment of monthly principal and interest is due to the first day of the month in which that due date occurs, using a discount rate that will produce a present value at the cut-off date equal to the outstanding principal balance of the contract as of the cut-off date. The interest rate borne by substantially all of the Contracts will not be less than the weighted average of the interest rates on the Closing Date plus the Servicing Fee percent.

     "Seller" means WFS Receivables Corporation 3, or WFSRC3.

     "Servicing Fee" means the dollar value of the Servicing Fee percent plus all late payment charges, extension fees (the Master Servicer will determine when an extension is to be granted, subject to the limitations described under "The Master Servicer -- Collection of Payments") and similar items paid in respect of the Contracts in addition to the amount, if any, by which the outstanding principal balance of a contract that is prepaid in full prior to its maturity exceeds the Scheduled Balance of that contract.

     "Servicing Fee Percent" means compensation the Master Services shall be entitled to receive for each contract from the monthly principal and interest paid in or in respect of that Contract an amount equal to a certain percentage, which, except as otherwise specified in the related prospectus supplement, shall equal one-twelfth of 1.25% per annum of the Scheduled Balance of that contract for the related month in respect of which the monthly principal and interest for that month has been collected or advanced.

     "Simple Interest Contract" means a contract as to which interest is calculated each day on the basis of the actual principal balance of that contract on that day.

     "Spread Account" means a segregated trust account in the name of the Indenture Trustee that will afford some limited protection against losses on the Contracts.

     "Standard & Poor's" means Standard & Poor's Rating Services, a Division of the McGraw-Hill Companies, Inc.

     "Subordinated Notes" are Notes of a series or class that are subordinated in rights to receive interest and principal to other Notes as described in a related prospectus supplement.

     "Trust" means either a Delaware business trust, or a trust established under the laws of another state, to which the Seller will sell the Contracts and which will issue the Notes.

     "Trust Agreement" means an amended and restated trust agreement pursuant to which the Trust will be established.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                     $

                          AUTO RECEIVABLE BACKED NOTES

                   LOGO  WFS FINANCIAL 2001-      OWNER TRUST

            $                                      % CLASS A-1 NOTES
            $                                      % CLASS A-2 NOTES
            $                                      % CLASS A-3 NOTES
            $                                      % CLASS A-4 NOTES
            $                                      % CLASS B NOTES

                      LOGO  WFS RECEIVABLES CORPORATION 3
                                     SELLER

                             LOGO WFS FINANCIAL INC
                                MASTER SERVICER

                           -------------------------

                             PROSPECTUS SUPPLEMENT
                                               , 2001

                           -------------------------

                                 [UNDERWRITERS]

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     Expenses in connection with the offering of the Notes being registered hereby are estimated as follows:

Registration Fee............................................  $187,500
Printing and Engraving......................................    35,000*
Trustees' Fees..............................................     6,500*
Accounting Fees.............................................    15,000*
Legal Fees and Expenses.....................................    65,000*
Blue Sky Fees and Expenses..................................    15,000*
Rating Agency Fees..........................................    35,000*
Miscellaneous Fees..........................................     4,500*
                                                              --------
  Total.....................................................  $363,500
                                                              ========

---------------

* Estimated with respect to a typical offering of the Notes.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The following applies to WFS Receivables Corporation 3:

     Section 317(b) of the California Corporations Code (the "Corporations Code") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any "proceeding" (as defined in Section 317(a) of the Corporations Code), other than an action by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that such person is or was a director, officer, employee or other agent of the corporation (collectively, an "Agent"), against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding if the Agent acted in good faith and in a manner the Agent reasonably believed to be in the best interest of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful.

     Section 317(c) of the Corporations Code provides that a corporation shall have power to indemnify any Agent who was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was an Agent, against expenses actually and reasonably incurred by the Agent in connection with the defense or settlement of such action if the Agent acted in good faith and in a manner such Agent believed to be in the best interest of the corporation and its shareholders.

     Section 317(c) further provides that no indemnification may be made thereunder for any of the following: (i) in respect of any matter as to which an Agent shall have been adjudged to be liable to the corporation, unless the court in which such proceeding is or was pending shall determine that such Agent is fairly and reasonably entitled to indemnity for expenses, (ii) of amounts paid in settling or otherwise disposing of a pending action without court approval and (iii) of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.

     Section 317(d) of the Corporations Code requires that an Agent be indemnified against expenses actually and reasonably incurred to the extent the Agent has been successful on the merits in the defense of proceedings referred to in subdivisions (b) or (c) of Section 317.

     Except as provided in Section 317(d), and pursuant to Section 317(e), indemnification under Section 317 shall be made by the corporation only if specifically authorized and upon a determination that indemnification is proper in the circumstances because the Agent has met the applicable standard of conduct, by any of the following: (i) a majority vote of a quorum consisting of directors who are not parties to the proceeding, (ii) if such a quorum of directors is not obtainable, by independent legal counsel in a written opinion,
(iii) approval of the shareholders, provided that any shares owned by the Agent may not vote thereon, or (iv) the court in which such proceeding is or was pending.

     Pursuant to Section 317(f) of the Corporations Code, the corporation may advance expenses incurred in defending any proceeding upon receipt of an undertaking by the Agent to repay such amount if it is ultimately determined that the Agent is not entitled to be indemnified.

     Section 317(h) provides, with certain exceptions, that no indemnification shall be made under Section 317 where it appears that it would be inconsistent with a provision of the corporation's articles, bylaws, a shareholder resolution or an agreement which prohibits or otherwise limits indemnification, or where it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

     Section 317(i) authorizes a corporation to purchase and maintain insurance on behalf of an Agent for liabilities arising by reason of the Agent's status, whether or not the corporation would have the power to indemnify the Agent against such liability under the provisions of Section 317.

     The Bylaws (the "Bylaws") of WFSRC3 ("Registrant") provide for the indemnification of officers and directors of the Registrant, to the maximum extent permitted by the Corporations Code, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was an officer or director of the Registrant, and further provides for the advance to such officer or director of expenses incurred by such officer or director in any such proceeding to the maximum extent permitted by law. The Bylaws also provide that Registrant's Board of Directors may provide for the indemnification of, or advancement of expenses to, other Agents. The Registrant's Articles of Incorporation provide that the liability of directors of the Registrant shall be eliminated to the fullest extent permissible under California law, but contain no specific provisions with respect to the indemnification of, or advancement of expenses to, Agents.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     a. EXHIBITS

 1.1    Form of Underwriting Agreement**
 3.1    Articles of Incorporation of WFS Receivables Corporation 3
 3.2    Bylaws of WFS Receivables Corporation 3
 4.1    Form of Trust Agreement*
 4.2    Form of Indenture*
 5.1 Opinion of Mitchell, Silberberg & Knupp LLP with respect to legality
 8.1 Opinion of Mitchell, Silberberg & Knupp LLP with respect to tax matters
10.1    Form of Reinvestment Contract*
10.2    Form of Sale and Servicing Agreement*
10.5.1  Form of Indemnification Agreement*
10.6    Form of Administration Agreement*
23.1 Consent of Mitchell, Silberberg & Knupp LLP (included as part of Exhibit 5.1)
23.2 Consent of Mitchell, Silberberg & Knupp LLP (included as part of Exhibit 8.1)
24.1    Power of Attorney (included at page II-5)
25.1    Statement of Eligibility and Qualification of Indenture
        Trustee**

---------------
  * This exhibit is incorporated by reference from the WFS Financial 2000-A Owner Trust registration statement on Form S-3 (File No. 333-95233) originally filed on January 24, 2000.

 ** to be filed by amendment or under Form 8-K

     b. FINANCIAL STATEMENT SCHEDULES

     Not applicable.

ITEM 17. UNDERTAKINGS.

     The undersigned Registrant hereby undertakes as follows:

          (a) To provide to the Underwriters at the Closing Date specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to provide prompt delivery to each purchaser.

          (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          (c) For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act will be deemed to be part of this registration statement as of the time it was declared effective.

          (d) For purposes of determining any liability under the Act, each post-effective amendment that contains a form of prospectus will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

          (e) In accordance with Item 512(a) of Regulation S-K, relating to Rule 415 Offerings,

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental changes in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        provided, however, that paragraphs (e)(1)(i) and (e)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, registrant WFS Receivables Corporation 3 certifies that (i) it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and (ii) it reasonably believes that the securities offered under this Registration Statement will be "investment grade securities", as such term is defined under Transaction Requirements B.2 of the Instructions to Form S-3, at the time of sale of such securities, and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 12th day of June, 2001.

                                          WFS RECEIVABLES CORPORATION 3,
                                          originator of
                                          WFS FINANCIAL OWNER TRUSTS

                                          By:     /s/ JOHN L. COLUCCIO
                                            ------------------------------------
                                                      John L. Coluccio
                                                         President

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Thomas A. Wolfe, Joy Schaefer and Guy Du Bose and each of them, his or her true and lawful attorney-in-fact and agent, with full powers of substitution, for him or her and in his or her name, place and stead, in any and all capacities to sign and file any and all amendments, including post-effective amendments, to this Registration Statement, with the Securities and Exchange Commission, granting to said attorney-in-fact full power and authority to perform any other act on behalf of the undersigned required to be done in connection therewith.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                     TITLE                     DATE
                      ---------                                     -----                     ----

                /s/ JOHN L. COLUCCIO                    President and Chief Executive     June 12, 2001
-----------------------------------------------------         Officer, Director
                  John L. Coluccio                      (Principal Executive Officer)

                 /s/ LEE A. WHATCOTT                      Chief Financial Officer,        June 12, 2001
-----------------------------------------------------      Principal Financial and
                   Lee A. Whatcott                           Accounting Officer)

                   /s/ MARK OLSON                                 Director                June 12, 2001
-----------------------------------------------------
                     Mark Olson

                 /s/ J. KEITH PALMER                              Director                June 12, 2001
-----------------------------------------------------
                   J. Keith Palmer

                               INDEX TO EXHIBITS

 1.1    Form of Underwriting Agreement**
 3.1    Articles of Incorporation of WFS Receivables Corporation 3
 3.2    Bylaws of WFS Receivables Corporation 3
 4.1    Form of Trust Agreement*
 4.2    Form of Indenture*
 5.1 Opinion of Mitchell, Silberberg & Knupp LLP with respect to legality
 8.1 Opinion of Mitchell, Silberberg & Knupp LLP with respect to tax matters
10.1    Form of Reinvestment Contract*
10.2    Form of Sale and Servicing Agreement*
10.5.1  Form of Indemnification Agreement*
10.6    Form of Administration Agreement*
23.1 Consent of Mitchell, Silberberg & Knupp LLP (included as part of Exhibit 5.1)
23.2 Consent of Mitchell, Silberberg & Knupp LLP (included as part of Exhibit 8.1)
24.1    Power of Attorney (included at page II-5)
25.1    Statement of Eligibility and Qualification of Indenture
        Trustee**

-------------------------
  * This exhibit is incorporated by reference from the WFS Financial 2000-A Owner Trust registration statement on Form S-3 (File No. 333-95233) originally filed on January 24, 2000.

 ** to be filed by amendment or under Form 8-K